UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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CDK Global, Inc.
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2021 PROXY STATEMENT

and Notice of Annual Meeting of Stockholders

Enabling End-To-End Automotive Commerce

CDKGlobal®

NOTICE OF 2021 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

November 11, 2021	9:00 a.m. central time	www.virtualshareholdermeeting. com/ CDK2021
Notice is hereby given that the 2021 Virtual Annual Meeting of Stockholders of CDK Global, Inc. (the “Company,” “CDK Global,” “us,” “our” or “we”), will be held on November 11, 2021 at 9:00 a.m. central time at www.virtualshareholdermeeting.com/CDK2021 (the “Annual Meeting”). This Annual Meeting will be a completely virtual, live, audio webcast meeting of stockholders. There will be no physical location for stockholders to attend.
The items of business are:
1.	Election of nine nominees named in the proxy statement as directors, each for a term of one year;
2.	An advisory vote to approve compensation of our named executive officers;
3.	An advisory vote to approve the frequency of holding an advisory vote on executive compensation;
4.	Approval of the CDK Global, 2014 Omnibus Award Plan (as amended and restated effective as of November 11, 2021); and
5.	Ratification of the appointment of our independent registered public accountants.
All stockholders of record of our common stock at the close of business on September 17, 2021, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.
September 28, 2021
Hoffman Estates, Illinois

Lee J. Brunz
Executive Vice President, General Counsel and Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING
SEC rules permit companies to furnish proxy materials to their stockholders over the internet. This expedites stockholders’ receipt of proxy materials, lowers annual meeting costs and conserves natural resources. We are therefore mailing stockholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of the proxy statement and our Annual Report on Form 10-K. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials online, vote and (if desired) obtain a paper copy of our proxy materials. The Notice of Internet Availability of Proxy Materials will first be mailed to stockholders on or about October 1, 2021.
YOUR VOTE IS IMPORTANT
Your vote is important, and we urge you to vote as promptly as possible by using the internet, by telephone, or by signing, dating and returning the proxy card mailed to you if you received a paper copy of this proxy statement.

4	VOTING MATTERS
4	CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
6	PROPOSAL 1: ELECTION OF DIRECTORS
7	Director Nominees
12	Majority Voting Standard
12	BOARD COMPOSITION AND REFRESHMENT
12	Director Selection and Board Membership Criteria
12	Board and Committee Self-Assessments
13	Director Orientation and Continuing Education
13	INFORMATION ABOUT OUR EXECUTIVE OFFICERS
14	BOARD AND COMMITTEE GOVERNANCE
14	Best Practices
15	The Board’s Role in Strategy Oversight
16	The Board’s Role in Risk Oversight
16	The Board’s Role in Environmental, Social and Governance Oversight
16	Board Leadership Structure
16	Board Independence
17	Corporate Governance Guidelines and Committee Charters
17	Board Committees
20	Board and Committee Meeting Attendance
20	Executive Sessions
20	Outside Advisors
21	Stockholder Communications
21	Code of Business Conduct and Ethics
22	Corporate Hotline
22	CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
23	COMPENSATION OF NON-EMPLOYEE DIRECTORS
26	OUR ENVIRONMENTAL, SOCIAL AND GOVERNANCE APPROACH
27	COMPENSATION OF NAMED EXECUTIVE OFFICERS
27	Proposal 2: Advisory Vote to Approve Compensation of Named Executive Officers
27	Results of 2020 Stockholder Advisory Vote to Approve Compensation of Named Executive Officers
28	Compensation Discussion and Analysis
45	Compensation Committee Report
46	Compensation Committee Oversight
46	Compensation Tables

60	Pay Ratio Disclosure
61	PROPOSAL 3: ADVISORY VOTE TO APPROVE THE FREQUENCY OF HOLDING AN ADVISORY VOTES ON EXECUTIVE COMPENSATION
62	PROPOSAL 4: ADOPTION OF 2021 OMNIBUS AWARD PLAN
69	AUDIT COMMITTEE MATTERS
69	Proposal 5: Ratify the Appointment of Deloitte as our Independent Registered Public Accounting Firm for Fiscal 2022
69	Independent Accounting Firm Independence and Fee Pre-Approval Policies and Procedures
70	Fees of Independent Accounting Firm
71	Report of the Audit Committee of the Board of Directors
75	OWNERSHIP OF AND TRADING IN OUR STOCK
72	Security Ownership of Certain Beneficial Owners and Management
74	DEADLINES FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
74	Exchange Act Rule 14a-8 Proposals
74	Director Nominations for Inclusion in our Proxy Materials (Proxy Access)
74	Other Proposals and Nominations
75	Additional Requirements
76	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
81	APPENDIX A: CDK GLOBAL, INC. 2014 OMNIBUS AWARD PLAN (AS AMENDED AND RESTATED EFFECTIVE AS OF NOVEMBER 11, 2021)

VOTING MATTERS
Stockholders are being asked to vote on the following matters at the Annual Meeting:
Management Proposal:	For More Information	Board Recommendation	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1. Election of nine nominees named in the proxy statement as directors, each for a term of one year	Page 6	✔ FOR each director nominee	Majority of votes cast	None	None
2. An advisory vote to approve compensation of named executive officers	Page 27	✔ FOR	Majority of shares present and entitled to vote	Against	None
3. An advisory vote to approve the frequency of holding an advisory vote on executive compensation	Page 61	✔ ONE YEAR	Majority of shares present and entitled to vote	Against	None
4. Approval of the CDK Global, Inc. 2014 Omnibus Award Plan (as amended and restated effective as of November 11, 2021)	Page 62	✔ FOR	Majority of shares present and entitled to vote	Against	None
5. Ratification of the appointment of our independent registered public accountants	Page 69	✔ FOR	Majority of shares present and entitled to vote	Against	None
You may cast your vote in any of the following ways:

Internet	Phone	Mail
Visit www.ProxyVote.com. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Call 1-800-690-6903 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this document, other than statements of historical fact, may be forward-looking statements. These statements are based on management’s expectations and assumptions as of the date of this filing and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to, those discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for fiscal 2021 under the heading “Risk

Factors.” We disclaim any obligation to update or revise forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law. As used herein, “CDK Global,” “CDK,” the “Company,” “we,” “our,” and similar terms include CDK Global, Inc. and its consolidated subsidiaries, unless the context indicates otherwise. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

PROPOSAL 1: ELECTION OF DIRECTORS
Upon the recommendation of the nominating and governance committee, the CDK Global Board of Directors (the “Board”) has nominated nine directors for election at the Annual Meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office until our next annual meeting of stockholders or until their successors have been elected and qualified. If any of the nominees should for any reason be unable or unwilling to serve as of the Annual Meeting, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the proxies will be voted for the election of such other person.
The nominating and governance committee and the Board look for current and potential directors collectively to have a mix of skills, experience, qualifications, and attributes that strike the right balance between long-term understanding of our business and fresh external perspectives, and that ensure we have a well-rounded, diverse Board that functions effectively as a unit. Recognizing that the selection of qualified directors is complex and crucial to our long-term success, the Board and the nominating and governance committee have established the Board composition and refreshment processes as described below under “Board Composition and Refreshment.”
All nine of our nominees are seasoned leaders, the majority of whom are or were chief executive officers or other senior executives. Collectively, they bring to the Board a balanced mix of skills, experience, and qualifications gained during their tenure at a wide array of public companies, private companies, non-profits, and other organizations. The following graphics summarize the average age, independence, demographic diversity, skills, experience and qualifications of the nominees, and highlight the balanced mix of skills, experience, and qualifications of the Board as a whole. This high-level summary is not intended to be an exhaustive list of the nominees’ collective skills, experience, and qualifications, or their contributions to the Board. On the following pages we have indicated for each nominee certain of the specific skills, experience, and qualifications that led the nominating and governance committee and the Board to conclude that the nominee should continue to serve as a director.

Average Age

62 Years

90 30 60

Independence

Board Is 89% Independent

Gender and Ethnic Diversity

4

Board is 44% Diverse

Diversity of Skills, Experience and Qualifications

Number	Skill	Percentage
1	Automotive Retail	11%
5	Capital Markets	56%
7	CEO Experience	78%
5	Data Security Oversight	56%
7	Enterprise Risk Management	78%
6	Investor Relations	67%
6	International Diversification	67%
7	M&A / Divestiture	78%
5	Operations BPI /BPO	56%
9	Strategy	100%
7	CEO Succession	78 %
4	Technology / Technologist	44%

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR NOMINEES
The Board and the nominating and governance committee believe that the following director nominees possess the necessary skills, experience, qualifications, and attributes to provide effective oversight of the business and quality advice and counsel to our management to ensure accountability to our stockholders:
Director	Age	Director Since	Primary Occupation	Other Public Boards	Committee(s)
					AC	CC	NGC
Leslie A. Brun, (Chairman)	69	2014	Chairman and Chief Executive Officer of Ariel Alternatives, LLC and Sarr Group, LLC	3
Willie A. Deese	66	2014	Retired Executive Vice President of Merck & Co., Inc.	3		Chair
Amy J. Hillman	56	2014	Former Dean of the W. P. Carey School of Business at Arizona State University				Chair
Brian M. Krzanich	61	2018	President and Chief Executive Officer	2
Stephen A. Miles	53	2014	Chief Executive Officer of The Miles Group				Member
Robert E. Radway	61	2014	Founder and Former Chairman and CEO of NXT Capital		Member	Member
Stephen F. Schuckenbrock	61	2016	Former Chief Executive Officer of CROSSMARK		Member
Frank S. Sowinski	65	2014	Former Chief Financial Officer of Dun & Bradstreet		Chair		Member
Eileen J. Voynick	67	2016	Former Chief Executive Officer of Sparta Systems	1		Member
The following pages present information regarding each director nominee, including information about each nominee’s professional experience, areas of expertise, background, and qualifications that led the Board to nominate him or her for election. The following also includes information about all public company directorships each nominee currently holds.
The Board recommends that you vote FOR the election of the following nominees:

Leslie A. Brun	Chairman and Chief Executive Officer of Ariel Investments, LLC and Sarr Group, LLC

Age 69	Independent Chairman of the Board

Director Since	September 2014

Board Committees	None

Other Public Boards

Broadridge Financial Solutions, Inc. (Chair) Corning, Inc. Merck & Co., Inc. Director Qualification Highlights CEO Experience Capital Markets Investor Relations Enterprise Risk Management
BIOGRAPHY

Mr. Brun is Chairman and Chief Executive Officer of Ariel Alternatives, LLC, which invests in mid-market, scalable businesses that are or will become Black and Latinx owned. He is also Chairman and Chief Executive Officer of Sarr Group, LLC, an investment holding company, since 2006. He is a Senior Advisor to G100 and World 50 and is a member of the Council on Foreign Relations. In addition, he was formerly Managing Director and head of investor relations at CCMP Capital Advisors, LLC, a global private equity firm. He is also the founder and Chairman Emeritus of Hamilton Lane Advisors, a provider of asset management services for which he served as Chief Executive Officer and Chairman from 1991 until 2005. From 1988 to 1991, he was Managing Director and co-founder of the investment banking group of Fidelity Bank in Philadelphia. Mr. Brun has served as a director of Broadridge Financial Solutions, Inc. (“Broadridge”), an investor communications and business process outsourcing provider, since 2007, as Broadridge’s Chairman of the Board from 2011 to 2018, and is currently lead director since 2019. He has served as a director of Merck & Co., Inc. (“Merck”), a health care company, since 2009 and lead director since 2016, and as a director of Corning, Inc., a materials and technology

PROPOSAL 1: ELECTION OF DIRECTORS

company, since July 2018. He served as a director of Hewlett Packard Enterprise Company, a technology solutions provider, from 2015 to 2018, and as a director of Automatic Data Processing, Inc. (“ADP”) from 2003 to 2015 and as ADP’s Chairman of the Board from 2007 to 2015. Mr. Brun’s investment banking and leadership experience provide him with extensive financial and management expertise, and his directorships at other public companies have given him broad experience with governance and other issues facing public companies.

Willie A. Deese	Retired Executive Vice President of Merck & Co., Inc.

Age 66	Independent Director

Director Since	September 2014

Board Committees	Compensation (Chair)

Other Public Boards

Dentsply Sirona Inc. Public Service Enterprise Group, Inc. G1 Therapeutics, Inc. Director Qualification Highlights Operations / BPI / BPO Strategy Enterprise Risk Management
BIOGRAPHY

Mr. Deese has served as an independent director of Dentsply Sirona, a leading manufacturer and distributor of dental and other consumable healthcare products, since 2011, Public Service Enterprise Group, a diversified energy company, since 2016, and G1 Therapeutics, a clinical-stage biopharmaceutical company, since 2018. Mr. Deese served as an Executive Vice President of Merck from 2008 to 2016 and as President of the Merck Manufacturing Division from 2005 to 2016. Mr. Deese also served as Merck’s Senior Vice President of Global Procurement from 2004 to 2005. Prior to joining Merck, Mr. Deese served as Senior Vice President of Global Procurement and Logistics at GlaxoSmithKline and as Vice President of Purchasing, at Kaiser Permanente. In addition to his experience as a director of publicly traded companies, Mr. Deese brings to the Board substantial experience and expertise in both business transformation and strategic oversight and management of complex global operations from his roles at Merck and GlaxoSmithKline.

Amy J. Hillman	Former Dean of the W. P. Carey School of Business at Arizona State University

Age 56	Independent Director

Director Since	September 2014

Board Committees	Nominating and Governance (Chair)

Other Public Boards

None Director Qualification Highlights Strategy Operations/BPI/BPO Investor Relations Data Security Oversight
BIOGRAPHY

Dr. Hillman served as the Dean of the W. P. Carey School of Business at Arizona State University from 2013 to 2021, where she has taught as a Professor since 2006 and as an Associate Professor from 2001 to 2006. She holds a PhD in Strategic Management and is a fellow of the Academy of Management and Strategic Management Society. Dr. Hillman serves on the board of Bashas’, a private grocery store chain with locations in Arizona and New Mexico. Dr. Hillman previously served as a non-director member of the independent governance committee of Amerco, Inc. from 2016 to 2019. In addition to her management skills gained as the leader of one of the largest U.S. business schools and her experience serving public and private company boards of directors, Dr. Hillman brings to the Board expertise in the areas of business strategy and corporate governance, on which she has taught, consulted with major corporations, and conducted research.

PROPOSAL 1: ELECTION OF DIRECTORS

Brian M. Krzanich	President and Chief Executive Officer

Age 61	Director

Director Since	November 2018

Board Committees	None

Other Public Boards

ams AG Electric Last Mile, Inc. Director Qualification Highlights CEO Experience Technology/Technologist Strategy Investor Relations Operations / BPI / BPO Data Security Oversight
BIOGRAPHY

Mr. Krzanich has served as our President and Chief Executive Officer and as a member of our Board of Directors since November 7, 2018. Mr. Krzanich served as the Chief Executive Officer of Intel Corporation from 2013 to June 2018. As Chief Executive Officer, he led Intel’s corporate strategy and operations, including development of Intel’s business model and identification of emerging technologies. Mr. Krzanich joined Intel in 1982, became a corporate Vice President in 2006, and served until 2010 as Vice President and General Manager of Assembly and Test. He was Senior Vice President and General Manager of Manufacturing and Supply Chain from 2010 to 2012. He became Executive Vice President and Chief Operating Officer in 2012, responsible for global manufacturing, supply chain, human resources, and information technology. Mr. Krzanich has served as a member of the supervisory board of ams AG, a designer and manufacturer of advanced sensor solutions, since June 2019 and as a member of the board of directors of Electric Last Mile, Inc., a commercial electric vehicle (EV) solutions company, since June 2021. He previously served on the board of directors of Deere & Company from 2016 to 2018. Mr. Krzanich brings to the Board significant senior leadership, operations, technology, and global strategic experience from his more than 36 years of service with Intel.

Stephen A. Miles	Founder and Chief Executive Officer of The Miles Group

Age 53	Independent Director

Director Since	September 2014

Board Committees	Nominating and Governance

Other Public Boards

None Director Qualification Highlights CEO Experience CEO Succession Strategy
BIOGRAPHY

Mr. Miles has served as the founder and Chief Executive Officer of The Miles Group, a provider of global chief executive officer and board consulting and advisory services (focused on the topics of succession, board and organizational effectiveness, and talent management), since 2012. Previously, Mr. Miles served as Vice Chairman, Leadership Advisory at Heidrick & Struggles, a global executive search and executive leadership consulting firm from 2010 to 2012 and as Managing Partner and Head, Leadership Advisory for Heidrick & Struggles from 2005 to 2010, where he was responsible for managing its global Leadership Advisory Services business. Mr. Miles specializes in chief executive officer succession and brings to the Board substantial expertise in leadership selection, succession planning and organizational effectiveness from his roles at Heidrick & Struggles and The Miles Group.

PROPOSAL 1: ELECTION OF DIRECTORS

Robert E. Radway	Founder and Chairman of NXT Capital

Age 61	Independent Director

Director Since	September 2014

Board Committees	Audit, Compensation

Other Public Boards

None Director Qualification Highlights CEO Experience Capital Markets Strategy
BIOGRAPHY

Mr. Radway is the former Chairman and CEO of NXT Capital, a middle-market lender and asset manager with approximately $10 billion in assets under management. He founded NXT Capital in 2010 and served as its Chairman and CEO until December 2020 and Chairman until October 2021. In August 2018, NXT Capital was acquired by ORIX Corporation USA, a wholly owned subsidiary of ORIX Corporation, a publicly traded, diversified financial services company headquartered in Tokyo, Japan. From 2001 to 2008, Mr. Radway served as Managing Director and President of Merrill Lynch Capital, the commercial finance unit of Merrill Lynch Bank USA that, prior to its sale in 2008, had owned and managed assets in excess of $30 billion. Prior to his service with Merrill Lynch Capital, Mr. Radway held senior positions with Heller Financial, Inc., including Executive Vice President of Corporate Strategy and Development responsible for the company’s strategic planning, business development, and M&A worldwide. Mr. Radway’s roles as the chief executive of NXT Capital and as president of Merrill Lynch Capital have provided him with extensive executive management, operational, and business strategy experience. He brings to the board the ability to analyze and oversee financial reporting and performance, as well as expertise in capital markets and financing initiatives, corporate strategy, and human resource development and retention.

Stephen F. Schuckenbrock	Former Chief Executive Officer of CROSSMARK Inc.

Age 61	Independent Director

Director Since	September 2016

Board Committees	Audit

Other Public Boards

None Director Qualification Highlights Technology / Technologist Strategy CEO Experience Data Security Oversight
BIOGRAPHY

Mr. Schuckenbrock served as the Chief Executive Officer of CROSSMARK Inc., a leading provider of sales, marketing and merchandising services for manufacturers and retailers, from December 2014 to August 2019. Prior to joining CROSSMARK, he was the Chief Executive Officer of Accretive Health, and prior to that held numerous leadership positions at Dell. His career also includes management positions at EDS, IBM, PepsiCo and Frito Lay. He served as a director of Micro Focus International from 2016 to 2017, and has served on a number of boards, including Compuware, Staples, and AT Kearney. Mr. Schuckenbrock also served on the advisory boards of Texas Christian University and Enactus, an international non-profit that inspires students to improve the world through entrepreneurial action. As a result of his executive positions at CROSSMARK and other technology organizations, as well as his significant board experience, Mr. Schuckenbrock provides the Board with extensive and relevant board, executive leadership, sales and marketing, and technology industry experience.

PROPOSAL 1: ELECTION OF DIRECTORS

Frank S. Sowinski	Former Chief Financial Officer of Dun & Bradstreet

Age 65	Independent Director

Director Since	September 2014

Board Committees	Audit (Chair)

Other Public Boards

None Director Qualification Highlights Technology / Technologist Strategy Enterprise Risk Management Data Security Oversight
BIOGRAPHY

Mr. Sowinski served as the lead independent director, and as a member of the nominating and corporate governance and audit committees of Buckeye GP LLC, general partner of Buckeye Partners, L.P., a publicly-traded master limited partnership that provides mid-stream energy logistics services from 2006 to 2019. Since 2006, Mr. Sowinski has served as an operating executive for MidOcean Partners, a private equity firm that identifies, invests in, and manages portfolio companies focusing on business, information, and marketing services. In his capacity as an operating executive for MidOcean Partners, Mr. Sowinski previously served as Vice Chairman of The Allant Group, Inc. a marketing services group, and also previously served as Vice Chairman of Pre-Paid Legal Services, Inc. dba LegalShield, a specialized legal service products company. In 2002, he served as Chief Financial Officer of PricewaterhouseCoopers Consulting, a global consulting firm. Previously, Mr. Sowinski spent 17 years with the Dun & Bradstreet Corporation, where he served in numerous positions including Chief Financial Officer of the Dun & Bradstreet Corporation, as well as Executive Vice President of Global Marketing and President of the D&B Operating Company. Mr. Sowinski’s numerous operating roles have provided him with broad managerial and operational expertise. In addition, his extensive experience in financial management, including his roles as Chief Financial Officer of the Dun & Bradstreet Corporation and PricewaterhouseCoopers Consulting, provide him with expertise in enterprise risk management, corporate financial management, and financial reporting.

Eileen J. Voynick	Former Chief Executive Officer of Sparta Systems

Age 67	Independent Director

Director Since	September 2016

Board Committees	Compensation

Other Public Boards

Skydeck Acquisition Corp. Director Qualification Highlights Technology / Technologist Strategy CEO Experience Enterprise Risk Management Data Security Oversight
BIOGRAPHY

Ms. Voynick served as Chief Executive Officer of Sparta Systems, a leading provider of enterprise-quality management software solutions, from 2011 to 2018. Prior to joining Sparta Systems, she served as the Chief Operating Officer at Allscripts. Before Allscripts, she served as Executive Vice President of global sales, services, and support at Misys and served in various management positions at Oracle, SAP, Siebel Systems, Gartner, Ariba and Accenture. Ms. Voynick has served as a member of the board of Skydeck Acquisition Corp., a company incorporated for the purpose of effecting a business combination, since May 2021. She previously served as a director at AdvancedMD from 2016 to 2018, as the Chair of the Board of Trustees at Philadelphia University from 2013 to 2020, as a member of the Board of Trustees and Executive Committee of Jefferson Health from 2017 to 2020, and as the Chair of the Board of Trustees of Thomas Jefferson University from 2017 to 2020. As a result of her executive experience with Sparta Systems, as well as her positions as a senior executive at other technology and consulting

PROPOSAL 1: ELECTION OF DIRECTORS

organizations, Ms. Voynick provides the Board with extensive and relevant executive leadership, software, sales and service, and technology industry experience.
MAJORITY VOTING STANDARD
Our by-laws provide that directors are elected by a majority of votes cast unless the number of nominees exceeds the number of directors to be elected, in which case directors are elected by a plurality of votes cast. A majority of votes cast means that the number of shares voted “for” a director exceeds the number of votes cast “against” the director; abstentions are not counted either “for” or “against.” If an incumbent director in an uncontested election fails to receive a majority of votes cast for his or her election, the director is required to offer to tender his or her resignation to the Board for consideration by the nominating and governance committee. The nominating and governance committee will make a recommendation to the Board as to whether to accept or reject the resignation or to take other action. The Board is required to review and act on this recommendation within 90 days of the date of the certification of election results.
BOARD COMPOSITION AND REFRESHMENT
DIRECTOR SELECTION AND BOARD MEMBERSHIP CRITERIA
Recognizing that the selection of qualified directors is complex and crucial to our long-term success, the nominating and governance committee has established director selection and membership criteria for membership on the Board. When considering current directors for re-nomination to the Board, the nominating and governance committee assesses changes to any director’s skills, experience, qualifications, and attributes, including their independence, and takes into account the performance of each director, which is part of the committee’s annual Board evaluation process. The nominating and governance committee then recommends actions for the Board to consider and adopt as it sees fit.
The nominating and governance committee has not established specific minimum age, education, skill, experience, or qualification requirements for potential members. Instead, the nominating and governance committee reviews the composition of the Board in light of the Company’s current challenges and needs and the current challenges and needs of the Board. Based on this review, the Board then determines whether it may be appropriate to add or remove individuals after considering, among other things, the need for audit committee expertise and issues of independence, viewpoint and demographic diversity, judgment, character, reputation, age, skills, education, training, background, and experience. All potential candidates should also possess the following personal characteristics: (i) business community respect for his or her integrity, ethics, principles, insights, and analytical ability; and (ii) ability and initiative to frame insightful questions, speak out, and challenge questionable assumptions and disagree without being disagreeable. The nominating and governance committee values viewpoint and demographic diversity as a factor in selecting nominees to serve on the Board and considers the criteria noted above in selecting nominees for directors, including members with diverse demographic attributes, and members from diverse backgrounds who combine a broad spectrum of experience and expertise. The nominating and governance committee believes that the Board, as currently constituted, is well-balanced and that it fully and effectively addresses our needs.
Nominations of candidates for the Board by our stockholders for consideration at our 2022 Annual Meeting of Stockholders are subject to the deadlines and other requirements described below under “Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.”.
BOARD AND COMMITTEE SELF-ASSESSMENTS
The nominating and governance committee oversees an annual self-assessment process, whereby each director is surveyed to obtain his or her evaluation of the Board as a whole and the committees on which he or she serves. The surveys solicit ideas from the directors about, among other things, improving quality of Board and committee discussions on key matters, and identifying specific issues which should be discussed in the future. After these evaluations are complete, our general counsel summarizes the results, provides a preview for the Chairman of the Board and the Chair of each committee and then submits the summaries for discussion by the nominating and governance committee. If necessary, action plans are developed by the nominating and governance committee and recommended for discussion by the full Board.

PROPOSAL 1: ELECTION OF DIRECTORS

In addition, as part of the annual self-assessment process, the nominating and governance committee facilitates structural sessions in which directors are encouraged to provide feedback on the performance of their peers. The Chairman of the Board and/or the Chair of the nominating and governance committee communicate relevant feedback to each director and take further action as they deem appropriate.
DIRECTOR ORIENTATION AND CONTINUING EDUCATION
The nominating and governance committee oversees our orientation programs for new directors and continuing education programs for directors.
Each new director, after joining the Board, is provided with orientation regarding the Board and the Company’s operations. As part of this orientation, each new director has an opportunity to meet with members of our senior management team.
Directors are also provided with continuing education on various subjects that will assist them in discharging their duties. Such continuing education may include presentations by our management, the Board’s outside advisors or other third party experts on our business, information security and system disruption, compliance efforts, applicable legal, regulatory or other developments or other matters as the Board, or the nominating and governance committee in its oversight of the Board’s continuing education program, may deem appropriate.
INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The executive officers of the Company, their ages, and positions are as follows:
Name	Age*	Position(s)
Brian M. Krzanich	61	President, Chief Executive Officer and Director
Eric J. Guerin	50	Executive Vice President, Chief Financial Officer
Joseph A. Tautges	45	Executive Vice President, Chief Operating Officer
Mahesh Shah	44	Executive Vice President, Chief Product & Technology Officer
Lee J. Brunz	51	Executive Vice President, General Counsel and Secretary
Amy W. Byrne	50	Executive Vice President, Chief Human Resources Officer
*	As of June 30, 2021
Brian M. Krzanich has served as our President and Chief Executive Officer and as a member of our Board of Directors since November 7, 2018. Mr. Krzanich served as the Chief Executive Officer of Intel Corporation from 2013 to June 2018. As Chief Executive Officer, he led Intel’s corporate strategy and operations, including development of Intel’s business model and identification of emerging technologies. Mr. Krzanich joined Intel in 1982, became a corporate Vice President in 2006, and served until 2010 as Vice President and General Manager of Assembly and Test. He was Senior Vice President and General Manager of Manufacturing and Supply Chain from 2010 to 2012. He became Executive Vice President and Chief Operating Officer in 2012, responsible for global manufacturing, supply chain, human resources, and information technology. Mr. Krzanich has served as a member of the supervisory board of ams AG, a designer and manufacturer of advanced sensor solutions, since June 2019 and as a member of the board of directors of Electric Last Mile, Inc., a commercial electric vehicle (EV) solutions company, since June 2021. He previously served on the board of directors of Deere & Company from 2016 to April 2018.
Eric J. Guerin has served as our Executive Vice President, Chief Financial Officer since January 18, 2021. Prior to joining CDK, Mr. Guerin served as division vice president and sector Chief Financial Officer, Corning Glass Technologies for Corning Incorporated from September 2016 to January 2021. Throughout his career, Mr. Guerin has held various leadership roles, including vice president, Finance and Chief Financial Officer, Aftermarket Services and Solutions at Flowserve Corporation; vice president, Finance, Global R&D, Alcon Division at Novartis; and finance director, WWR&D and New Business Development, Ethicon at Johnson & Johnson. Mr. Guerin has

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served as a member of the board of directors of Natus Medical Incorporated, a medical device solutions company, since August 2021. Mr. Guerin holds a Bachelor of Science in Accounting with a minor in Economics from the College of Staten Island and a Master of Business Administration from St. John’s University. Mr. Guerin has also earned his CPA and CMA designations (both inactive).
Joseph A. Tautges has served as our Executive Vice President, Chief Operating Officer since January 18, 2021, and served as our Executive Vice President, Chief Financial Officer from August 9, 2017 to January 17, 2021. Prior to joining CDK, Mr. Tautges served as Chief Financial Officer of the $18 billion Enterprise Services segment of Hewlett Packard Enterprise (“HPE”) from May 2014 to April 2017. While at HPE, he led a transformation initiative which enabled significant margin expansion and improved free cash flow resulting in the spin-merger of Enterprise Services with Computer Science Corporation to form DXC Technology Company. Prior to HPE, Mr. Tautges held various levels of increasing responsibility in both operations and financial management with Sears Holdings from 2011 to 2014 and Aon Hewitt from 2002 to 2011. Mr. Tautges is a Certified Public Accountant.
Mahesh Shah has served as our Executive Vice President, Chief Product & Technology Officer since April 22, 2019. Previously, Mr. Shah was Senior Vice President and General Manager of Application Services & Business Process Services at DXC Technology Company until April 2019. He served as Vice President and General Manager of Business Process Services at DXC Technology, including both the current portfolio of service offerings and next-generation business process services at DXC Technology Company until 2018. Previously, Mr. Shah served as General Manager and Vice President of Acquisition and Divestiture, IT Consulting Services at Hewlett Packard Enterprise. Prior to DXC Technology, Mr. Shah spent 16 years, in various roles at HPE including building a consulting organization focused on M&A, serving as chief information officer, vice president, Product R&D and IT, and executive director, Security Product Management and Development.
Lee J. Brunz has served as our Executive Vice President, General Counsel and Secretary since October 2014. Prior to October 2014, Mr. Brunz served as Vice President, Counsel for the Digital Marketing business of the Dealer Services division of ADP since Dealer Services’ 2010 acquisition of Cobalt Holding Company (“Cobalt”). Prior to joining the Dealer Services division of ADP, he served as Vice President, Finance & General Counsel of Cobalt from 2008 to 2010 and as Vice President & General Counsel of Cobalt from 2004 to 2008.
Amy W. Byrne has served as our Executive Vice President, Chief Human Resources Officer since June 5, 2017. Prior to joining CDK, Ms. Byrne served as Vice President, Human Resources, Latin America for Avon Products from 2011 to 2016 and as Vice President, Corporate Human Resources and Global Compensation and Benefits for Avon Products from 2006 to 2011.
BOARD AND COMMITTEE GOVERNANCE
We have robust policies and procedures for our directors and management and our commitment to good corporate governance is integral to our business. Our key governance practices are described below.
BEST PRACTICES
Board Practices
•	8 of 9 director nominees are independent
•	Diverse Board in terms of gender, ethnicity, experience, skills and tenure (44% of directors are women or ethnically diverse)
•	Careful director nominee evaluation and selection process
•	Robust director orientation and ongoing director education programs
•	Annual election of directors with majority voting standard and director resignation policy for uncontested elections
•	Annual Board, committee and director evaluations
•	Independent non-executive Chairman of the Board with expansive duties

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•	Limit on outside directorships
•	Fully independent audit, compensation, and nominating and governance committees
•	Regular executive sessions of independent directors
•	Comprehensive Board and committee oversight of the Company’s strategy and risk management
•	Stock ownership requirements for directors
Stockholder Matters
•	Active stockholder engagement
•	One class of shares with each share entitled to one vote
•	Annual say-on-pay advisory vote
•	Proxy access right for stockholders (3% ownership threshold held continuously for 3 years / 2 director nominees or 20% of the Board / 20 stockholder aggregation limit)
Other Best Practices
•	Stock ownership guidelines for executive officers
•	Anti-hedging, anti-short sale and anti-pledging policies
•	Clawback policy for equity and cash incentive compensation applicable to all employees
•	Code of Business Conduct and Ethics applicable to all employees and directors with annual acknowledgment by employees and compliance certification for directors
THE BOARD’S ROLE IN STRATEGY OVERSIGHT
A key component of the Board’s role is to provide guidance on and oversight of the Company’s strategy. In connection with these responsibilities, the Board has an obligation to keep informed about the Company’s business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independently the Board’s decision-making authority on matters of importance to the Company. Acting as a full Board and through the Board’s three standing committees, the Board is directly involved in the Company’s strategic planning process.
Each year senior management convenes to review and refine the Company’s overall corporate strategy. Strategic areas of importance and specific operating priorities are identified, which, in turn inform the Company’s long-range planning. Some of the priorities will be short-term in focus; others will be based on longer time horizons. Senior management then reviews the conclusions reached with the Board at one or more meetings. These meetings involve both management presentations and input from the Board regarding the assumptions, priorities and strategies that form the basis for management’s operating plans.
At subsequent Board meetings, the Board continues to review the Company’s progress against its strategic priorities and to exercise oversight and decision-making authority regarding strategic areas of importance and associated authorizations. For example, in the summer, the Board typically reviews the Company’s overall annual performance and considers the operating budget and capital plan for the coming fiscal year. In this time period, the Board also usually finalizes specific criteria against which the Company’s performance will be evaluated. In addition, Board meetings held throughout the year target areas of the business for extended, focused Board input and discussion. These time frames are flexible, however, and the Board adjusts its meeting agendas and plans to reflect business priorities and developments.
The oversight and input provided is integral to the development and review of the Company’s strategy and operating plans. Through this rigorous and interactive process, the Board encourages the long-term success of the Company by exercising sound and independent business judgment on the strategic issues that are important to the Company’s business.

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THE BOARD’S ROLE IN RISK OVERSIGHT
The Board provides oversight with respect to our enterprise risk assessment and risk management activities that are designed to identify, prioritize, assess, monitor, and mitigate the various risks we confront, including risks that are related to the execution of our operational and financial strategy, risks related to information security, cybersecurity, and system disruption, and other inherent and exogenous risks to our business, operations or prospects. The Board performs this oversight function periodically as part of its meetings and also through its three committees, each of which examines various components of enterprise risk as part of its assigned responsibilities. The committees report on risk oversight matters directly to the Board on a regular basis. Management is responsible for establishing and supervising day-to-day risk management processes and reporting to the Board and its committees as necessary.
The compensation committee oversees risks related to compensation matters. The nominating and governance committee oversees risks associated with Board structure and other governance policies and practices. The audit committee focuses on financial risks, including reviewing with management, our internal auditors, and our independent auditor our major financial risk exposures, the adequacy and effectiveness of internal control over financial reporting, and the steps management has taken to monitor and control financial risk exposures. In addition, the audit committee reviews risks related to our financial reporting, and compliance with other applicable laws, regulations, and ethical standards. The audit committee regularly receives, reviews, and discusses with management presentations and analyses on various risks we confront.
THE BOARD’S ROLE IN ENVIRONMENTAL, SOCIAL AND GOVERNANCE OVERSIGHT
The Board provides oversight with respect to our Environmental, Social and Governance (“ESG”) activities and policies that are designed to foster a culture that helps to attract and retain diverse and talented employees, reinforce our longstanding status as a good corporate citizen and our commitment to being a trusted and valued member of our communities and a responsible steward of our finite natural resources. The nominating and governance committee oversees Board diversity as a component of its director selection process. The compensation committee supports our ESG activities through the inclusion of diversity goals in its performance criteria for management’s incentive compensation plans. Management engages with a cross-functional group of employees on ESG matters such as sustainability strategy, policies and programs and reports on these matter directly to the Board.
BOARD LEADERSHIP STRUCTURE
Our corporate governance principles do not require the separation of the roles of Chairman of the Board and Chief Executive Officer because the Board believes that effective board leadership can depend on the skills and experience of, and personal interaction between, people in leadership roles. The Board is currently led by Mr. Brun, our independent non-executive Chairman of the Board. Mr. Krzanich, our President and Chief Executive Officer, serves as a member of the Board. The Board believes this leadership structure is in the best interests of our stockholders at this time. While this structure is not required, we believe that separating these positions allows our Chief Executive Officer to focus on developing and implementing our business plans and supervising our day-to-day business operations, and allows our Chairman of the Board to lead the Board in its oversight, advisory, and risk management roles.
BOARD INDEPENDENCE
The Board is currently composed of eight non-employee directors and one employee director. The Board has established that nine directors will be the number that will constitute the full Board at the time of the Annual Meeting. Under our Corporate Governance Guidelines and the NASDAQ Stock Market (“NASDAQ”) listing standards, at least a majority of our Board must be independent. The Board’s standards of director independence are consistent with the NASDAQ listing standards. Directors meeting these standards are considered to be “independent.” The Board has affirmatively determined that all directors other than Mr. Krzanich meet these

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standards and are, therefore, considered to be independent directors. Mr. Krzanich is not considered an independent director because he is the current President and Chief Executive Officer of the Company. Based on these standards, all current members of the audit, compensation, and nominating and governance committees are independent.
CORPORATE GOVERNANCE GUIDELINES AND COMMITTEE CHARTERS
The Board has adopted Corporate Governance Guidelines. These guidelines address items such as the standards, qualifications, and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. The guidelines are subject to periodic review by the Board and to modification from time to time by the Board. The guidelines together with the charters of each of the Board’s audit, compensation, and nominating and governance committees are available under “Corporate Governance” in the “Investor Relations” section of our website at cdkglobal.com.
BOARD COMMITTEES
The Board has three standing committees: audit, compensation, and nominating and governance. The table below indicates the members of each Board committee.
	Audit	Compensation	Nominating and Governance
Willie A. Deese
Amy J. Hillman
Stephen A. Miles
Robert E. Radway	E
Stephen F. Schuckenbrock	E
Frank S. Sowinski	E
Eileen J. Voynick
= Committee Chair
E = Financial Expert

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AUDIT COMMITTEE	PRINCIPAL FUNCTIONS

Met nine times in fiscal 2021 Current Committee Members Frank S. Sowinski (Chair) Robert E. Radway Stephen F. Schuckenbrock	•
Oversee our accounting and financial reporting processes and related internal controls, the audit of our financial statements, and other matters as mandated under applicable laws, rules, and regulations;

•
Appoint, compensate, retain, and oversee the work of our independent auditor (including resolution of disagreements between management and our independent auditor regarding financial reporting), including for the purpose of preparing its audit report;

•
Review in advance and pre-approve all audit or non-audit services to be provided by our independent auditor, as permitted by Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to approve all related fees and other terms of engagement;

	•	Review disclosures required to be included in our periodic reports filed under the Exchange Act;
	•	Review the performance of the internal auditors and our independent auditor, including the lead audit partner, on at least an annual basis;
	•	Review and advise on the appointment, replacement, or dismissal of our Chief Audit Executive; and
	•	Review, approve or ratify related persons transactions pursuant to our Related Persons Transactions Policy.

FINANCIAL EXPERTISE AND INDEPENDENCE

The Board has determined that all of the members of our audit committee satisfy the independence, financial sophistication, experience, and expertise requirements of our Corporate Governance Guidelines, Section 10A-3 of the Exchange Act, the applicable NASDAQ listing standards, and all other applicable regulatory requirements currently in effect.

The Board has also determined that all of the members of our audit committee qualify as an “audit committee financial expert” as such term is defined under the rules and regulations of the SEC.

REPORT

The audit committee report is set forth beginning on page 71 of this proxy statement.

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COMPENSATION COMMITTEE	PRINCIPAL FUNCTIONS

Met five times in fiscal 2021 Current Committee Members Willie A. Deese (Chair) Robert E. Radway Eileen J. Voynick	•	Evaluate our Chief Executive Officer’s performance and set the Chief Executive Officer’s compensation based on such evaluation;
	•	Evaluate our other executive officers’ performance and set their compensation based on such evaluations;
	•	Review and approve the performance targets for the Company’s performance-based cash and equity incentive plans; and
	•	Review and evaluate our compensation plans, policies, and programs for our executive officers.

INDEPENDENCE

The members of our compensation committee all satisfy the independence requirements of our Corporate Governance Guidelines, the applicable NASDAQ listing standards and all other applicable regulatory requirements currently in effect.

REPORT

The compensation committee report is set forth on page 45 of this proxy statement
COMPENSATION ADVISOR
The compensation committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent external advisor. The compensation committee reviewed its relationship with FW Cook, considered FW Cook’s independence and the existence of potential conflicts of interest, and determined that the work of FW Cook did not raise any conflicts of interest and that FW Cook was independent in fiscal 2021. In making this assessment, the compensation committee considered various factors, including the independence factors enumerated in the compensation committee’s charter, Rule 10C-1(b) under the Exchange Act, and applicable NASDAQ listing standards.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Willie Deese, Robert Radway, and Eileen Voynick served on the compensation committee for all of fiscal 2021. No member of the compensation committee is now, or was during fiscal 2021, an officer or employee of ours, and none of our executive officers serves, or served during fiscal 2021, as a director or member of a compensation committee of any entity that has one or more executive officers serving as a member of the Board or compensation committee. No member of the compensation committee had any relationship with us or any of our subsidiaries during fiscal 2021 pursuant to which disclosure would be required under our Related Persons Transactions Policy or applicable SEC rules pertaining to the disclosure of transactions with related persons.

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NOMINATING AND GOVERNANCE COMMITTEE	PRINCIPAL FUNCTIONS

Met four times in fiscal 2021 Current Committee Members Amy J. Hillman (Chair) Stephen A. Miles Frank S. Sowinski	•	Identify individuals qualified to become members of the Board;
	•	Recommend to the Board director nominees;
	•	Review director compensation and recommend director compensation level to the Board for approval;
	•	Develop and recommend to the Board amendments to the Corporate Governance Guidelines;
	•	Oversee the evaluation of the Board and its members; and
	•	Develop and recommend to the Board succession plans for the Chief Executive Officer and other executive officers.

INDEPENDENCE

The members of our nominating and governance committee all satisfy the independence requirements of our Corporate Governance Guidelines, the applicable NASDAQ listing standards, and all other applicable regulatory requirements currently in effect.

BOARD AND COMMITTEE MEETING ATTENDANCE
During fiscal 2021, the Board held seven meetings, the audit committee held nine meetings, the compensation committee held five meetings, and the nominating and governance committees held four meetings. Overall attendance at such meetings was approximately 99%. All of our directors attended at least 75%, in the aggregate, of the meetings of the Board and the committees of which they were members during the periods that they served on the Board during fiscal 2021. It is also our policy that our directors attend the Annual Meeting. All directors attended the 2020 Annual Meeting.
EXECUTIVE SESSIONS
Executive sessions of the non-management directors are held during each Board meeting and the majority of committee meetings. Mr. Brun, our independent non-executive Chairman of the Board, presides at each executive session of the Board.
OUTSIDE ADVISORS
The Board and each of its principal committees may retain independent legal, financial, or other advisors of their choosing at our expense. The Board does not need to obtain management’s consent to retain outside advisors. In addition, the three principal committees do not need to obtain either the Board’s or management’s consent to retain outside advisors.

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STOCKHOLDER COMMUNICATIONS
Engagement and transparency with our stockholders provide us with useful feedback on a wide variety of topics, including governance, compensation, stockholder communication, Board composition, stockholder proposals, business performance, and operations. This information is shared regularly with our management and the Board and considered in the processes that set the governance practices and our strategic direction. We also use stockholder feedback to better tailor the public information we provide to address the interests and inquiries of our stockholders.
We interact and communicate with our stockholders through a number of forums, including quarterly earnings presentations, SEC filings, annual meetings, investor conferences, and web communications.
In addition, the Board has endorsed the Shareholder-Director Exchange (“SDX”) Protocol as a guide for effective, mutually beneficial engagement between our stockholders and directors. The Board believes that management should speak for the Company and that the Chairman of the Board should speak for the Board.
In order to provide our stockholders and other interested parties with a direct and open line of communication to the Board, we have adopted the following procedures for communications to directors. Stockholders and other interested persons may communicate with the Board by written communications addressed in care of Lee J. Brunz, our Secretary, at CDK Global, Inc., 1950 Hassell Road, Hoffman Estates, IL 60169.
All communications received in accordance with these procedures will be reviewed initially by our Secretary who will relay all such communications to the appropriate director or directors unless it is determined that the communication: (i) does not relate to our business or affairs or the functioning or constitution of the Board or any of its committees; (ii) relates to routine or insignificant matters that do not warrant the attention of the Board; (iii) is an advertisement or other commercial solicitation or communication; (iv) is frivolous or offensive; or (v) is otherwise not appropriate for delivery to directors.
The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable laws and regulations relating to the disclosure of information.
The Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Board will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.
In addition, anyone who has a concern about the Company’s conduct or about the Company’s accounting, internal accounting controls or auditing matters may communicate those concerns directly to the audit committee. Such communications may be confidential or anonymous and may be submitted electronically, by phone or in writing to:
•	The Company’s Ethics Hotline at (844) 977-0002; CDK Global, Inc., 1950 Hassell Road, Hoffman Estates, IL 60169; or online via the Internet at cdkglobal.ethicspoint.com; or
•	The Legal Department at (847) 397-1700 (ask to speak to the general counsel or other attorney designated to handle ethics matters); or
•	The audit committee in writing to the attention of the Audit Committee of CDK Global, Inc., 1950 Hassell Road, Hoffman Estates, IL 60169.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to our executive officers, directors, and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, and persons performing similar functions. The Code of Ethics may be viewed on our website at www.cdkglobal.com under “Corporate Governance” in the “Investor Relations” section. In the event we amend or waive any of the provisions of the Code of Ethics applicable to any of our directors, our principal executive officer, principal financial officer, principal accounting officer, controller, and persons performing similar

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functions that relates to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K under the Exchange Act, we intend to disclose these actions on our website within four business days following the date of the amendment or waiver. No such waivers were made during fiscal 2021.
Our credibility and reputation depend upon the good judgment, ethical standards, and personal integrity of each director, executive officer, and employee and we expect them to conduct themselves with the highest degree of integrity, ethics, and honesty. In order to better protect us and our stockholders, we regularly review our Code of Ethics and related policies to ensure that they provide clear guidance to our directors, executive officers, and employees.
CORPORATE HOTLINE
We have established an independent CDK Global Ethics Hotline, utilizing a global internet and telephone information and reporting service, to allow any employee, director, or vendor to confidentially and anonymously: (i) ask questions about our Code of Ethics and other ethics and compliance issues; and (ii) submit a report or complaint about any potential accounting, internal control, auditing, Code of Ethics, or other violation or matter of concern (unless prohibited by local privacy laws in the jurisdiction of the reporting employee, in which case an alternate inquiry and reporting system has been implemented).
CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
We have adopted a written Related Persons Transactions Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification, and disclosure of all related person transactions by our audit committee. In accordance with the policy, our audit committee has overall responsibility for implementation of and compliance with the policy. A “related person” means a director, executive officer, or beneficial holder of more than 5% of our outstanding common stock, or any immediate family member of the foregoing, as well as any entity at which any such person is employed, is a partner or principal (or holds a similar position), or is a beneficial owner of a 10% or greater direct or indirect equity interest. Our directors and executive officers must inform our general counsel at the earliest practicable time of any plan to engage in a potential related persons transaction. For purposes of the policy, a “related persons transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are, or will be a participant and the amount involved exceeded, exceeds, or will exceed $120,000 and in which any related person (as defined in the policy) had, has, or will have a direct or indirect material interest. A “related persons transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by the Board, the compensation committee, or a group of independent directors performing a similar function. Further, we have determined that “related persons transactions” do not include transactions in which the related person’s interest derives solely from his or her service as a director of another entity that is a party to the transaction.
The policy requires that notice of a proposed related persons transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related persons transaction, the proposed transaction will be submitted to our audit committee for consideration at its next meeting or, in those instances in which the legal department, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for us to wait until the next audit committee meeting, to the Chair of the audit committee. Under the policy, our audit committee or the Chair of the audit committee, as applicable, may approve only those related persons transactions that: (i) are in our best interests; or (ii) are not inconsistent with our best interests. In the event that we become aware of a related persons transaction that has not been previously reviewed, approved, or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the audit committee or Chair of the audit committee so that it may determine whether to ratify, rescind, or terminate the related persons transaction.
The policy also provides that the audit committee will review certain previously approved or ratified related persons transactions that are ongoing to determine whether the related persons transaction remains in our best interests and the best interests of our stockholders.

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Additionally, we make periodic inquiries of directors and executive officers with respect to any potential related persons transaction of which they, or any of their immediate family members, may be a party or of which they may be aware.
RELATED PERSONS TRANSACTIONS
There were no related persons transactions during fiscal 2021.
COMPENSATION OF NON-EMPLOYEE DIRECTORS
The compensation program for non-employee directors is designed to: (i) fairly pay directors for the work required at a company of our size and scope; (ii) align directors’ interests with the long-term interests of our stockholders; and (iii) be simple, transparent, and easy for our stockholders to understand.
OVERVIEW
For the service year beginning immediately after the 2020 Annual Meeting, our non-employee directors received annual compensation (cash + equity) as shown in the table below. There are no additional meeting fees. The Chairman of the Board and the Chairperson of each Board committee receive additional compensation due to the workload and broad responsibilities of these positions.
All non-employee directors	$300,000
Chairman of the Board*	$150,000
Chair of the audit committee*	$20,000
Chair of the compensation committee*	$15,000
Chair of the nominating and governance committee*	$10,000
*	The Chairman’s retainer and each committee Chair retainer are paid in addition to the regular retainer amount for all non-employee directors.
FORM AND TIME OF PAYMENT
Of the $300,000 retainer, $185,000 is paid in the form of restricted stock units (“RSUs”) and $115,000 is paid in cash. 100% of the committee Chair compensation is paid in cash. One-half of the additional $150,000 paid to the Chairman is paid in cash and one-half in the form of mandatory deferred stock units (“DSUs”).
Cash retainer payments are paid quarterly in arrears beginning with the quarter following the effective date of appointment, and subsequently, beginning with the quarter following each annual meeting. Each year the first quarterly cash payment must be received as cash, but directors may elect on or about the date of each annual meeting to receive some or all of the remaining three quarterly payments in the form of DSUs. Equity awards, including mandatory and elective DSUs for the coming year, are granted in full on or about the date of each annual meeting.
HOW NON-EMPLOYEE DIRECTOR RSUs WORK
The restricted period with respect to the RSUs lapses on the earlier of one year from the grant date and the date of our next annual meeting of stockholders. Upon the lapse of the restricted period, the RSUs convert to DSUs. No dividends or divided equivalents are paid or earned with respect to RSUs during the restricted period. Non-employee directors do not have any voting rights with respect to their RSUs or the converted DSUs.

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HOW NON-EMPLOYEE DIRECTOR DSUs WORK
DSUs are fully vested when credited to a director’s account. When a dividend is paid on our common stock, each director’s account is credited with a dividend equivalent in an amount equal to the cash dividend. When a director ceases to serve on the Board, such director will receive a number of shares of common stock equal to the number of DSUs in such director’s account and a cash payment equal to the dividend equivalents accrued, without interest. Non-employee directors do not have any voting rights with respect to their DSUs.
CHANGES TO DIRECTOR COMPENSATION
The nominating and governance committee periodically (and at least every two years) reviews director compensation and recommends any changes to the Board for approval. In its review, the nominating and governance committee considers information from its independent compensation consultant regarding the amounts and type of compensation paid to non-employee directors at companies within the same peer group used by the compensation committee to assess executive compensation. Based on the recommendation of the nominating and governance committee, the Board last approved an adjustment to director compensation in connection with the 2019 review for the service year beginning immediately after the 2019 Annual Meeting. The approval superseded the prior adjustment made immediately after the 2017 Annual Meeting, and increased each non-employee director’s base annual compensation by $20,000, all of which was in the form of RSUs. All other compensation remained at the amounts last approved immediately after the 2017 Annual Meeting.
STOCK OWNERSHIP REQUIREMENTS FOR NON-EMPLOYEE DIRECTORS
The stock ownership requirements set forth in the Corporate Governance Guidelines are intended to promote ownership in our stock by our non-employee directors and to align their financial interests more closely with those of our other stockholders. Each non-employee director is required to hold a minimum aggregate level of ownership of our common stock and DSUs while serving as a director, equal to five times the annual cash retainer payable to each director (excluding committee chair retainers, but including the Chairman’s retainer, and calculated without regard to DSU elections). RSUs for which the restricted period has not lapsed do not count toward the ownership requirements. Directors will retain any shares of our common stock purchased until this minimum level is reached, taking into account all DSUs received pursuant to their service as a Board member. Each director is expected to attain this ownership threshold within five years from the date of his or her first election to the Board. In addition, non-employee directors are required to hold for at least one year the net shares obtained from exercising stock options after selling sufficient shares to cover the exercise price, taxes, and broker commissions. The number of shares or units that make up the ownership threshold is calculated annually on July 1, and is equal to 5x the then annual cash retainer applicable to each non-employee director described above divided by the simple moving average of CDK’s stock price during the last 20 trading days of June. As of July 1, 2021, all of the non-employee directors had satisfied the stock ownership guidelines as follows:
DIRECTOR STOCK OWNERSHIP AS A MULTIPLE OF ANNUAL RETAINER

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ANTI-HEDGING, ANTI-SHORT SALE, AND ANTI-PLEDGING POLICY
Our Insider Trading Policy prohibits directors, executive officers, and employees from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of our common stock. Our directors, executive officers, and employees are also prohibited from engaging in short sales related to our common stock. The policy also prohibits any pledging of our common stock, including holding common stock in a margin account.
DIRECTOR COMPENSATION TABLE FOR FISCAL 2021
The following table presents compensation for our non-employee directors for fiscal 2021.
Name	Fees Earned or Paid in Cash [1] ($)	Stock Awards [2] ($)	Total ($)
Leslie A. Brun	237,500	260,000	497,500
Willie A. Deese	130,000	185,000	315,000
Amy J. Hillman	125,000	185,000	310,000
Stephen A. Miles	115,000	185,000	300,000
Robert E. Radway	115,000	185,000	300,000
Stephen F. Schuckenbrock	115,000	185,000	300,000
Frank S. Sowinski	135,000	185,000	320,000
Eileen J. Voynick	115,000	185,000	300,000
Footnotes:
1.
The fees disclosed include all fees earned or paid in cash during fiscal 2021. For fiscal 2021, these fees comprised: (i) the quarterly Board, committee Chair and incremental Chairman of the Board retainer payments made in July and October of 2020, which represented the final two quarterly payments for the service year that began immediately after the 2019 Annual Meeting; (ii) the quarterly Board and committee retainer payments made in January and April of 2021, which represented the first two quarterly payments for the service year that began immediately after the 2020 Annual Meeting; and (iii) the elective DSUs granted in full in November 2020 to each of the non-employee directors for the service year that began immediately after the 2020 Annual Meeting. For the service year that began immediately after the 2020 Annual Meeting, all of the non-employee directors elected to receive 100% of the elective portion of their retainers in cash except as follows: Mr. Brun (50% cash, 50% DSU), Radway (0% cash, 100% DSUs) and Ms. Voynick (80% cash, 20% DSUs).

2.
The stock awards disclosed include the following stock awards granted during fiscal 2021: (i) RSUs granted in November 2020 to each of the non-employee directors for the service year that began immediately after the 2020 Annual Meeting; and (ii) mandatory DSUs granted in November 2020 to the Chairman of the Board for the service year that began immediately after the 2020 Annual Meeting. Stock award compensation amounts reflect the aggregate grant date fair value of the stock awards without regard to forfeitures, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). This amount does not reflect the actual economic value realized by each non-employee director.

As of June 30, 2021, each then current non-employee director held 4,005 RSUs for which the restricted period had not lapsed.
As of June 30, 2021, each then current non-employee director held the following number of DSUs, exclusive of cash-settled dividend equivalents earned: Mr. Brun, 36,470; Mr. Deese, 22,918; Dr. Hillman, 30,053; Mr. Miles, 24,567; Mr. Radway, 28,911; Mr. Schuckenbrock, 15,821; Mr. Sowinski, 22,918; and Ms. Voynick 14,061.
As of June 30, 2021, each then current non-employee director held the following number of outstanding stock options: Mr. Brun, 15,384; Mr. Deese, 15,384; Dr. Hillman, 15,384; Mr. Miles, 0; Mr. Radway, 15,384; Mr. Schuckenbrock, 0; Mr. Sowinski, 15,384; and Ms. Voynick, 0.

PROPOSAL 1: ELECTION OF DIRECTORS

OUR ENVIRONMENTAL, SOCIAL AND GOVERNANCE APPROACH
We are committed to conducting our business based on a strong sustainability framework focusing on responsible ESG practices. Addressing ESG issues, such as inclusion and diversity, is critical to the success of our business and helps to create long-term value for our Company. ESG and corporate responsibility are at the heart of our strategy to drive sustainable value for our employees, customers, stockholders and communities.
Inclusion and Diversity
One of these key ESG practices relates to how our own workforce can be more representative of the customers we serve and the communities in which we work. While we have been focused on inclusion and diversity (“I&D”) for decades, we recognize that there is considerably more work to be done, and we intend to continue to be a positive force for good in our society. Our I&D strategy embodies our continuous focus around increasing representation, embracing an inclusive culture, and positively impacting our communities. We foster an inclusive culture that creates a sense of belonging for employees, no matter their ethnicity, gender, race, physical abilities or preferences. This inclusive culture encourages employees to embrace different views which fuels innovation, sparks growth, increases productivity and enables the delivery of best-in-class service to our customers. Our employee-led impact teams support the activation of our I&D and corporate responsibility efforts across the organization to engage employees and deliver on our commitments. During fiscal 2021, we launched a required Ignite Inclusion learning journey for all people leaders to continue cultivating this inclusive culture that will help CDK and our customers win. To embed accountability for these efforts, our I&D efforts are reflected in a component of our fiscal 2021 bonus plan for all eligible employees.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

COMPENSATION OF NAMED EXECUTIVE OFFICERS
PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
As discussed in the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement, the Board believes that our long-term success depends in large measure on the talents and efforts of our employees. Our compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality workforce. The principal underpinnings of our compensation system are an acute focus on performance, stockholder alignment, sensitivity to the relevant marketplace, and a long-term orientation.
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote on an advisory basis, commonly referred to as “say on pay,” to approve the compensation paid to our Named Executive Officers (“NEOs”) as disclosed in the CD&A, the compensation tables and the related narrative disclosure contained in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement.
This advisory proposal is not binding on the Board or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board, and accordingly, the Board and the compensation committee intend to consider the results of this vote when making determinations in the future regarding NEO compensation arrangements.
Unless the Board modifies its policy on the frequency of say-on-pay votes, a non-binding advisory vote on our executive compensation program will again be included in our proxy statement next year.
Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board recommends that you vote FOR the approval of the compensation of our NEOs because, as discussed in these disclosures, the Board believes that our compensation policies and decisions are effective in incentivizing our NEOs to achieve our short-term and long-term financial and strategic goals. Therefore, the Board recommends that our stockholders adopt the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

RESULTS OF 2020 STOCKHOLDER ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
The compensation committee considers the outcome of prior stockholder advisory votes to approve compensation of our NEOs when making future decisions relating to the compensation of the executive officers identified in the CD&A and our executive compensation programs and policies.
At the 2020 Annual Meeting, stockholders expressed their support of our fiscal 2020 executive compensation programs with approximately 92% of the votes cast for approval of the “say on pay” proposal. The compensation committee believes that the voting outcome conveyed our stockholders’ support for the philosophy, strategy and objectives of our executive compensation programs, and as a result the compensation committee did not make any material changes to the structure of our program.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes our compensation philosophy and summarizes the material components of our fiscal 2021 executive compensation program for our NEOs. Our NEOs for fiscal 2021 were:
•	Brian Krzanich, President, Chief Executive Officer and Director;
•	Eric J. Guerin, Executive Vice President, Chief Financial Officer;
•	Joseph A. Tautges, Executive Vice President, Chief Operating Officer;
•	Mahesh Shah, Executive Vice President, Chief Product and Technology Officer;
•	Amy W. Byrne, Executive Vice President, Chief Human Resources & Communications Officer; and
•	Lee J. Brunz, Executive Vice President, General Counsel and Secretary.
EXECUTIVE SUMMARY
Overall Executive Compensation Philosophy
We believe that executive compensation should be designed to create a direct link between performance and stockholder value. To align the interests of our executives with those of our stockholders, the compensation committee has designed our executive compensation program with a substantial emphasis on variable compensation, which ties the earned compensation of our executives to the annual and long-term performance of the Company as measured by financial and strategic accomplishments as well as changes in stockholder value. The five principles that guide our decisions involving executive compensation within this program are that an executive’s compensation should be:
•	based on (i) our overall performance and (ii) the executive’s individual performance;
•	closely aligned with the short-term and long-term financial and strategic objectives that build sustainable long-term stockholder value;
•	competitive, in order to attract and retain executives critical to our long-term success;
•	consistent with high standards of corporate governance and best practices; and
•	designed so as not to encourage executives to take excessive risks or behave in ways that are inconsistent with our strategy or our high ethical standards.
Our compensation programs are designed so that target pay reflects the market for the executive’s skills and experience, and relative levels of responsibility among our key executives. In addition, the proportion of pay tied to operating performance and changes in stockholder value varies directly with executives’ levels of responsibility and accountability to stockholders. We assign all executives to pay grades by comparing their position-specific duties and responsibilities with market data and our internal management structure. Each pay grade has ranges for base salary, total annual cash compensation, and annual equity grants. Executives are positioned within these ranges based on a variety of factors, most notably their experience and skill set and their performance over time.
We design our performance-based compensation so that actual, realized compensation will vary relative to the target award opportunity based on performance. As such, actual compensation amounts may vary above or below targeted levels depending on our overall performance and the achievement of individual performance goals. We have adopted this compensation design to provide meaningful incentives for our key executives to achieve superior results. We also believe that it is important for our executive officers and other senior executives to have an ongoing long-term investment in us as outlined in this proxy statement under “Stock Ownership Guidelines.”

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Fiscal 2021 Results
Fiscal 2021 was a year of strategic transformation for CDK. We announced and completed the sale of our CDK International business, generating significant proceeds to strengthen our balance sheet and leaving the company laser-focused on our core North American markets. We also continued to invest in products and solutions to help our customers sell and service products. Most notably, we acquired Roadster, bringing a leading digital marketing platform into the CDK family. Fortellis continued to grow, with 155 million transactions in the year and more than 50 third-party applications available to help dealers manage their businesses. Our focus on technology and customer service drove continued improvement in our underlying metrics, with record DMS sites and strong revenue per site. These achievements position the company well for accelerating growth in 2022 and beyond.
CDK Global, Inc. ($ million except per share)	FY 2021	Change from FY 2020
Revenue	$1,673.2	+2%
Diluted earnings attributable to CDK per share	8.44	+396%
Adjusted diluted earnings attributable to CDK per share	2.57	-7%
Net earnings attributable to CDK	1,034.3	+398%
Adjusted EBITDA	650.3	-4%
The non-GAAP (adjusted) results presented in this table represent non-GAAP financial measures. Reconciliations of these measures to the most directly comparable GAAP measures are provided in the tables in the Company’s Annual Report on Form 10-K for fiscal 2021.
Fiscal 2021 Executive Compensation Highlights
Annual Incentive Cash Bonus
We provide an annual incentive cash bonus to align each senior executive’s interests with our stockholders’ interests, and to reinforce key strategic initiatives and encourage superior individual performance. For fiscal 2021, incentive bonus achievement was based on three core corporate performance measures, an Organizational Health goal that was designed to increase diverse representation of those hired or promoted to managerial roles, and various individual performance measures. Each of the measures is capped at 200% of target. The specific measures and targets (and the weighting that was placed on each), are as follows:
1.	Corporate Performance Measures, weighted 80%
a.	fiscal 2021 adjusted EBITDA (45%);
b.	fiscal 2021 adjusted Revenue (30%);
c.	fiscal 2021 Global Sales (15%); and
d.	Organizational Health (10%)
2.	Individual Performance Measures, weighted 20%
In August 2021, the compensation committee reviewed the Company’s performance and approved the results of the corporate performance measures which resulted in overall corporate performance achievement at 141.0%, and was based on continuing operations excluding the impact of CDK’s international business that was divested on March 1, 2021 (per the terms of the originally approved bonus plan). When the compensation committee approved the fiscal 2021 corporate performance goals at its August 2020 meeting, it was contemplated that if a definitive agreement for a sale of a business unit was entered into in either Q1 or Q2 of fiscal 2021, the associated business goals for the business unit would be removed from the overall CDK goals for the entire fiscal year, and excluded from the calculated performance results for the full year. The calculation of our fiscal 2021 bonus plan is described in more detail below under “Annual Incentive Cash Bonus Program - Fiscal 2021 Financial Results.”

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Long Term Equity Incentive Compensation
Grants of Fiscal 2021 Performance Stock Units, Restricted Stock Units and Stock Options
For fiscal 2021, the compensation committee approved equity award grants to the continuing NEOs, with the exception the Chief Executive Officer, Mr. Krzanich, that were larger in value than previous years to provide a meaningful increase in unvested value in light of low unvested equity holdings. Based on market data provided by the compensation committee’s independent external advisor, FW Cook, the fiscal 2021 equity award values were between the 50th and 75th percentiles. To further aid retention of our NEOs, with the exception of the Chief Executive Officer, the compensation committee approved changing the percentage weights of equity granted as PSUs and time-based RSUs as follows:
Equity Type	Fiscal 2020	Fiscal 2021
RSUs	30%	60%
PSUs	70%	40%
For fiscal 2021, the Chief Executive Officer received 70% of his long-term equity compensation value in the form of PSUs, and the remaining 30% in stock options with pro rata annual vesting over three years. For other NEOs the time-based RSUs also had pro rata annual vesting over three years. Additionally, as part of Mr. Guerin’s employment offer as Chief Financial Officer, he received a sign-on grant of RSUs to offset equity forfeited with his previous employer. This award vests in full on February 12, 2022, the first anniversary of the grant date. The compensation committee believes that utilizing a mix of award types balances the dual goals of incentivizing the revenue and profit growth of our business over an extended period while also supporting retention during a period of transformation.
The PSUs granted to NEOs during fiscal 2021 (“fiscal 2021 PSUs”) cliff vest at the end of a three-year performance period based on actual achievement of performance goals. For fiscal 2021, the compensation committee approved maintaining the design of the Company’s PSU awards to consist of three individual fiscal year performance periods based on financial measures, with a three-year total shareholder return (“TSR”) modifier measured against the S&P Software & Services Select Index. This plan design continues to address uncertainty around setting long-term goals, and will aid in retention of our NEOs by creating better line of sight in efforts to achieve the performance goals each year, while maintaining a link to stockholder value over the full three-year performance period. Under this design, PSUs are deemed granted for accounting and compensation table disclosure purposes when the financial targets are established for each fiscal year. Additionally, our NEOs, with the exception of Mr. Guerin, received fiscal 2020 PSUs with the same plan design. As such, in fiscal 2021 we granted the first one-third of the fiscal 2021 PSUs, and the second one-third of the fiscal 2020 PSUs. The Summary Compensation Table reflects the value of only these tranches. The PSU values in the Summary Compensation Table in subsequent years will increase as the compensation committee approves the financial measures for those years.
As discussed in further detail below, the first tranche of the fiscal 2021 PSUs and the second tranche of the fiscal 2020 PSUs were each earned at 123.9% of target based on our fiscal 2021 financial performance. These awards remain subject to the three-year TSR modifier and continued service.
Settlement of Fiscal 2019 Performance Stock Units
Grants of performance-based stock units (“PSUs”) were awarded to the Messrs. Tautges and Brunz, and Ms. Byrne, at the beginning of fiscal 2019 (the “fiscal 2019 PSUs”), and to Messrs. Krzanich and Shah following their employment with CDK. The fiscal 2019 PSUs had a three-year performance period that ran from July 1, 2018, to June 30, 2021. The fiscal 2019 PSUs were settled at 66.1% of target based on achievement of our financial goals at 94.5% and further modified by 70% for our TSR ranking in the S&P Software & Services Select Index. Additional details regarding the settlement of the fiscal 2019 PSUs are provided below under “Compensation Review and Determination - Long-Term Equity Incentive Compensation - Performance-Based Stock Units.”

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

FISCAL 2021 TOTAL DIRECT COMPENSATION
Elements of Compensation
The following table summarizes the major elements of our fiscal 2021 executive officer compensation programs:
Compensation Element	Objectives	Key Characteristics
Base Salary	To provide a fixed amount for performing the duties and responsibilities of the position	Determined based on overall performance, level of responsibility, pay grade, competitive compensation data, and internal pay equity
Annual Incentive Cash Bonus	To motivate executive officers to achieve Company-wide and individual performance goals	•	80% of bonus opportunity based on corporate financial and strategic objectives, 20% based on individual objectives
		•	Financial and strategic objectives and targets aligned with business strategy to grow revenue, increase margins, and improve company culture
		•	Annual cash bonus payout range of 0-200%
PSU Awards	To motivate executive officers to achieve certain longer-term goals and create long-term alignment with stockholders	•	PSUs represent 70% of the CEO’s long-term incentive grant value, and 40% of the other NEOs long-term incentive value
		•	Granted annually based on pay grades and individual performance
		•	Based on a three-year performance period consisting of three one-year periods for financial metrics and three years for relative TSR
		•	Performance measures are aligned with the business transformation plan
•
For the three-year performance period, our TSR will be compared to the S&P Software & Services Select Index, which can adjust the PSU award (upward or downward) and thereby focus executives to drive long-term value to stockholders

		•	PSUs have a payout range of 0-260% of target, including the TSR modifier
RSU Awards	Time-based awards to increase retention of executive officers	•	RSUs represent 60% of long-term incentive grant value for NEOs other than the Chief Executive Officer
		•	Granted annually based on pay grades and individual performance
		•	Grants vest in equal annual installments over three years
Stock Options	To align the interests of executive officers with long-term stockholders’ interests and ensure that realized compensation occurs only when there is an increase in stockholder value	•	Stock options represent 30% of the Chief Executive Officer’s long-term incentive grant value
		•	Grants vest in equal annual installments over a defined time period, typically three or four years

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Mix of Compensation
The fiscal 2021 compensation mix for our CEO, Mr. Krzanich, continues to follow a pay-for-performance philosophy, and is structured so that a significant portion of his total compensation is at-risk and paid based on meeting certain performance goals. For our other NEOs, the fiscal 2021 mix of target total direct compensation (base salary, cash bonus, and long-term incentive awards) was structured to be more balanced between performance and time-based compensation to support our NEO retention efforts. Overall, the fiscal 2021 program was designed to deliver the following approximate proportions of total compensation to Mr. Krzanich and the other NEOs (on average) if Company-wide and individual target levels of performance are achieved. Mr. Krzanich’s higher portion of at-risk compensation reflects his greater responsibility for overall Company performance.
Chief Executive Officer and NEO Total Direct Compensation Mix at Target

1
The PSU percentages for the CEO and the NEOs represent the full plan design target award value as of September 17, 2020, as opposed to the grant date fair value of the first one-third of the fiscal 2021 PSUs and second one-third of the fiscal 2020 PSUs disclosed below in the Summary Compensation Table. The total direct compensation mix for Mr. Guerin includes (i) his full annual base salary for fiscal 2021, and (ii) his annual incentive cash bonus at target for the full fiscal year, and excludes the sign-on RSUs and cash as part of his employment offer, as these do not reflect a part of the ongoing pay program.

GOOD GOVERNANCE AND BEST PRACTICES
We are committed to ensuring that our compensation programs reflect principles of good governance. The following practices are key aspects of our compensation program:
What We Do	What We Don’t Do
Structure a majority of pay to be performance-based and/or linked to stockholder value	Permit employees to hedge, short-sell, or pledge our common stock
Mitigate undue risk in compensation programs	Reprice or buy out underwater stock options without stockholder approval
Include clawback provisions in our cash and equity incentive programs	Grant discounted stock options
Maintain stock ownership guidelines, including holding requirements to encourage share ownership by executives	Gross up employees for taxes under Internal Revenue Code (the “Code”) Sections 280G or 409A
Include “double-trigger” treatment on change in control payments made under the Change in Control Plan	Pay current cash dividends on unearned PSUs or unvested RSUs
Provide limited perquisites	Provide multi-year guaranteed bonuses or equity
Engage an independent compensation consultant

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

COMPENSATION REVIEW AND DETERMINATION
Role of the Compensation Committee
The compensation committee oversees and administers our executive compensation programs. Before the start of the fiscal year the compensation committee reviews the executive compensation program, considers what modifications are appropriate to adapt to changes in market conditions, the Company’s experience with attracting and retaining executive talent, and alignment with the strategic priorities of the business, and then establishes base salaries, target annual cash bonus opportunities, and long-term incentive awards for executives and other eligible employees.
The compensation committee examines compensation data detailing the amounts and mix of base salary, cash bonus, and long-term equity incentives for each of the NEOs, which compare the amounts and mix to competitive compensation levels. We generally target base salary, annual cash bonus, and long-term equity incentives at the median of competitive compensation levels, but will set targets above or below the median when warranted in the judgment of the compensation committee. The degree to which target compensation ranges are above or below the median competitive rate is based on a variety of factors, including each executive’s skill set, performance, and experience relative to market peers. Executives who are new in their roles and therefore less experienced than market peers are typically positioned lower in the range, whereas executives with a long tenure in their role may be positioned higher in the range.
Role of the Compensation Adviser
Our compensation committee has engaged FW Cook as its independent external advisor to provide assistance with the design of our compensation programs regarding the amount and types of compensation that we provide our executives, and how these compare to peer company compensation practices. In June 2020, FW Cook examined the competitiveness of senior executive compensation levels and the Company’s aggregate share usage, dilution, and fair value cost of long-term incentives for all participants, which was used for setting fiscal 2021 target total direct compensation.
Representatives of FW Cook attend meetings of the compensation committee as requested and may also communicate with the Chair of the compensation committee outside of meetings. As part of its ongoing support to our compensation committee, FW Cook also reviews executive compensation disclosures, reviews and provides comments on changes to the committee’s charter, advises on emerging trends and the implications of regulatory and governance developments, and reviews and provides commentary on materials and proposals prepared by management that are presented at the committee’s meetings. FW Cook also advises our nominating and governance committee on director compensation and conducts biennial competitive reviews of director compensation.
Role of Competitive Market Data
Survey Market Data
With respect to the total cash and long-term incentive compensation for our Chief Executive Officer and other NEOs, the compensation committee reviews competitive compensation market data based on compensation surveys reflecting the pay practices of publicly traded technology companies, as well as publicly disclosed date for our compensation peer group, discussed below. For fiscal 2021, survey data was sourced 100% from the Radford Global Technology Survey to better reflect CDK’s evolving business operations post-sale of the digital advertising/website business. In benchmarking compensation levels against the survey data, the compensation committee considered only the aggregated survey data, and the identity of the companies included in the survey data is not disclosed to, or considered by, the compensation committee in its decision-making process. A revenue scope is no longer used so as not to limit CDK in providing appropriate compensation levels to retain our executives in comparison to the broader market. In setting target compensation for the NEOs, the compensation committee also considers the executive’s total compensation for the previous year and internal comparisons of total compensation to our other executive officers.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Peer Companies
For fiscal 2021, the compensation committee, in conjunction with FW Cook, approved changes to the compensation peer group to continue to only include companies that reflect CDK’s evolving business operations post-sale of the digital advertising/website business. The companies identified below are of a similar business model to CDK (including B-to-B operations and back-office services), and are of similar size to CDK based on revenue and market capitalization. The compensation committee also considered the peer groups identified by prominent proxy advisory firms and the peer groups used by our peers. The following companies made up our peer group for fiscal 2021 compensation decisions:
Alliance Data Systems Corporation	ANSYS, Inc.
Autodesk, Inc.	AutoNation, Inc.
Cadence Design Systems, Inc.	Citrix Systems*
CoreLogic*	CoStar Group, Inc.
Gartner, Inc.	Group 1 Automotive, Inc.
Intuit Inc.	Open Text Corporation
PTC*	RealPage*
ServiceNow, Inc.	SS&C Technologies Holdings, Inc.
Synopsys, Inc.	Teradata Corporation
Verint Systems Inc.	Workday*
*
Companies marked with an asterisk were newly added to the peer group. The following companies were removed from the peer group: Adobe Systems, CA, Inc, LiveRamp, Red Hat, Total System Services, and Zillow Group.

With the announcement of the divestiture of our international business, FW Cook conducted an independent review to determine whether the current peer companies remain reasonable for competitive comparison purposes and continue to reflect the Company’s evolving business operations. FW Cook recommended removing Intuit and RealPage, and adding ACI Worldwide, Fair Isaac, and Nuance Communications. The compensation committee approved the changes in February 2021. As a result, the new peer group for fiscal 2022 compensation decisions will consist of 21 companies that are representative of CDK’s evolving business operations.
Role of Management
The Chief Executive Officer provides recommendations to the compensation committee with respect to each NEO’s overall performance and actual achievement against performance objectives, and in the determination of each NEO’s compensation, other than his own. The compensation committee takes the Chief Executive Officer’s general input into consideration when reviewing and approving compensation for NEOs other than the Chief Executive Officer.
The Chief Executive Officer and Chief Human Resources Officer participate in the development of the performance criteria measures and any plan design changes for our annual bonus and equity plans. The Chief Human Resources Officer incorporates any plan design changes and presents proposed compensation matters to the compensation committee for its review and approval.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

CASH COMPENSATION
Base Salary
Base salaries represent fixed amounts paid to each executive for performing their normal duties and responsibilities. For fiscal 2021, the compensation committee determined the amount based on the executive’s overall performance in prior years, level of responsibility, pay grade, competitive positioning, and comparison to our other executives. Based on these criteria, our NEOs received the following annual salary increases in fiscal 2021:
Named Executive Officer	Fiscal 2020 Salary ($)	Increase	Fiscal 2021 Salary ($)[1]
Krzanich, Brian M.	1,000,000	—%	1,000,000
Guerin, Eric J.	—	—%	600,000
Tautges, Joseph A.	720,000	4.2%	750,000
Shah, Mahesh	610,000	9.8%	670,000
Byrne, Amy W.	400,000	10.0%	440,000
Brunz, Lee J.	430,000	4.7%	450,000
1.	The salary for Mr. Guerin is his annual salary.
Annual Incentive Cash Bonus Program
Program Design
The NEOs are eligible to earn an annual incentive cash bonus as a way to align each NEO’s interests with our stockholders’ interests, and to reinforce key strategic initiatives and encourage superior individual performance. Potential payouts are capped at 200% of target based on actual performance against corporate and individual performance measures. There is no minimum payment level, and the corporate performance portion of the annual incentive cash bonus is forfeited if all of the financial threshold performance measure goals are not achieved. When making final payout determinations, the compensation committee may exercise discretion to award something other than the bonus amount based on both actual corporate performance measures and individual goal achievements.
Each year the compensation committee approves certain performance measures aligned with the key components of our operational and strategic success and the degree to which the Chief Executive Officer and the other NEOs have responsibility for overall performance results. For fiscal 2021, incentive bonus achievement was based on: (i) three core financial corporate performance measures; (ii) an organizational health corporate performance measure that facilitates collaborative engagement around a common objective; and (iii) individual performance measures designed to enhance focus on each NEO’s specific business objectives, such as operational objectives, strategic initiatives, succession planning, and talent development, which are important to the long-term success of the Company. The specific performance measures and the weighting that was placed on each, are as follows:
1.	Corporate Performance Measures, weighted 80%
a.	fiscal 2021 adjusted EBITDA (45%);
b.	fiscal 2021 adjusted Revenue (30%);
c.	fiscal 2021 Global sales (15%); and
d.	Organizational Health (10%)
2.	Individual Performance Measures, weighted 20%

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The corporate performance measures are defined and explained in greater detail as follows:
Corporate Performance Measures[1]	Calculation	Rationale for Measure
Adjusted EBITDA ($)[2]	The dollar value of adjusted EBITDA for fiscal 2021	Encourages efficient operations and resource allocations in order to maximize earnings relative to the revenue growth
Adjusted Revenue ($)[3]	The dollar value of adjusted global revenues for fiscal 2021	Reflects top-line financial performance, which is a strong indicator of our long-term ability to drive stockholder value
Global Sales ($)[4]	The dollar value of Global Sales (the Company’s internal unit of measure that estimates the one-year value of sales transactions) for fiscal 2021	In-year new business and indicator of revenue trajectory for future periods
Organizational Health	Committee discretion which is informed by a dashboard of key metrics comparing fiscal 2021 to fiscal 2020 and showing the number and proportion of management roles filled with diverse talent	To drive improvement in the representation of diverse talent
1
While financial results are reported in accordance with GAAP, financial performance measure targets and results under incentive plans are sometimes based on non-GAAP or adjusted financial measures. The financial results, whether GAAP or non-GAAP, may be further adjusted as permitted by those plans and approved by the compensation committee. The compensation committee reviewed GAAP to non-GAAP adjustments and any other adjustments to ensure performance took into account the way the goals were set and executive accountability for performance. These measures and the related performance targets are relevant only to our executive compensation program and should not be used or applied in other contexts.

An explanation of how management uses adjusted measures and the reasons why management views such measures as providing useful information for investors can be found in our fiscal 2020 Annual Report on Form 10-K. Our adjusted financial measures should be viewed in addition to, and not as an alternative to, financial results prepared in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from the Company’s results should be carefully evaluated.
2
Adjusted EBITDA is net earnings from continuing operations attributable to CDK Global excluding the impact of foreign exchange by calculating revenues and earnings at budget rates for the current year, as adjusted by those adjustments disclosed in our Annual Report on Form 10-K, the Company-wide impact on bonus funding, and other adjustments permitted by the Company’s 2014 Omnibus Award Plan (the “2014 Plan”), established by the compensation committee at adoption, and subsequently approved by the compensation committee following the completion of the performance period.

3
Adjusted Global Revenue is the revenue from continuing operations excluding the impact of foreign exchange by calculating revenues at budget rates for the current year, as adjusted by those adjustments disclosed in our Annual Report on Form 10-K, and other adjustments permitted by the 2014 Plan, established by the compensation committee at adoption, and subsequently approved by the compensation committee following the completion of the performance period.

4
The Company does not disclose its internal formula used to calculate Global Sales because this information is not otherwise publicly disclosed by the Company, and the Company believes it would cause competitive harm to do so in this proxy statement. Global Sales targets may vary from year-to-year based on the sales function’s annual objectives and may be impacted by factors such as the weighting of customer retention versus new customer growth in a specific year.

Design Changes for Fiscal 2021
The terms of the fiscal 2021 annual incentive cash bonus program remained largely consistent with those of the program from the prior year. Our Organizational Health goal for fiscal 2021 was designed to increase diverse representation of those hired or promoted to managerial roles. The adjusted EBITDA and adjusted revenue goals were changed from growth to absolute to both simplify our bonus program and provide line of site to our actual goals. Additionally, the program was subject to adjustments to the business goals due to the announced divestiture of our international business. When the compensation committee approved the fiscal 2021 corporate performance goals at their August 2020 meeting, it was contemplated that if a definitive agreement for a sale of a business unit

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

was entered into in either Q1 or Q2 of fiscal 2021, the associated business goals would be removed from the overall CDK goals for the entire fiscal year, and excluded from the calculated performance results for the full year. Accordingly, the adjusted targets for fiscal 2021 are not comparable on a like-for-like basis with our actual fiscal 2020 results.
Fiscal 2021 Financial Results
As reflected in the table below, in spite of the effect of the COVID-19 pandemic on the global economy, CDK produced strong financial results. In August 2021, the compensation committee reviewed and determined performance against the corporate performance measures, calculated as of June 30, 2021, as follows:
Financial Performance Measure	Weight	Threshold (50% of Target)	Target	Maximum (200% of Target)	Results	Percentage of Target Annual Incentive Funded
Adjusted EBITDA	45%	$562.0	$605.0	$709.0	$647.0	63.2%
Adjusted Revenue	30%	$1,568.0	$1,650.0	$1,721.0	$1,662.5	35.3%
Global Sales millions	15%	$180.0	$226.0	$272.0	$328.9	30.0%
Organizational Health - Diverse Representation in Managerial Roles[1]	10%	Threshold to Less than Target	Target	Above Target, Less than Max	125.0%	12.5%
Total	100%	—	—	—	—	141.0%
1	Organizational health was measured against percentages of diverse talent that was either hired or promoted into managerial roles, the compensation committee approved the overall achievement at 125%.
Discussion of Individual Performance Measures
With respect to performance against the Individual Performance Measures, the compensation committee evaluated Mr. Krzanich’s performance during an executive session held in August 2021. The evaluation included an analysis of Mr. Krzanich’s performance against all of his Individual Performance Measures, which included execution against CDK’s long-term strategy to focus on profitable growth within the North America automotive industry; identifying and executing strategic mergers, acquisitions and divestitures; retaining and growing the customer base; and establishing the optimal organizational design as well as diverse and engaged leadership talent to achieve our strategic objectives. The compensation committee determined that Mr. Krzanich achieved his goals.
As the Chief Executive Officer, Mr. Krzanich evaluated the performance of the other executive officers and presented his recommendations to the compensation committee in August 2021 based on those evaluations. The evaluations included an analysis of each officer’s performance against his or her Individual Performance Measures, which are intended to be differentiated performance measures. After discussion, the compensation committee determined the degree of attainment of the Individual Performance Measures. The results of these evaluations and selected Individual Performance Measures for the other NEOs are summarized below:
Mr. Guerin. The compensation committee determined that Mr. Guerin’s Individual Performance Measures were achieved at 100%. Mr. Guerin’s Individual Performance Measures were focused on developing relationships with CDK’s investor base, customers, and employees; transition of ownership and drive implementation of CDK’s quote to cash ERP transformation; and develop in-depth understanding of the automotive/technology industry at large, and the role CDK’s business plays in order to drive growth and profitability targets.
Mr. Tautges. The compensation committee determined that Mr. Tautges’ Individual Performance Measures were achieved at 100%. Mr. Tautges’ Individual Performance Measures were focused on supporting the CFO candidate search and the onboarding process; drive ERP vision and transition of ownership; and development of the North America operations business model: strategic revenue growth, increased satisfaction with our customer base, growth in utilization of existing and new products, and improved quality in our installation process.
Mr. Shah. The compensation committee determined that Mr. Shah’s Individual Performance Measures were achieved at 100%. Mr. Shah’s Individual Performance Measures included: execution of strategic initiatives to present CDK as a modern software product organization; continue revenue growth in our Fortellis platform; and enhancements in security in products and internal infrastructure, identify and remove risks and vulnerabilities.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Ms. Byrne. The compensation committee determined that Ms. Byrne’s Individual Performance Measures were achieved at 100%. Ms. Byrne’s Individual Performance Measures included: enhance internal engagement and external brand reach, enable a high performing and open organization designed to promote accountability, and modernize HR systems and tools.
Mr. Brunz. The compensation committee determined that Mr. Brunz’s Individual Performance Measures were achieved at 100%. Mr. Brunz’s Individual Performance Measures included: protecting CDK interests by managing priority legal threats, drive growth opportunities through M&A and partnerships, drive the execution of the international business divestiture, and deliver on fiscal 2021 vendor cost savings projects.
Based on the findings of these performance evaluations, the compensation committee evaluated performance against the non-financial measures for the NEOs to determine the overall level of achievement in the table below. We do not disclose detailed Individual Performance Measure goals for each NEO out of concern for competitive harm.
Named Executive Officer	Actual Performance as a Percentage of Target (%)	Weight (%)	Percentage of Target Annual Incentive Funded
Krzanich, Brian M.	100%	20%	20%
Guerin, Eric J.	100%	20%	20%
Tautges, Joseph A.	100%	20%	20%
Shah, Mahesh	100%	20%	20%
Byrne, Amy W.	100%	20%	20%
Brunz, Lee J.	100%	20%	20%
Fiscal 2021 Annual Incentive Cash Bonus Payouts
Based on the fiscal 2021 financial and non-financial level of performance, the calculated annual incentive results for the NEOs under the annual incentive cash bonus program was 132.8% of target. The calculated annual incentive awards are reflected in the table below.

Fiscal 2021 Annual Incentive Cash Bonus Program Payout
Percentage of Target Annual Incentive Payout
Named Executive Officer	Annual Base Salary ($)	Annual Incentive Target (%)	Financial Measures Weight (%)	Financial Measures Results (%)	Non- Financial Measures Weight (%)	Non- Financial Measures Results (%)	As % of Target Annual Incentive (%)	Actual Payout[1]

Krzanich, Brian M.	1,000,000	150%	80%	141%	20%	100%	132.8%	1,992,000
Guerin, Eric J.	275,000	80%	80%	141%	20%	100%	132.8%	292,160
Tautges, Joseph A.	750,000	80%	80%	141%	20%	100%	132.8%	796,800
Shah, Mahesh	670,000	80%	80%	141%	20%	100%	132.8%	711,808
Byrne, Amy W.	440,000	70%	80%	141%	20%	100%	132.8%	409,024
Brunz, Lee J.	450,000	70%	80%	141%	20%	100%	132.8%	418,320
1.	Mr. Guerin’s salary is prorated as of his employment date.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Chief Financial Officer Signing Bonus
Mr. Guerin received a one-time signing bonus of $500,000 paid upon the completion of 30 days of employment with the Company, all of which is to be repaid (net of taxes) in the event that he resigns or is terminated for “cause” (as defined in the Company’s Corporate Officer Severance Plan) within one year of the first date of his employment and 50% of which is to be repaid in the event that he voluntarily resigns or is terminated for “cause” after the one year anniversary of the first date of his employment but prior to the two year anniversary of the first date of his employment.
LONG-TERM EQUITY INCENTIVE COMPENSATION PROGRAMS
We believe that long-term incentive compensation is a significant factor in attracting and retaining key executives and in aligning their interests directly with the interests of our stockholders. For fiscal 2021, for NEOs other than Mr. Krzanich, the Chief Executive Officer, and Mr. Guerin (newly hired), to address low unvested equity hold, the compensation committee approved grants larger in value than previous years to provide meaningful increase in unvested value. Based on market data provided by the compensation committee’s independent external advisor, FW Cook, the fiscal 2021 equity award values were between the 50th and 75th percentiles. To further aid retention of our NEOs, with the exception of Mr. Krzanich, the compensation committee approved changing the percentage weights of annual equity granted as PSUs and time-based RSUs:
Equity Type	Fiscal 2020	Fiscal 2021
RSUs	30%	60%
PSUs	70%	40%
The compensation committee approved the greater weighted use of RSUs to continue to increase the retention impact of our program during a time of transformation, and improve the external market competitiveness of our program by aligning with the more prevalent time-based equity grant type found in our compensation peer group. The compensation committee will continue to be able to grant stock options where it deems appropriate, for example, the grant made to Mr. Krzanich included stock options.
For fiscal 2021, the Chief Executive Officer received 70% of his long-term equity compensation value in the form of PSUs, and the remaining 30% in stock options with pro rata annual vesting over three years. For all NEOs the fiscal 2021 PSUs cliff vest at the end of a three-year performance period based on actual achievement of performance goals set at the time of the grant, and for NEOs other than the Chief Executive Officer, the grants of RSUs have pro rata annual vesting over three years. Each executive officer is awarded a target dollar value of PSUs and, other than in the case of Mr. Krzanich, a dollar value of RSUs. The target dollar value of PSUs and dollar value of RSUs are converted into a number of units of the respective award by dividing the awarded dollar value by the closing stock price of the Company’s stock on the date of grant. The dollar value of Mr. Krzanich’s stock options grant is calculated by dividing the awarded dollar value by the fair value of the grant as determined by a binomial option-pricing model.
The compensation committee selected these awards because they ensure that the overall long-term incentive program is tied closely to changes in stockholder value and the degree to which critical operating objectives are attained while also supporting our talent attraction and retention objectives. The compensation committee may also from time to time grant discretionary awards of time-based restricted stock and RSUs. These awards are for special situations and are not considered in the target allocation of total long-term incentive compensation.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The quantity of awards granted during fiscal 2021, which includes target fiscal 2021 PSUs, fiscal 2021 RSUs for NEOs other than Mr. Krzanich, and stock options for Mr. Krzanich, are summarized in the table below (the fair market value of these awards can be found below in the “Grants of Plan-Based Awards” Table):
Named Executive Officer	Target Fiscal 2021 Target PSUs[1]	Fiscal 2021 RSUs[2]	Fiscal 2021 Stock Options[3]	Fiscal 2021 Overall LTI Value[4]
Krzanich, Brian M.	201,380	—	319,693	$12,499,960
Guerin, Eric J.	13,534	29,968	—	$2,249,923
Tautges, Joseph A.	36,823	55,235	—	$3,999,920
Shah, Mahesh	27,617	41,426	—	$2,999,918
Byrne, Amy W.	20,253	30,379	—	$2,199,960
Brunz, Lee J.	20,253	30,379	—	$2,199,960
1.
The quantity of target fiscal 2021 PSUs reflects the entire grant for the full three-year vesting period. A description of the financial performance objectives for year one of the three-year vesting period for the fiscal 2021 PSUs is described below in this section under - Performance-Based Stock Units.

2.
With the exception of the RSUs awarded to Mr. Guerin, the RSU awards for fiscal 2021 vest in equal installments on the first three anniversaries of the grant date. The RSUs awarded on February 12, 2021, to Mr. Guerin consisted of: (i) a fiscal 2021 award of 20,301 RSUs that vest the one-third on the first anniversary of the grant date, the one-third on September 17, 2022, and the final one-third on September 17, 2023, and (ii) 9,667 sign-on RSUs that vest in full on the first anniversary of the grant date.

3.	Mr. Krzanich’s stock options consists of time vested stock options that vest in equal installments on each of the first three anniversaries of the grant date.
4.
The overall LTI value includes the full value of all long-term incentives awarded in fiscal 2021 including all three tranches of the target fiscal 2021 PSU. The values of the PSUs and RSUs are based on CDK’s closing stock price on the grant date, September 17, 2020, and for Mr. Guerin, February 12, 2021. The PSU and RSU values will differ from the stock award values in the summary compensation table, which are computed in accordance with ASC 718.

Performance-Based Stock Units
We granted fiscal 2021 PSUs to all of our officers based upon their pay grades, and for officers other than the Chief Executive Officer, based on input from the Chief Executive Officer to the compensation committee. For fiscal 2021, we maintained the same PSU design used for our fiscal 2020 PSUs, to consist of three individual one-year performance periods for the financial component, while maintaining a full three-year period for the TSR component. Financial goals for each one-year performance period are set at the beginning of each fiscal year. The fiscal 2021 PSUs vest on June 30, 2023. We believe that this program is aligned to our business transformation plan to grow revenues and create stockholder value and further the Company’s long-term financial goals by aligning the compensation of our key executives with our long-term operating performance, creating commonality of interest between executives and stockholders, and supporting our talent retention objectives.
Potential payouts for the fiscal 2021 PSUs can range from 50% to 200% of target for threshold and maximum performance respectively. If threshold performance is not achieved, the PSUs will be forfeited. The number of PSUs earned is subject to further adjustment (increase or decrease) depending on the TSR of our common stock during the three-year performance period compared against the S&P Software & Services Select Index peer group which can increase the maximum payout to 260% of target.
The compensation committee approved the fiscal 2021 PSU program in September 2020. Our NEOs, with the exception of Mr. Guerin, received fiscal 2020 PSUs in September 2019 with the same plan design. Under this program design, the PSUs are deemed granted for accounting and compensation table disclosure purposes when the performance targets are established. As such, in September 2020, the compensation committee established the adjusted revenue and adjusted diluted EPS performance measurement goals and award ranges for fiscal 2021 that apply to both the first one-third of the fiscal 2021 PSUs and the second one-third of the fiscal 2020 PSUs. Our adjusted revenue for fiscal 2021 (weighted 75%) was $1,662.5M, which resulted in an earned award level for the fiscal 2021 performance year in the amount of 117.6% of target. Our adjusted diluted EPS for fiscal 2021 (weighted 25%) was $2.55, which resulted in an earned award level for the fiscal 2021 performance year in the amount of 142.6% of target. The following tables show the annual performance measures goal targets, results and award levels achieved for fiscal 2021 and fiscal 2020, as a percentage of target.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Fiscal 2021 PSUs
			Goals
Performance Year	Performance Measures	Goal Weight	Threshold 50%	Target 100%	Max 200%	Financial Result	Achievement %	Goal Weight x Payout %	Performance Year Payout % (Sum of Goal Weight x Payout %)
Fiscal 2021 Year 1[1]	Adjusted Revenue[2]	75%	$1,568.0	$1,650.0	$1,721.0	$1,662.5	117.6%	88.2%	123.9%
	Adjusted Diluted EPS[3]	25%	$2.04	$2.29	$2.90	$2.55	142.6%	35.7%
Fiscal 2022 Year 2	TBD	—	—	—	—	—	—	—	—
Fiscal 2023 Year 3	TBD	—	—	—	—	—	—	—	—
Fiscal 2020 PSUs
			Goals
Performance Year	Performance Measures	Goal Weight	Threshold 50%	Target 100%	Max 200%	Financial Result	Achievement %	Goal Weight x Payout %	Performance Year Payout % (Sum of Goal Weight x Payout %)
Fiscal 2020 Year 1	Adjusted Global Revenue Growth	75%	3.0%	5.5%	7.0%	2.8%	—%	—%	—%
	Adjusted Diluted EPS	25%	$3.32	$3.43	$3.50	$3.19	—%	—%
Fiscal 2021 Year 2[1]	Adjusted Revenue[2]	75%	$1,568.0	$1,650.0	$1,721.0	$1,662.5	117.6%	88.2%	123.9%
	Adjusted Diluted EPS[3]	25%	$2.04	$2.29	$2.90	$2.55	142.6%	35.7%
Fiscal 2022 Year 3	TBD	—	—	—	—	—	—	—	—
1
While financial results are reported in accordance with GAAP, financial performance measure targets and results under incentive plans are sometimes based on non-GAAP or adjusted financial measures. The financial results, whether GAAP or non-GAAP, may be further adjusted as permitted by those plans and approved by the compensation committee. The compensation committee reviewed GAAP to non-GAAP adjustments and any other adjustments to ensure performance took into account the way the goals were set and executive accountability for performance. These measures and the related performance targets are relevant only to our executive compensation program and should not be used or applied in other contexts.

2
Adjusted Global Revenue is our revenue from continuing operations, excluding the impact of foreign exchange by calculating revenues and earnings at budget rates for the current year, as adjusted by those adjustments disclosed in our Annual Report on Form 10-K, and other adjustments permitted by the 2014 Plan, established by the compensation committee at adoption, and subsequently approved by the compensation committee following the completion of the performance period.

3
Adjusted Diluted EPS is Diluted EPS excluding the impact of foreign exchange by calculating revenues and earnings at budget rates for the current year, as adjusted by those adjustments disclosed in our Annual Report on Form 10-K, and other adjustments permitted by the 2014 Plan, established by the compensation committee at adoption, and subsequently approved by the compensation committee following the completion of the performance period

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

TSR Modification to PSU for Open PSU Plans
TSR Percentile (%ile) Rank	PSU Modification to Financial Results
> 75th %ile	+30%
66th to 75th %ile	+20%
56th to 65th %ile	+10%
45th to 55th %ile	No change
35th to 44th %ile	-10%
25th to 34th %ile	-20%
< 25th %ile	-30%
After the conclusion of the three-year performance cycle the results of each of the three individual one-year performance periods will be averaged to determine the overall performance goal achievement percentage. The compensation committee will confirm the final overall achievement percentage, which will be modified based on the three-year TSR results for the performance period. The PSU award earned will also be credited with dividend equivalents from the grant date of the target award until the issuance date, assuming all dividends were reinvested in our stock at the time dividends are paid. The PSUs earned will be paid in the form of shares of our common stock following the conclusion of the three-year performance period.
Settlement of Fiscal 2019 PSUs
The NEOs, with the exception of Mr. Guerin, were awarded fiscal 2019 PSUs, which had a three-year performance period that ran from July 1, 2018, to June 30, 2021. Performance goals for the period were approved by the compensation committee in September 2018.
The fiscal 2019 PSU goals consisted of:
i.	adjusted EBITDA growth (weighted 50%); and
ii.	adjusted global revenue growth (weighted 50%).
The number of PSUs earned was subject to further adjustment depending on the TSR ranking of our common stock during the three-year performance period compared against the S&P Software & Services Select Index peer group which can increase the maximum payout to 260% of target. The TSR adjustments are capped at 70% and 130% if CDK’s TSR ranking is less than the 25th percentile or greater than the 75th percentile, respectively.

The following table shows the fiscal 2019 PSU targets, results and award payout levels achieved, as a percentage of target:
	Adjusted EBITDA Growth (weighted 50%)		Adjusted Global Revenue Growth (Weighted 50%)		TSR Achievement
	Adjusted EBITDA Growth Goal	Goal Achievement Payout %	Adjusted Global Revenue Growth Goal	Goal Achievement Payout %	Percentile Ranking	TSR Adjustment
Threshold	4.0%	50%	3.0%	50%	25%	75%
Target	8.0%	100%	3.5%	100%	50%	100%
Max	12.0%	200%	4.4%	200%	75%	125%
Actual	2.5%	—%	4.3%	188.9%	7%	70%

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The overall financial result was calculated at 94.5% based on the adjusted global revenue growth achievement of 188.9% (weighted 50%) as achievement of adjusted EBITDA growth did not exceed threshold. The fiscal 2019 PSUs were then settled at 66.1% of target based on achievement of our financial goals at 94.5% of target multiplied by 70% due to our three-year TSR ranking below the 25th percentile in the S&P Software & Services Select Index peer group. There were no adjustments made for the divestiture of our international business, their actual results were included through the transaction close date, and then forecasted for the remaining months in the performance period.
Stock Options
For fiscal 2021, the compensation committee only approved a stock option grant to Mr. Krzanich. The stock options granted to Mr. Krzanich were time-vesting stock options that vest in three equal annual installments on the first three anniversaries of the grant date. When stock options are awarded they have an exercise price equal to the closing market price of our common stock on the date of grant. Executives will realize value only if the market price of our common stock increases during the period the option is outstanding, which provides a strong incentive to our executives to increase stockholder value that can be sustained over time.
Additional stock option grants may be made at any time to assist us in recruiting, promoting, or retaining executives.
OTHER COMPENSATION COMPONENTS AND CONSIDERATIONS
In addition to the compensation components discussed above and the same health and welfare benefits and retirement benefits available to our U.S. employees generally, we offer the NEOs deferred compensation, limited perquisites, change in control protection, and severance benefits. We believe that these additional benefits are fair, competitive, and consistent with our overall compensation philosophy, and designed to ensure that we can effectively retain our NEOs and compete for executive talent.
Benefits
We do not provide a defined benefit pension plan to our employees. Executives generally participate in the same benefit plans available to all employees, including a group health plan, a group life insurance program, and a qualified 401(k) plan with matching Company contributions capped based on applicable IRS limits.
All of our executive officers are also eligible participate in our Deferred Compensation Plan which permits the executive to elect to defer payment of all or a portion of their annual cash bonuses. We make this program available to our executive officers to be competitive, to facilitate the recruitment of new executives, and to provide our executive officers with a tax-efficient way to save for retirement. We do not match deferrals by these executive officers or otherwise contribute any amounts to the NEOs’ deferred compensation accounts. We generally do not consider the executive’s deferred account balances, or investment earnings or losses on such balances, when we make compensation decisions because the value of such accounts reflects voluntary contributions made by the individual executives and the earnings (or losses) thereon. Cash bonus contributions are fully vested from the date of deferral. Participants can elect to have payment of deferred amounts commence on an in-service date or upon termination (including, retirement), and the form of payment can be in either installments or a lump sum.
We also provide the CDK Global, Inc. Retirement and Savings Restoration Plan (RSRP), which is designed to restore or replace Company contributions that cannot be provided under the qualified 401(k) plan due to IRS limits. Company contributions on eligible compensation above the IRS limits are deposited into a nonqualified bookkeeping account established for each participant in accordance with the program. Company contributions under this program are subject to the same vesting conditions as would have applied to the corresponding Company contributions under the qualified 401(k) plan.
Perquisites
We provide our NEOs with the use of automobiles leased by us. Consistent with our policy towards all attendees, we pay for the spouses of our executive officers to accompany them to our annual sales conference.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Relocation Assistance
We provide relocation assistance to newly hired and current senior executives who must relocate to accept our job offer or a new role within the Company. Such relocation assistance is generally pursuant to our relocation program, which is designed to cover the costs directly resulting from the Company-requested relocation and includes tax gross-up payments for taxable relocation benefits under the program. Mr. Guerin and Ms. Byrne receive relocation assistance in connection with their relocations to our Hoffman Estates, Illinois, office. Mr. Tautges receives relocation assistance in connection with his relocation to our San Jose, California, office.
Change in Control Severance Plan for Corporate Officers
Our Change in Control Severance Plan for Corporate Officers provides benefits in the case of an involuntary termination (other than for cause) of employment in connection with a change in control and is designed to: (i) retain our corporate officers; and (ii) align their interests with our stockholders’ interests so that they can consider transactions that are in the best interests of our stockholders and maintain their focus without concern regarding how any such transaction might personally affect them. Each of our NEOs participates in this plan.
The severance formulas used for the Chief Executive Officer and the other participating executive officers are each designed to provide the level of temporary replacement income that we feel is appropriate for that office, but the compensation that our executive officers may receive after termination of employment or a change in control is not taken into account when current compensation levels are determined.
Our Change in Control Severance Plan is described in more detail below under “Potential Payments to Named Executive Officers Upon Termination or Change in Control.”
Corporate Officer Severance Plan
Our Corporate Officer Severance Plan provides benefits in the case of an involuntary termination of employment (other than for cause) other than in connection with a change in control and is designed to: (i) attract and retain executive officers by a level of protection against involuntary job loss; (ii) provide an appropriate level of benefit to enable executive officers to transition to new employment; and (iii) secure restrictive covenants such as non-competition, non-solicitation, etc.
As described below under “Potential Payments to Named Executive Officers Upon Termination or Change in Control,” participating executive officers have separation entitlements under the Corporate Officer Severance Plan that differ from those available to the Chief Executive Officer.
Our Corporate Officer Severance Plan is described in more detail below under “Potential Payments To Named Executive Officers Upon Termination or Change in Control.”
Accounting and Tax Considerations
In general, our philosophy is to seek to preserve the tax deductibility of executive compensation to the extent practicable and consistent with our overall compensation philosophies and, although we take into account accounting and tax implications when we design our equity-based and cash compensation programs and when we make awards or grants, we do not make compensation determinations based on the accounting or tax treatment of any particular type of award. Rather, the compensation committee believes that the overriding considerations when evaluating the design component of our executives’ compensation are the effectiveness of the component with respect to recruiting, retaining, and motivating highly talented executives and the stockholder value that management and the compensation committee believe that the pay component reinforces. Effective beginning in 2018, changes to Section 162(m) of the Internal Revenue Code eliminated our ability to deduct certain “performance-based” compensation for our principal executive officer, principal financial officer and our three next most highly compensation officers that was previously deductible. These changes, however, have not significantly impacted our compensation philosophy. A significant portion of our NEOs’ compensation has and should remain tied to the Company’s performance without regard to the changes to Section 162(m).

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Compensation Recovery (Clawback)
In addition to the clawback provision contained in the 2014 Plan, the Board adopted a compensation recovery policy in September 2015, whereby the compensation committee will recoup any incentive compensation (including requiring the reimbursement of any cash incentive compensation or canceling any equity award granted pursuant to the 2014 Plan) if: (i) with respect to the recoupment of any equity award granted pursuant to the 2014 Plan, the recipient of such equity award, without the consent of the Company, while employed by or providing services to the Company or any affiliate or after termination of such employment or service, violates a non-competition, non-solicitation, or non-disclosure covenant or agreement or otherwise engages in any activity that is in conflict with or adverse to the interests of the Company or any affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the compensation committee in its sole discretion; or (ii) with respect to the recoupment of any cash incentive compensation, the recipient of such cash incentive compensation engages in fraud or conduct contributing to any financial restatements or irregularities, as determined by the compensation committee in its sole discretion. In addition, if, with respect to the recoupment of any equity award granted pursuant to the 2014 Plan, a recipient engages in any activity referred to in clause (i) of the preceding sentence, the recipient will forfeit any gain as a result of any such incentive compensation (including any gain realized on the vesting or exercise of any equity award) and must repay that gain to the Company.
Anti-Hedging, Anti-Short Sale, and Anti-Pledging Policies
Our Insider Trading Policy prohibits directors, executive officers, and employees from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of our common stock. Our directors, executive officers, and employees are also prohibited from engaging in short sales related to our common stock. The policy also prohibits any pledging of our common stock, including holding common stock in a margin account.
Stock Ownership Guidelines
We have established stock ownership guidelines to encourage equity ownership by our executive officers in order to reinforce the link between their financial interests and those of our stockholders. The stock ownership guidelines were set on the basis of each executive officer’s pay grade, expressed as a multiple of the executive officer’s base salary on the first day of the fiscal year. Stock ownership (as defined under the guidelines) consists of stock owned outright by the executive officer or beneficially through ownership by direct family members (spouses and dependent children). Unvested or unexercised equity awards do not count toward the guidelines. Our executive officers are expected to satisfy the guidelines within five years of becoming an executive officer.
Under our stock ownership guidelines, Mr. Krzanich is expected to own an amount of our stock equal in value to six times his base salary. Our other executive officers are expected to own an amount of our stock equal in value to three times their respective base salaries. Executive officers whose ownership levels are below the minimum required levels are required to retain as shares of our common stock at least 75% of post-tax net gains on stock option exercises, and 75% of shares (net of taxes) received upon vesting of RSUs or the settlement of PSUs. As of September 28, 2021, Mr. Brunz had satisfied the guidelines. The other executive officers are making progress towards achievement and are expected to satisfy the guidelines within the relevant time period.
COMPENSATION COMMITTEE REPORT
The compensation committee of the Board oversees the Company’s compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the compensation committee reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement.
In reliance on the review and discussions referred to above, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference to the Company’s Annual Report on Form 10-K for fiscal 2021 and in this proxy statement.
COMPENSATION COMMITTEE
Willie A. Deese, Chair
Robert E. Radway
Eileen J. Voynick

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

COMPENSATION COMMITTEE OVERSIGHT

The compensation committee considered the risks presented by our compensation policies and practices at its meeting held in September 2021 and believes that our policies and practices of compensating employees do not, in the context of our business and our strategy, encourage excessive or unnecessary risk-taking for the following reasons:

•	Our incentive plans have diverse performance measures with rigorous goals, including our financial measures and our business unit financial measures, operational measures, and individual measures;
•	Our compensation programs balance annual and long-term incentive opportunities;
•	We cap incentive plan payouts within a reasonable range;
•	The mix of PSUs, RSUs, and stock options in our long-term incentive programs serves the best interests of our stockholders and us; and
•	Our stock ownership guidelines link the interests of our executive officers to those of our stockholders.
COMPENSATION TABLES
SUMMARY COMPENSATION TABLE FOR FISCAL 2021
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	All Other Compensation ($)[3]	Total ($)
Krzanich, Brian M.	2021	1,000,000	—	5,848,625	3,749,999	1,992,000	57,564	12,648,188
President and Chief	2020	750,000	—	3,120,861	3,749,990	—	102,810	7,723,661
Executive Officer	2019	651,517	—	8,749,983	3,749,990	914,581	40,143	14,106,214
Guerin, Eric J.	2021	275,000	500,000	1,783,254	—	292,160	179,213	3,029,627
EVP, Chief Financial	2020	—	—	—	—	—	—	—
Officer	2019	—	—	—	—	—	—	—
Tautges, Joseph A.[4]	2021	735,000	—	3,461,936	—	796,800	129,699	5,123,435
EVP, Chief Operating	2020	713,333	—	1,236,736	—	341,453	658,985	2,950,507
Officer	2019	675,000	—	1,490,997	—	534,752	185,735	2,886,484
Shah, Mahesh	2021	640,000	—	2,557,291	—	711,808	68,529	3,977,628
EVP, Chief Product and	2020	608,333	—	824,490	—	289,286	68,107	1,790,216
Technology Officer	2019	115,909	725,000	824,937	299,996	120,000	11,844	2,097,686
Byrne, Amy W.	2021	420,000	—	1,880,615	—	409,024	56,281	2,765,920
EVP, Chief Human Resources &	2020	396,666	—	618,343	—	142,272	76,106	1,233,387
Communications Officer	2019	378,333	—	496,979	—	224,124	68,925	1,168,361
Brunz, Lee J.	2021	440,000	—	1,854,524	—	418,320	51,833	2,764,677
EVP, General Counsel and	2020	427,500	—	549,611	—	152,942	45,771	1,175,824
Secretary	2019	412,500	—	496,979	—	234,807	48,188	1,192,474
1.
Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in each fiscal year as computed in accordance with ASC 718, disregarding estimates of forfeitures related to service-based vesting conditions. The amounts presented in the Stock Awards column include the grant date fair value of RSUs, and PSUs based upon their probable outcome of the performance condition as of the grant date. For additional information about the assumptions used in these calculations, see Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The PSU amounts represent the grant date fair value of the first one-third of the fiscal 2021 PSU target awards, and, with the exception of Mr. Guerin, the second one-third of the fiscal 2020 PSU target awards both of which were granted on September 17, 2020. The target goals for the remaining portion of these awards will be determined in fiscal 2022 and 2023, as applicable, by the compensation committee and will be reported in the applicable “Summary Compensation Table” for such grant date. As a result, the grant date fair value of the fiscal 2021 PSUs disclosed herein for fiscal 2021 excludes two-thirds of the intended plan design value as indicated in the following table:
	Compensation for Fiscal Year
PSU	Disclosed vs. Design	2020	2021[1]	2022[1]	2023
PSU20	Plan Design Value	100%
	Value Disclosed in Summary Compensation Table	33%	33%	33%
PSU21	Plan Design Value		100%
	Value Disclosed in Summary Compensation Table		33%	33%	33%
[1]	The percentages assume that the grant date fair values determined in the remaining tranches of each respective PSU plan are equal to the initial grant date fair value of the respective PSU award.
The maximum grant date fair value of the first one-third of the fiscal 2021 PSUs, and, with the exception of Mr. Guerin, the second one-third of the fiscal 2020 PSUs, assuming achievement of the highest level of performance would be as follows: Mr. Krzanich, $15,206,395; Mr. Guerin, $606,572; Mr. Tautges, $2,761,098; Mr. Shah, $1,969,036; Ms. Byrne, $1,457,651; and Mr. Brunz, $1,389,790.
2.
Performance-based bonuses paid under the annual incentive cash bonus program are shown in this column. A discussion of our annual incentive cash bonus program may be found in our CD&A under “Cash Compensation-Annual Incentive Cash Bonus Program.”

3.	Refer to the “All Other Compensation for Fiscal 2021” table below for further information.
4.	Mr. Tautges served as Chief Financial Officer until January 18, 2021.
ALL OTHER COMPENSATION FOR FISCAL 2021
Name	Automotive ($)[1]	Employer- Sponsored Retirement ($)[2]	Life and Accidental Death Insurance ($)[3]	Tax Payments ($)[4]	Matching Charitable Contributions ($)[5]	Other ($)[6]	Total ($)
Krzanich, Brian M.	21,660	34,680	1,224	—	—	—	57,564
Guerin, Eric J.	5,301	1,650	505	14,812	—	156,945	179,213
Tautges, Joseph A.	19,626	42,714	1,224	32,135	—	34,000	129,699
Shah, Mahesh	18,693	42,486	1,224	—	6,126	—	68,529
Byrne, Amy W.	17,364	19,178	808	—	10,000	8,931	56,281
Brunz, Lee J.	19,570	21,437	826	—	10,000	—	51,833
1.	Actual costs to the Company of leasing automobiles and related insurance, registration, and maintenance.
2.
Represents matching contributions made by the Company on behalf of the employee to the Company’s Retirement and Savings Plan (Mr. Krzanich, $15,150; Mr. Guerin, $1,650; Mr. Tautges, $10,103; Mr. Shah, $16,686; Ms. Byrne, $11,360; and Mr. Brunz, $12,135), and contributions to the Restoration Plan (Mr. Krzanich $19,530, Mr. Tautges, $32,611; Mr. Shah, $25,800; Ms. Byrne, $7,818; and Mr. Brunz, $9,302).

3.	Life insurance and accidental death and dismemberment premiums paid by the Company for the NEOs. Mr. Guerin’s amount is prorated based on his employment date.
4.
Gross-up of relocation expenses provided to Mr. Guerin and Mr. Tautges. As part of Mr. Guerin’s employment offer he was asked to relocate from New York to CDK’s corporate headquarters in Hoffman Estates, Illinois.

5.	Reflects matching charitable contributions made by the CDK Global Matching Gift Program.
6.
Reflects (i) relocation expenses provided for the relocation of Mr. Guerin to CDK’s corporate headquarters; (ii) relocation assistance payments to Mr. Tautges that will end during fiscal 2022; and (ii) relocation assistance payments to Ms. Byrne that ended during fiscal 2021.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL 2021
Name	Grant Date[1]	Award Date[1]	Plan Under which Grant was Made	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)[3]
				Threshold ($)[2]	Target (#)	Maximum ($)	Threshold (#)[2]	Target (#)	Maximum (#)

Krzanich, Brian M.			Cash Bonus	750,000	1,500,000	3,000,000
	9/17/2020	9/12/2019	FY 2020 PSU[4]				21,660	61,885	160,901				2,608,453
	9/17/2020		FY 2021 PSU[4]				23,494	67,126	174,528				3,240,172
	9/17/2020		FY 2021 Stock Options								319,693	47.13	3,749,999
Guerin, Eric J.			Cash Bonus	110,000	220,000	440,000
	2/12/2021		FY 2021 PSU[4]				1,579	4,511	11,729				233,309
	2/12/2021		FY 2021 RSU							20,301			1,049,968
	2/12/2021		RSU							9,667			499,977
Tautges, Joseph A.			Cash Bonus	300,000	600,000	1,200,000
	9/17/2020	9/12/2019	FY 2020 PSU[4]				3,899	11,139	28,961				469,509
	9/17/2020		FY 2021 PSU[4]				4,296	12,274	31,912				592,466
	9/17/2020		FY 2021 RSU							55,235			2,399,961
Shah, Mahesh			Cash Bonus	268,000	536,000	1,072,000
	9/17/2020	9/12/2019	FY 2020 PSU[4]				2,599	7,426	19,308				313,006
	9/17/2020		FY 2020 PSU[4]				3,222	9,205	23,933				444,325
	9/17/2020		FY 2021 RSU							41,426			1,799,960
Byrne, Amy W.			Cash Bonus	154,000	308,000	616,000
	9/17/2020	9/12/2019	FY 2020 PSU[4]				1,950	5,570	14,482				234,776
	9/17/2020		FY 2021 PSU[4]				2,363	6,751	17,553				325,871
	9/17/2020		FY 2021 RSU							30,379			1,319,968
Brunz, Lee J.			Cash Bonus	157,500	315,000	630,000
	9/17/2020	9/12/2019	FY 2020 PSU[4]				1,733	4,951	12,873				208,685
	9/17/2020		FY 2021 PSU[4]				2,363	6,751	17,553				325,871
	9/17/2020		FY 2021 RSU							30,379			1,319,968
1.
The grant date shown in the table was determined pursuant to ASC 718, which is the date our compensation committee established the adjusted revenue and adjusted diluted net earnings attributable to CDK per share target for the first one-third of the fiscal 2021 PSUs and the second one-third of the fiscal 2020 PSUs. The award date shown above represents the date on which our compensation committee awarded the target number of PSUs to the NEOs when the date differs from the grant date.

2.	No payouts will be made if actual performance is below threshold level.
3.	The grant date fair value of the stock and option awards was determined in accordance with ASC 718.
4.
In accordance with ASC 718, PSUs are granted when the performance target is established. The amounts for the PSUs represent the grant date fair value of the first one-third of the fiscal 2021 PSU target award and the second one-third of the fiscal 2020 PSU target award, both of which were granted on September 17, 2020.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

OUTSTANDING EQUITY AWARDS FOR FISCAL 2021
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities underlying unexercised options (#) (Exercisable)	Number of Securities underlying unexercised options (#) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)[1]	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)[10]	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)[1]
Krzanich,	11/9/2018	98,270[2]	49,135[2]		50.77	11/9/2028
Brian M.	11/9/2018	—	152,068[3]		50.77	11/9/2028
	9/12/2019	111,209[2]	222,420[2]		47.13	9/12/2029			123,770	6,150,131
	9/17/2020	—	319,693[2]		43.45	9/17/2030			67,126	3,335,491
Guerin,	2/12/2021						20,301[8]	1,008,757	4,511	224,152
Eric J.	2/12/2021						9,667[9]	480,353
Tautges,	8/8/2017	18,690[11]	6,230[11]		62.03	8/8/2027
Joseph A.	9/6/2018						2,464[6]	122,436
	9/12/2019						9,548[7]	474,440	22,278	1,106,994
	9/17/2020						55,235[8]	2,744,627	12,274	609,895
Shah, Mahesh	5/2/2019	11,144[4]	11,144[4]		55.35	5/2/2029
	5/2/2019						587[6]	29,168
	9/12/2019						6,366[7]	316,327	14,852	737,996
	9/17/2020						41,426[8]	2,058,458	9,205	457,396
Byrne, Amy W.	6/14/2017	5,899[11]	1,964[11]		61.34	6/14/2027
	9/6/2018						821[6]	40,795
	9/12/2019						4,774[7]	237,220	11,139	553,497
	9/17/2020						30,379[8]	1,509,533	6,751	335,457
Brunz, Lee J.	1/26/2012	1,447	—		20.24	1/26/2022
	1/25/2013	2,757	—		21.72	1/25/2023
	1/23/2014	3,860	—		28.76	1/23/2024
	1/20/2015	8,357	—		43.54	1/20/2025
	9/9/2015	9,562	—		50.80	9/9/2025
	9/8/2016	8,633	—		58.75	9/8/2026
	9/8/2016	6,474[5]	2,159[5]		58.75	9/8/2026
	9/6/2018						821[6]	40,795
	9/12/2019						4,244[7]	210,884	9,901	491,981
	9/17/2020						30,379[8]	1,509,533	6,751	335,457
1.	Market value is based on the June 30, 2021, closing price of our common stock of $49.69 per share.
2.
Mr. Krzanich’s stock options vest in 1/3 increments on the first, second, and third anniversaries, with the exception of his fiscal 2019 stock options which vest from the commencement date (11/7/2018).

3.	The options will vest 100% on the third anniversary of the commencement date (11/7/2018) as the stock price performance goal was achieved.
4.	The options vest 25% on the first, second, third and fourth anniversaries of the grant date.
5.	The options vest 25% on the second, third, fourth and fifth anniversaries of the grant date.
6.	Remaining restricted stock award that will vest on the third anniversary of the grant date.
7.	Remaining RSU award that will vest equally on the second and third anniversaries of the grant date.
8.
Reflects a RSU award that, with the exception of Mr. Guerin, vests ratably on the first, second and third anniversaries of the grant date. For Mr. Guerin’s award, the first one-third will vest on the first anniversary of the grant date, the second one-third will vest on September 17, 2022, and the final one-third will vest on September 17, 2023.

9.	Restricted stock unit award that will vest on the first anniversary of the grant date.
10.
Reflects the first one-third of the fiscal 2021 PSU target award granted September 17, 2020, and to Mr. Guerin on February 12, 2021, for the performance period of July 1, 2020 - June 30, 2023, and, with the exception of Mr. Guerin, the first and second one-third of the target fiscal 2020 PSU target award granted on September 12, 2019 for the performance period July 1, 2019 - June 30, 2022. Under the PSU program, awards will cliff vest based on achievement of results at the end of the three-year performance period.

11.	The options vest 25% on September 8 of 2018, 2019, 2020, and 2021.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

OPTIONS EXERCISES AND STOCK VESTED TABLE FOR FISCAL 2021
	Option Awards[1]		Stock Awards[2]
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Krzanich, Brian M.	—	—	126,890	6,305,164
Guerin, Eric J.	—	—	—	—
Tautges, Joseph A.	—	—	23,070	1,096,547
Shah, Mahesh	—	—	9,276	455,136
Byrne, Amy W.	—	—	7,142	337,384
Brunz, Lee J.	—	—	10,906	514,692
1.	The value realized upon exercise is the difference between the market price of the shares of our common stock underlying the options when exercised and the applicable exercise price.
2.
Stock awards include vested time-based restricted stock, RSUs, and PSUs, and includes shares withheld for taxes upon vesting. The fiscal 2019 PSUs vested on June 30, 2021, when the performance period ended and employee service was no longer required. The number of PSUs that vested on June 30, 2021 includes all dividend equivalents accumulated during the vesting period, and are adjusted by the overall performance result of 70% based on the achievement of the performance targets established at 100% of target for the three-year performance period, and adjusted for total stockholder return ranking of 70%. The value realized upon vesting is based on the market price of our common stock as of each vesting date; in the case of the fiscal 2019 PSUs, the value is based on the closing stock price of a share of our common stock on June 30, 2021, of $49.69.

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL 2021
Name	Executive Contributions in 2021 ($)[1]	Registrant Contributions in 2021 ($)[2]	Aggregate Earnings in 2021 ($)[3]	Aggregate Withdrawals/ Distributions in 2021 ($)	Aggregate Balance at June 30, 2021 ($)[4]
Krzanich, Brian M.
Deferred Compensation	—	—	—	—	—
RSRP	—	19,530	1,156	—	89,761
Guerin, Eric J.
Deferred Compensation	—	—	—	—	—
RSRP	—	—	—	—	—
Tautges, Joseph A.
Deferred Compensation	—	—	—	—	—
RSRP	—	32,611	1,397	—	116,544
Shah, Mahesh
Deferred Compensation	—	—	—	—	—
RSRP	—	25,800	497	—	54,164
Byrne, Amy W.
Deferred Compensation	71,136	—	87,372	—	391,745
RSRP	—	7,818	4,281	—	30,635
Brunz, Lee J.
Deferred Compensation	76,471	—	783,226	—	2,737,063
RSRP	—	9,302	12,731	—	52,685
1.
The contributions reflect the annual incentive cash bonus amounts for fiscal 2020 that were payable in fiscal 2021 and were elected to be deferred by the NEOs as follows: (i) Ms. Byrne - 50%; and (ii) Mr. Brunz - 50%. The contributions exclude the annual bonus amount for fiscal 2021 that was payable in fiscal 2022 and were elected to be deferred by only Ms. Byrne, 50%. These amounts were reported as compensation in the “Summary Compensation Table” for fiscal 2021, but are excluded from the table above due to the timing of the deferral election. A more detailed description of our deferred compensation plan can be found above under “Other Compensation Components and Considerations” - “Benefits.”

2.
The amounts shown reflect CDK contributions under the Retirement and Savings Restoration Plan (RSRP). Eligibility for this plan is limited to CDK’s US executives to restore or replace Company contributions that cannot be provided under the qualified 401(k) plan due to IRS limits. Company contributions on eligible compensation above the IRS limits are deposited into a nonqualified bookkeeping account. All amounts contributed by the Company on behalf of these individuals during fiscal 2021 are included in the “All Other Compensation” column of the Summary Compensation Table.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

3.
The earnings amounts are not reported as compensation in fiscal 2021 in the “Summary Compensation Table” as they do not represent above-market or preferential earnings on deferred compensation. Participants in our deferred compensation plan may elect to invest in funds selected by the Company. Each participant deferred compensation account is credited daily with the applicable investment return.

4.
Of the aggregate Deferred Compensation balances the following amounts were reported as executive contributions in Summary Compensation Tables in prior-year proxy statements: Mr. Krzanich, $0; Mr Tautges, $0, Mr. Shah, $0; Ms. Byrne, $295,260; and Mr. Brunz, $1,146,598 (excludes contributions made by Mr. Brunz prior to CDK’s spin-off from ADP where he was a non-officer). The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.

On September 30, 2014, the Board established a Change in Control Severance Plan for Corporate Officers, which was subsequently amended and restated effective September 9, 2015, August 9, 2016 and August 8, 2017 (as last amended and restated, the “CIC Plan”). As of June 30, 2021, there were seven eligible participants in the CIC Plan, which provides for the following severance benefits upon a qualifying termination of employment without cause or for good reason during the two-year period following a change in control:
•
Cash Severance: Covered participants, including our NEOs, would receive a payment equal to 200% of their current total annual compensation (or in the case of our Chief Executive Officer, 250%). Current total annual compensation is defined as the sum of: (i) the greater of a participant’s highest annual salary during the fiscal year in which employment terminates and such participant’s highest rate of annual salary during the fiscal year immediately prior to the year of such termination; and (ii) 100% of the participant’s target annual cash bonus opportunity for the fiscal year in which the participant’s employment is terminated;

•	Prorated Bonus: A payment equal to a prorated portion of the participant’s target annual cash bonus opportunity for the fiscal year in which the participant’s qualifying termination occurs;
•
Continuation of Benefits: We will maintain and permit the participant to participate in certain benefit plans for up to 18 months (24 months for our Chief Executive Officer) and will share the costs of such benefit plans in the same proportion as are shared by then similarly situated employees to the extent permitted by law;

•	Stock Options: All unvested stock options held by the participant on the date of the qualifying termination shall become fully vested and exercisable;
•	Time-Based Restricted Shares and RSUs: Unvested time-based restricted shares and RSUs held by the participant on the date of the qualifying termination shall become fully vested; and
•
Performance-Based Awards: Outstanding unearned performance-based awards, whether settled in cash or shares of CDK Global stock, are earned: (i) taking into account actual performance for any performance goal for which the specific performance period has ended as of the date of the change in control; and (ii) deeming all other applicable performance goals achieved at the 100% target rate.

Participants must execute an effective release to obtain the benefits under the CIC Plan.
For purposes of the CIC Plan, “change in control” generally means the consummation of any of the following: (i) the acquisition of 35% or more of the total combined voting power of our then-outstanding securities; (ii) the merger, consolidation, or other business combination of CDK Global, subject to certain exceptions; (iii) the sale of all or substantially all of our assets, subject to certain exceptions; or (iv) the first day on which the majority of the Board cease to be continuing directors.
For purposes of the CIC Plan, “cause” generally means: (i) gross negligence or willful misconduct which is materially injurious to us, monetarily or otherwise; (ii) misappropriation or fraud with regard to us or our assets; (iii) conviction of, or the pleading of guilty or nolo contendere to a felony involving our assets or business; or (iv) willful and continued failure to substantially perform duties after written notice by the Board.
For purposes of the CIC Plan, “continuing directors” generally means as of any date of determination, any member of the Board who: (i) was a member of such Board as of August 9, 2016; or (ii) was nominated for election or elected to such Board with the approval of a majority of the continuing directors who were members of the Board at the time of such nomination or election.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

For purposes of the CIC Plan, “good reason” generally means: (i) material diminution in the participant’s position, duties, responsibilities, or authority as of the date immediately prior to the change in control; (ii) reduction in the participant’s base compensation or failure to provide incentive compensation opportunities at least as favorable in the aggregate as those provided immediately prior to the change in control; (iii) failure to provide employee benefits at least as favorable in the aggregate as those provided immediately prior to the change in control; or (iv) failure of any successor or assign of the Company to assume in writing the obligations under the plan.
CDK Global has the right to amend or terminate, in whole or in part, any or all of the provisions of the CIC Plan by action of the Board at any time; provided, that, during the two-year period following a change in control, the Company may not amend or terminate the CIC Plan in any manner adverse to participants, except to comply with changes in applicable laws that do not reduce the benefits and payments due in the event of a qualifying termination; and in no event shall any amendment reducing the benefits provided under the CIC Plan or any CIC Plan termination be effective until at least six months after the date of the applicable action by the Board, and in no event shall become effective if a Change in Control occurs during the six-month period.
If Mr. Krzanich becomes entitled to severance benefits under the CIC Plan, he will not be entitled to any severance benefits set forth in his employment agreement as described below.
The CIC Plan supplements, but does not replace, any change in control provision provided for in each applicable equity award agreement.
Corporate Officer Severance Plan
Effective February 2, 2016, the Board established the Corporate Officer Severance Plan, which was subsequently amended and restated effective September 7, 2017 (as amended and restated, the “Severance Plan”), for purposes of involuntary terminations other than for cause in the absence of a change in control. As of June 30, 2021, there were six eligible participants in the Severance Plan (each, an “Eligible Participant”). All NEOs except for Mr. Krzanich are Eligible Participants. In the event of Mr. Krzanich’s termination without “cause” or resignation with “good cause,” other than due to death or disability, he is entitled to the payments and benefits under his employment agreement as described below.
The Severance Plan provides for the following to each Eligible Participant who is involuntarily terminated by the Company without cause (other than during the two-year period following the occurrence of a change in control):
•	18 months of continued base salary;
•
A prorated annual bonus for the year of termination, based on actual performance for the full fiscal year, but assuming that all non-financial and other subjective and qualitative performance criteria are achieved at target levels;

•
Continued vesting of the Eligible Participant’s stock options during the period of continued base salary payments (the “Severance Period”), and the Eligible Participant will have 60 days following the termination of the Severance Period in which to exercise any vested stock options;

•
Continued vesting of all of the Eligible Participant’s other awards, including, time-based restricted shares, RSUs, and PSUs, during the Severance Period, and any performance-based vesting requirements will remain eligible to be satisfied based on actual achievement of the applicable performance goals during the performance period for each of the then-ongoing award programs;

•
The number of shares of stock (or cash, in the case of cash-settled awards) that the Eligible Participant would have been entitled to receive based on the actual achievement of the applicable performance goals in each of the then-ongoing programs, prorated to reflect the portion of the applicable performance period elapsed through the end of the Severance Period; and

•
We will pay each Eligible Participant a taxable monthly cash amount equal to our proportion of the monthly cost to provide medical, dental, vision and basic life insurance plans to similarly situated active employees as of the date immediately prior to such Eligible Executive’s termination date until the earlier of: (i) the date that such Eligible Executive becomes eligible for participation in the respective medical, dental, vision and basic life insurance benefits plans of a subsequent employer; and (ii) twelve (12) months from the date of his or her termination to the extent permitted by law.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Eligible Participants must execute an effective release to obtain the benefits under the Severance Plan.
The Severance Plan defines “cause” as:
•
Failure to perform duties (other than due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of duties, to the extent not cured within 15 days following written notice;

•	Engaging in, or being about to engage in, conduct that is injurious to the Company or an affiliate;
•	Conviction of, or a plea of guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty; or
•	The consistent failure to follow the lawful instructions of the Board or a direct superior, which failure amounts to an intentional and extended neglect of duties to the Company or an affiliate.
The severance payments potentially due to the Eligible Participants are payable solely pursuant to the terms of the Severance Plan (other than if benefits are payable pursuant to the CIC Plan).
Chief Executive Officer Employment Agreement
Mr. Krzanich is party to an employment agreement with the Company, the initial term of which began on November 5, 2018 and ends on November 7, 2021, unless earlier terminated. The employment agreement was designed to induce Mr. Krzanich to accept our offer to become President and Chief Executive Officer of the Company, to provide leadership stability to the Company by providing Mr. Krzanich with long-term incentives to remain as President and Chief Executive Officer for an extended period of time, and to align his interests with our stockholders’ interests by establishing that a substantial majority of his compensation is performance-based.
The key compensation elements contained in Mr. Krzanich’s employment agreement are as follows:
•	an annual base salary of $1,000,000;
•	an annual target incentive cash bonus equal to 150% of his annual base salary;
•
an initial long-term equity incentive grant of: (i) PSUs with a grant date fair value of $8,750,000; (ii) time-vesting stock options with a grant date fair value of $1,875,000; and (iii) performance-vesting stock options with a grant date fair value of $1,875,000; and

•
subsequent target long-term equity incentive compensation for fiscal 2020 and thereafter having an aggregate grant date fair value of approximately $12,500,000. The mix of equity award instruments or value or equity participation in fiscal 2020 and thereafter are to be determined in the sole discretion of the Board.

Under the employment agreement, if Mr. Krzanich’s employment is terminated without “cause” or if Mr. Krzanich resigns with “good reason” (each as defined in the employment agreement), and other than due to death or disability, he will be entitled to receive the severance benefits that would be paid or provided to him pursuant to the Severance Plan, as in effect from time to time, as if he were an Eligible Participant in the Severance Plan, subject to the terms and conditions thereof; provided, that the cash severance benefit payable to him will equal 200% of his annual base salary then in effect, and the severance period thereunder will be the 24-month period following his termination.
As described above, Mr. Krzanich is a participant in the CIC Plan, and, in the event of a “change in control” of the Company and a subsequent qualifying termination, he will not be entitled to any payments or benefits under the employment agreement, and the CIC Plan will govern his rights to severance payments and benefits in connection with such termination.
Mr. Krzanich has agreed, while employed and for a period of 24 months thereafter, not to compete with the Company, not to solicit the Company’s customers, subscribers or suppliers as of the date of his termination of employment, and not to solicit or hire the Company’s employees or former employees within six months after the date they cease to be an employee of the Company. Mr. Krzanich has also agreed to be bound by customary covenants relating to confidentiality, non-disparagement, intellectual property and return of property.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Potential Payments upon Termination or Change in Control for Mr. Krzanich
Payment Elements	Qualifying Termination Following Change In Control ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause or Voluntary Resignation for Good Reason ($)	Retirement ($)
Termination Payment[1]	7,750,000	—	—	3,992,000	—
Stock Options[2]	2,564,280	2,564,280	2,564,280	1,899,314	—
Performance Stock Units[3]	19,533,260	19,533,260	19,533,260	19,533,260	—
Health Coverage[4]	30,627	—	—	15,314	—
Total	29,878,167	22,097,540	22,097,540	25,439,888	—
1.
The amount in the Qualifying Termination Following a Change in Control column includes both: (i) a severance payment equal to $6,250,000 (calculated as 250% of the sum of (a) $1,000,000 (his highest rate of annual salary during either fiscal 2021 or fiscal 2020), and (b) $1,500,000 (his target annual cash bonus opportunity for fiscal 2021)); and (ii) a bonus payment equal to $1,500,000 (if the full fiscal year was not completed the bonus would be multiplied by a fraction representing the number of days he was employed during the fiscal year divided by 365).

The Involuntary Termination Without Cause or Voluntary Resignation for Good Reason payment includes both: (i) a severance payment equal to $2,000,000 (calculated as 200% of his annual base salary in effect on June 30, 2021; and (ii) a bonus payment equal to $1,992,000 (his actual annual cash bonus earned for fiscal 2021 based on actual performance for the full fiscal year, but assuming that all non-financial and other subjective and qualitative performance criteria are achieved at target levels).
2.
The amounts in the Qualifying Termination Following a Change in Control, Death, and Disability columns represent the value of all unvested options that would become fully vested and exercisable upon the applicable event occurring on June 30, 2021, based on the closing stock price of a share of our common stock of $49.69 per share. The amount in the Involuntary Termination Without Cause column represents the value of unvested stock options as of June 30, 2021, that will continue to vest during the 24-month severance period based on the closing stock price of a share of our common stock of $49.69 per share.

3.
The amount in the Qualifying Termination Following a Change in Control column represents the amount attributable to all outstanding PSUs deeming performance goals of this program to be achieved at 100% of target rate and including dividend equivalents accumulated as of June 30, 2021. The amounts in the Death and Disability columns represent the value of vesting the outstanding PSUs that Mr. Krzanich (or his estate, as applicable) is eligible to receive upon the occurrence of the events on June 30, 2021, which represent the vesting of the target fiscal 2020 and 2021 PSUs and dividend equivalents accumulated as of June 30, 2021.

The amount in the Involuntary Termination Without Cause or Voluntary Resignation for Good Reason column represents the value of the fiscal 2020 and 2021 PSUs outstanding as of June 30, 2021, that will continue to vest during the 24-month severance period. The fiscal 2020 and 2021 PSUs are assumed to vest at 100% of target rate including dividend equivalents accumulated as of June 30, 2021, as the performance periods are incomplete. However, these PSUs will vest based on actual performance upon the occurrence of the stated event.
The amounts in all columns assume the PSUs vested on June 30, 2021, when the closing stock price of a share of our common stock was $49.69 per share.
4.
The amounts represent the estimated cost to continue the medical, dental, and life insurance premiums payable by the Company for 24 months pursuant to the CIC Plan and the estimated cost to provide the cash benefits payment for 12 months pursuant to the Severance Plan.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Potential Payments upon Termination or Change in Control for Mr. Guerin
Payment Elements	Qualifying Termination Following Change In Control ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Retirement ($)
Termination Payment[1]	2,380,000	—	—	1,192,160	—
Restricted Stock Units[2]	1,489,110	1,489,110	1,489,110	1,152,858	—
Performance Stock Units[3]	676,418	676,418	676,418	539,470	—
Health Coverage[4]	24,965	—	—	16,643	—
Total	4,570,493	2,165,528	2,165,528	2,901,131	—
1.
The amount in the Qualifying Termination Following a Change in Control column includes both: (i) a severance payment equal to $2,160,000 (calculated as 200% of the sum of (a) $600,000 (his highest rate of annual salary during fiscal 2021 and (b) $480,000 (his target annual cash bonus opportunity for fiscal 2021)); and (ii) a bonus payment equal to $220,000 (his target bonus as of his January 18, 2021, hire date; if the full fiscal year was not completed the bonus would be multiplied by a fraction representing the number of days he was employed during the fiscal year divided by 365).

The Involuntary Termination Without Cause payment includes both: (i) a severance payment equal to $900,000 (calculated as 150% of his annual base salary in effect on June 30, 2021); and (ii) a bonus payment equal to $292,160 (his actual annual cash bonus earned for fiscal 2021 based on actual performance for the full fiscal year, but assuming that all non-financial and other subjective and qualitative performance criteria are achieved at target levels).
2.
The amount in the Qualifying Termination Following a Change in Control column represents the value of time-based RSU awards outstanding as of June 30, 2021, using the closing stock price of a share of our common stock of $49.69, and excludes the RSU accrued cash dividend value of $8,990. These awards are fully accelerated upon termination for Death and Disability. The amount in the Involuntary Termination Without Cause column represents the value of unvested restricted stock and RSU awards as of June 30, 2021, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $49.69 per share, and excludes the RSU accrued cash dividend value of $6,960.

3.
The amount in the Qualifying Termination Following a Change in Control column represents the amount attributable to all outstanding PSUs deeming performance goals of this program to be achieved at 100% of target rate and including dividend equivalents accumulated as of June 30, 2021. The amounts in the Death and Disability columns represent the value of vesting of outstanding PSUs that Mr. Guerin (or his estate, as applicable) is eligible to receive upon the occurrence of the events on June 30, 2021, 100% of the fiscal 2021 PSUs, and dividend equivalents accumulated as of June 30, 2021.

The amount in the Involuntary Termination Without Cause column represents the value of the fiscal 2021 PSUs outstanding as of June 30, 2021, that will continue to vest during the 18-month severance period. The fiscal 2021 PSUs are assumed to vest at 100% of target rate including dividend equivalents accumulated as of June 30, 2021, as the performance periods are incomplete. However, this PSU will vest based on actual performance upon the occurrence of the stated event.
The amounts in all columns assume the PSU vests on June 30, 2021, when the closing stock price of a share of our common stock was $49.69 per share.
4.
The amounts represent the estimated cost to continue the medical, dental, and life insurance premiums payable by the Company for 18 months pursuant to the CIC Plan and the estimated cost to provide the cash benefits payment for 12 months pursuant to the Severance Plan.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Potential Payments upon Termination or Change in Control for Mr. Tautges
Payment Elements	Qualifying Termination Following Change In Control ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Retirement ($)
Termination Payment[1]	3,300,000	—	—	1,921,800	—
Stock Options[2]	—	—	—	—	—
Restricted Stock Units[3]	3,341,503	3,341,503	3,341,503	2,426,611	—
Performance Stock Units[4]	3,544,785	3,544,785	3,544,785	3,239,690	—
Health Coverage[5]	25,132	—	—	16,755	—
Total	10,211,420	6,886,288	6,886,288	7,604,856	—
1.
The amount in the Qualifying Termination Following a Change in Control column includes both: (i) a severance payment equal to $2,700,000 (calculated as 200% of the sum of (a) $750,000 (his highest rate of annual salary during either fiscal 2021 or fiscal 2020 and (b) $600,000 (his target annual cash bonus opportunity for fiscal 2021)); and (ii) a bonus payment equal to $600,000 (if the full fiscal year was not completed the bonus would be multiplied by a fraction representing the number of days he was employed during the fiscal year divided by 365).

The Involuntary Termination Without Cause payment includes both: (i) a severance payment equal to $1,125,000 (calculated as 150% of his annual base salary in effect on June 30, 2021); and (ii) a bonus payment equal to $796,800 (his actual annual cash bonus earned for fiscal 2021 based on actual performance for the full fiscal year, but assuming that all non-financial and other subjective and qualitative performance criteria are achieved at target levels).
2.
The amounts in the Qualifying Termination Following a Change in Control, Death, and Disability columns represent the value of all unvested options that would become fully vested and exercisable upon the applicable event occurring on June 30, 2021, based on the closing stock price of a share of our common stock of $49.69 per share. The amount in the Involuntary Termination Without Cause column represents the value of unvested stock options as of June 30, 2021, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $49.69 per share.

3.
The amount in the Qualifying Termination Following a Change in Control column represents the value of time-based RSU awards outstanding as of June 30, 2021, using the closing stock price of a share of our common stock of $49.69, and excludes the RSU accrued cash dividend value of $38,947. These awards are fully accelerated upon termination for Death and Disability. The amount in the Involuntary Termination Without Cause column represents the value of unvested restricted stock and RSU awards as of June 30, 2021, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $49.69 per share, and excludes the RSU accrued cash dividend value of $30,661.

4.
The amount in the Qualifying Termination Following a Change in Control column represents the amount attributable to all outstanding PSUs deeming performance goals of this program to be achieved at 100% of target rate and including dividend equivalents accumulated as of June 30, 2021. The amounts in the Death and Disability columns represent the value of vesting of outstanding PSUs that Mr. Tautges (or his estate, as applicable) is eligible to receive upon the occurrence of the events on June 30, 2021, 100% of the fiscal 2020 and 2021 PSUs, and dividend equivalents accumulated as of June 30, 2021.

The amount in the Involuntary Termination Without Cause column represents the value of the fiscal 2020 and 2021 PSUs outstanding as of June 30, 2021, that will continue to vest during the 18-month severance period. The fiscal 2020 and 2021 PSUs are assumed to vest at 100% of target rate including dividend equivalents accumulated as of June 30, 2021, as the performance periods are incomplete. However, these PSUs will vest based on actual performance upon the occurrence of the stated event.
The amounts in all columns assume the PSUs vested on June 30, 2021, when the closing stock price of a share of our common stock was $49.69 per share.
5.
The amounts represent the estimated cost to continue the medical, dental, and life insurance premiums payable by the Company for 18 months pursuant to the CIC Plan and the estimated cost to provide the cash benefits payment for 12 months pursuant to the Severance Plan.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Potential Payments upon Termination or Change in Control for Mr. Shah
Payment Elements	Qualifying Termination Following Change In Control ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Retirement ($)
Termination Payment[1]	2,948,000	—	—	1,716,808	—
Stock Options[2]	—	—	—	—	—
Restricted Stock Units[3]	2,403,953	2,403,953	2,403,953	1,717,783	—
Performance Stock Units[4]	2,516,955	2,516,955	2,516,955	2,288,136	—
Health Coverage[5]	25,132	—	—	16,755	—
Total	7,894,040	4,920,908	4,920,908	5,739,482	—
1.
The amount in the Qualifying Termination Following a Change in Control column includes both: (i) a severance payment equal to $2,412,000 (calculated as 200% of the sum of (a) $670,000 (his highest rate of annual salary during either fiscal 2021 or 2020) and (b) $536,000 (his target annual cash bonus opportunity for fiscal 2021)); and (ii) a bonus payment equal to $536,000 (if the full fiscal year was not completed the bonus would be multiplied by a fraction representing the number of days he was employed during the fiscal year divided by 365).

The Involuntary Termination Without Cause payment includes both: (i) a severance payment equal to $1,005,000 (calculated as 150% of his annual base salary in effect on June 30, 2021); and (ii) a bonus payment equal to $711,808 (his actual annual cash bonus earned for fiscal 2021 based on actual performance for the full fiscal year, but assuming that all non-financial and other subjective and qualitative performance criteria are achieved at target levels).
2.
The amounts in the Qualifying Termination Following a Change in Control, Death, and Disability columns represent the value of all unvested options that would become fully vested and exercisable upon the applicable event occurring on June 30, 2021, based on the closing stock price of a share of our common stock of $49.69 per share. The amount in the Involuntary Termination Without Cause column represents the value of unvested stock options as of June 30, 2021, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $49.69 per share.

3.
The amount in the Qualifying Termination Following a Change in Control column represents the value of time-based RSU awards outstanding as of June 30, 2021, using the closing stock price of a share of our common stock of $49.69, and excludes the accrued cash dividend value of $26,118. These awards are fully accelerated upon termination for Death and Disability. The amount in the Involuntary Termination Without Cause column represents the value of unvested RSU awards as of June 30, 2021 that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $49.69 per share, and excludes the accrued cash dividend value of $19,904.

4.
The amount in the Qualifying Termination Following a Change in Control column represents the amount attributable to all outstanding PSUs deeming performance goals of this program to be achieved at 100% of target rate and including dividend equivalents accumulated as of June 30, 2021. The amounts in the Death and Disability columns represent the value of vesting the outstanding PSUs that Mr. Shah (or his estate, as applicable) is eligible to receive upon the occurrence of the events on June 30, 2021, which represent 100% of the target fiscal 2020 and 2021 PSUs and dividend equivalents accumulated as of June 30, 2021.

The amount in the Involuntary Termination Without Cause column represents the value of the fiscal 2020 and 2021 PSUs outstanding as of June 30, 2021 that will continue to vest during the 18-month severance period. The fiscal 2020 and 2021 PSUs are assumed to vest at 100% of target rate including dividend equivalents accumulated as of June 30, 2021, since the performance periods are incomplete. However, these PSUs will vest based on actual performance upon the occurrence of the stated event.
The amounts in all columns assume the PSUs vested on June 30, 2021, when the closing stock price of a share of our common stock was $49.69 per share.
5.
The amounts represent the estimated cost to continue the medical, dental, and life insurance premiums payable by the Company for 18 months pursuant to the CIC Plan and the estimated cost to provide the cash benefits payment for 12 months pursuant to the Severance Plan.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Potential Payments upon Termination or Change in Control for Ms. Byrne
Payment Elements	Qualifying Termination Following Change In Control ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Retirement ($)
Termination Payment[1]	1,804,000	—	—	1,069,024	—
Stock Options[2]	—	—	—	—	—
Restricted Stock Units[3]	1,787,548	1,787,548	1,787,548	1,284,337	—
Performance Stock Units[4]	1,864,697	1,864,697	1,864,697	1,696,892	—
Health Coverage[5]	21,627	—	—	14,418	—
Total	5,477,872	3,652,245	3,652,245	4,064,671	—
1.
The amount in the Qualifying Termination Following a Change in Control column includes both: (i) a severance payment equal to $1,496,000 (calculated as 200% of the sum of (a) $440,000 (her highest rate of annual salary during either fiscal 2021 or fiscal 2020) and (b) $308,000 (her target annual cash bonus opportunity for fiscal 2021)); and (ii) a bonus payment equal to $308,000 (if the full fiscal year was not completed the bonus would be multiplied by a fraction representing the number of days she was employed during the fiscal year divided by 365).

The Involuntary Termination Without Cause payment includes both: (i) a severance payment equal to $660,000 (calculated as 150% of her annual base salary in effect on June 30, 2021); and (ii) a bonus payment equal to $409,024 (her actual annual cash bonus earned for fiscal 2021 based on actual performance for the full fiscal year, but assuming that all non-financial and other subjective and qualitative performance criteria are achieved at target levels).
2.
The amounts in the Qualifying Termination Following a Change in Control, Death, and Disability columns represent the value of all unvested options that would become fully vested and exercisable upon the applicable event occurring on June 30, 2021, based on the closing stock price of a share of our common stock of $49.69 per share. The amount in the Involuntary Termination Without Cause column represents the value of unvested stock options as of June 30, 2021, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $49.69 per share.

3.
The amount in the Qualifying Termination Following a Change in Control column represents the value of time-based RSU awards outstanding as of June 30, 2021, using the closing stock price of a share of our common stock of $49.69, and excludes the RSU accrued cash dividend value of $20,038. These awards are fully accelerated upon termination for Death and Disability. The amount in the Involuntary Termination Without Cause column represents the value of unvested restricted stock and RSU awards as of June 30, 2021, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $49.69 per share, and excludes the RSU accrued cash dividend value of $15,481.

4.
The amount in the Qualifying Termination Following a Change in Control column represents the amount attributable to all outstanding PSUs deeming performance goals of this program to be achieved at 100% of target rate and including dividend equivalents accumulated as of June 30, 2021. The amounts in the Death and Disability columns represent the value of vesting the outstanding PSUs that Ms. Byrne (or her estate, as applicable) is eligible to receive upon the occurrence of the events on June 30, 2021, which represent 100% of the target fiscal 2020 and 2021 PSUs and dividend equivalents accumulated as of June 30, 2021.

The amount in the Involuntary Termination Without Cause column represents the value of the fiscal 2020 and 2021 PSUs outstanding as of June 30, 2021 that will continue to vest during the 18-month severance period. The fiscal 2020 and 2021 PSUs are assumed to vest at 100% of target rate including dividend equivalents accumulated as of June 30, 2021, since the performance periods are incomplete. However, these PSUs will vest based on actual performance upon the occurrence of the stated event.
The amounts in all columns assume the PSUs vested on June 30, 2021, when the closing stock price of a share of our common stock was $49.69 per share.
5.
The amounts represent the estimated cost to continue the medical, dental, and life insurance premiums payable by the Company for 18 months pursuant to the CIC Plan and the estimated cost to provide the cash benefits payment for 12 months pursuant to the Severance Plan.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Potential Payments upon Termination or Change in Control for Mr. Brunz
Payment Elements	Qualifying Termination Following Change In Control ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Retirement ($)
Termination Payment[1]	1,845,000	—	—	1,093,320	—
Stock Options[2]	—	—	—	—	—
Restricted Stock Units[3]	1,761,212	1,761,212	1,761,212	1,258,002	—
Performance Stock Units[4]	1,770,283	1,770,283	1,770,283	1,602,478	—
Health Coverage[5]	22,427	—	—	14,951	—
Total	5,398,922	3,531,495	3,531,495	3,968,751	—
1.
The amount in the Qualifying Termination Following a Change in Control column includes both: (i) a severance payment equal to $1,530,000 (calculated as 200% of the sum of (a) $450,000 (his highest rate of annual salary during either fiscal 2021 or fiscal 2020) and (b) $315,000 (his target annual cash bonus opportunity for fiscal 2021)); and (ii) a bonus payment equal to $315,000 (if the full fiscal year was not completed the bonus would be multiplied by a fraction representing the number of days he was employed during the fiscal year divided by 365).

The Involuntary Termination Without Cause payment includes both: (i) a severance payment equal to $675,000 (calculated as 150% of his annual base salary in effect on June 30, 2021); and (ii) a bonus payment equal to $418,320 (his actual annual cash bonus earned for fiscal 2021 based on actual performance for the full fiscal year, but assuming that all non-financial and other subjective and qualitative performance criteria are achieved at target levels).
2.
The amounts in the Qualifying Termination Following a Change in Control, Death, and Disability columns represent the value of all unvested options that would become fully vested and exercisable upon the applicable event occurring on June 30, 2021, based on the closing stock price of a share of our common stock of $49.69 per share. The amount in the Involuntary Termination Without Cause column represents the value of unvested stock options as of June 30, 2021, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $49.69 per share.

3.
The amount in the Qualifying Termination Following a Change in Control column represents the value of time-based restricted stock and RSU awards outstanding as of June 30, 2021, using the closing stock price of a share of our common stock of $49.69, and excludes the RSU accrued cash dividend value of $19,481. These awards are fully accelerated upon termination for Death and Disability. The amount in the Involuntary Termination Without Cause column represents the value of unvested restricted stock and RSU awards as of June 30, 2021, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $49.69 per share, and excludes the RSU accrued cash dividend value of $14,924.

4.
The amount in the Qualifying Termination Following a Change in Control column represents the amount attributable to all outstanding PSUs deeming performance goals of this program to be achieved at 100% of target rate and including dividend equivalents accumulated as of June 30, 2021. The amounts in the Death and Disability columns represent the value of vesting the outstanding PSUs that Mr. Brunz (or his estate, as applicable) is eligible to receive upon the occurrence of the events on June 30, 2021, which represent 100% of the target fiscal 2020 and 2021 PSUs and dividend equivalents accumulated as of June 30, 2021.

The amount in the Involuntary Termination Without Cause column represents the value of the fiscal 2020 and 2021 PSUs outstanding as of June 30, 2021 that will continue to vest during the 18-month severance period. The fiscal 2020 and 2021 PSUs are assumed to vest at 100% of target rate including dividend equivalents accumulated as of June 30, 2021, since the performance periods are incomplete. However, these PSUs will vest based on actual performance upon the occurrence of the stated event.
The amounts in all columns assume the PSUs vested on June 30, 2021, when the closing stock price of a share of our common stock was $49.69 per share.
5.
The amounts represent the estimated cost to continue the medical, dental, and life insurance premiums payable by the Company for 18 months pursuant to the CIC Plan and the estimated cost to provide the cash benefits payment for 12 months pursuant to the Severance Plan.

PROPOSAL 2: AN ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

EQUITY COMPENSATION PLAN INFORMATION
As of June 30, 2021, our equity securities were authorized for issuance under the 2014 Plan. The 2014 Plan was originally adopted by the Board on September 30, 2014 and was approved by our stockholders on November 6, 2015. The 2014 Plan was amended on September 9, 2015 and January 18, 2017.
Plan category	Securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column (#))
Equity compensation plans approved by stockholders	2,439,825	48.30	5,491,525
Equity compensation plans not approved by stockholders	—	—	—
Total	2,439,825	48.30	5,491,525
PAY RATIO DISCLOSURE
Pursuant to SEC rules, we are required to disclose in this proxy statement the ratio of the annual total compensation of Mr. Krzanich, our Chief Executive Officer, to the median of the annual total compensation of all of our employees (excluding Mr. Krzanich). We determined that Mr. Krzanich’s fiscal 2021 annual total compensation was $12,662,385, the median of the fiscal 2021 annual total compensation of all of our employees (excluding Mr. Krzanich) was $88,203, and the ratio of these amounts was 144 to 1. For purposes of calculating this ratio, the value of employer provided non-discriminatory health benefits was included in the annual total compensation of each of Mr. Krzanich and the median employee. The Company believes that the foregoing ratio is a reasonable estimate determined in accordance with SEC rules.
Under the SEC rules, companies may identify the median annual total compensation using a wide variety of methods including reasonable assumptions and estimations. It is therefore difficult to compare our ratio to the ratio of other companies. To identify our fiscal 2021 median employee, we began by considering each of the approximately 6,400 individuals employed by us worldwide on April 1, 2021. We then calculated the target total direct compensation (which we define as base salary or wages plus target cash bonus or commission and long-term incentive target) for each individual during fiscal 2021 to identify our median employee. To calculate the target total direct compensation for any employee that we paid in currency other than U.S. Dollars, we then applied the applicable currency conversions.

PROPOSAL 3: AN ADVISORY VOTE TO APPROVE THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Rule 14A of the Securities and Exchange Act of 1934, we are providing our stockholders the opportunity to cast a non-binding, advisory vote on the frequency of future votes to approve the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis and compensation tables. Stockholders will be able to specify one of four choices for this proposal on the proxy card; one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation.
Our prior say on frequency vote occurred in 2015. At that year’s meeting, stockholders voted in support of annual advisory votes on future executive compensation proposals.
After careful consideration, the Board believes that it is appropriate and in the best interest for our stockholders to continue to cast a non-binding, advisory vote on executive compensation on an annual basis. The Board strongly believes in continuous, proactive engagement with its stockholders. Annual votes will facilitate this important goal by allowing management, the Board, and our stockholders to engage in a timely, open and meaningful dialogue and to receive input regarding the compensation of our Named Executive Officers, our corporate governance practices as well as our executive compensation philosophy, policies and practices.
The stockholder vote on this resolution will not be binding on management or the Board and will not be construed as overruling any decision by management or the Board. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our executive compensation program.
The Board recommends that our stockholders vote FOR conducting future advisory votes on executive compensation every ONE YEAR.

PROPOSAL 4: APPROVAL OF THE CDK GLOBAL, INC. 2014 OMNIBUS AWARD PLAN (AS AMENDED AND RESTATED EFFECTIVE AS OF NOVEMBER 11, 2021)
Our stockholders are being asked to approve the amendment and restatement of the 2014 Plan (the “Restated 2014 Plan”). The 2014 Plan was originally adopted by the Board on September 30, 2014 and was amended in 2017 to make some technical changes. The Restated 2014 Plan was adopted by the Board on September 17, 2021 and will become effective on the date of the annual meeting if it is approved by our stockholders (the “Effective Date”). If approved, the Restated 2014 Plan will increase the number of shares of our common stock available of issuance under the plan to 16,400,000 (which represents an increase of 4,400,000 of the number of shares available under the 2014 Plan prior to the amendment and restatement). There were also some technical and conforming changes made to the Restated 2014 Plan, primarily to reflect changes in law since the 2014 Plan was last amended, including elimination of provisions relating to awards under Section 162(m) of the Code.
If the Restated 2014 Plan is not approved by our stockholders, the Restated 2014 Plan will not be effective and the 2014 Plan will remain in effect in accordance with its terms as in effect without regard to the amendment and restatement.
The Board has determined that it is advisable and in our best interests and the best interests of our stockholders to adopt the Restated 2014 Plan. The purpose of the Restated 2014 Plan is to provide a means through which we and our affiliates may continue to attract and retain key personnel and to provide a means whereby our directors, officers, employees, consultants and advisors, and those of our affiliates, can continue to acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.
A copy of the Restated 2014 Plan is attached hereto as Appendix A. The following summary of the key features and material terms of the Restated 2014 Plan is qualified in its entirety by reference to the complete text of the Restated 2014 Plan.
The Board unanimously recommends that our stockholders vote FOR the approval of the Restated 2014 plan.
Key Data
The following table includes information regarding outstanding equity awards and shares available for future awards under the 2014 Plan as of September 13, 2021 (and without giving effect to approval of the Restated 2014 Plan).
Number of Stock Options Outstanding	1,180,020
Weighted Average Exercise Price of Outstanding Stock Options	$47.38
Weighted Average Remaining Term of Outstanding Stock Options	7.2 years
Number of Full Value Awards Outstanding (at Maximum)	2,044,424
Number of Shares Available for Future Grant[1]	2,907,678
[1]
Assuming approval of the Restated 2014 Plan, as of the Effective Date, and subject to changes in capitalization as well as the Restated 2014 Plan’s share reuse rules, a total of 7.3 million shares (representing 2.9 million shares that were available for future grants under the 2014 Plan as of September 13, 2021 and 4.4 million newly added shares) will be authorized and available for awards granted under the Restated 2014 Plan, less one share for every one share that was subject to an award granted under the 2014 Plan after September 13, 2021 and prior to the Effective Date.

Share Usage
As noted above, equity-based compensation serves as an important part of our overall compensation program. The Restated 2014 Plan is intended to ensure that we will continue to have a reasonable number of shares available under our compensation plans to provide us with flexibility to meet future compensation needs. We do not view the number of shares that currently remain available for grant under the 2014 Plan as sufficient to allow us to execute on our long-term business plan, and the size of the aggregate share reserve under the Restated 2014 Plan is intended to provide us with sufficient shares for three-to-four years, although the duration of the share reserve may be shorter or longer depending on various factors such as stock price, aggregate equity needs, and equity award type mix.

Overhang. As of September 13, 2021, we had 6.1 million shares of our common stock subject to outstanding equity awards or available for future equity awards under the 2014 Plan, which represented approximately 4.8% of fully diluted common shares outstanding (or, the “overhang percentage”). The 4.4 million new shares proposed to be included in the Restated 2014 Plan share reserve would increase the overhang percentage by an additional 3.2% to approximately 8.0%.
Burn Rate
	(shares in thousands)	Fiscal Year 2021	Fiscal Year 2020	Fiscal Year 2019	Average
A	Stock Options Granted	319	334	322	325
B	Time-based Full Value Awards Granted	1,379	595	425	800
C	Performance-based Full Value Awards Vested	169	99	389	219
D	Basic Weighted-Average Common Shares Outstanding	121,900	121,600	125,500	123,000
	Burn Rate (A+B+C)/D	1.5%	0.8%	0.9%	1.1%
Key Features of the Restated 2014 Plan
The Board believes that the Restated 2014 Plan promotes the interests of our stockholders by aligning the interests of participants in the Restated 2014 Plan with those of our stockholders and by including features that support good pay practices. These key features include the following (all of which are discussed in greater detail below):
Administration. The Restated 2014 Plan is administered by a committee that is comprised solely of independent, non-employee directors.
Limits on Outside Director Compensation. The Restated 2014 Plan provides for limits on the amount of compensation that can be paid to non-employee directors during a specified period.
No Repricing of Options and SARs. All stock options and stock appreciation right (“SARs”) granted under the Restated 2014 Plan must have an exercise price at least equal to the fair market value of a share of our common stock on the date of grant. The Restated 2014 Plan expressly prohibits repricing of stock options and SARs. The prohibitions on repricing include a reduction in the exercise price of an outstanding option or SAR, surrender of an outstanding stock option or SAR to us as consideration for the grant of a replacement stock option or SAR with a lower exercise price or the grant of another award, or surrender of an outstanding stock option or SAR to us in consideration for a cash payment if, at the time of such surrender, the exercise price of the stock option or SAR is greater than the then current fair market value of a share of our common stock. The foregoing restrictions do not apply in the case of adjustments in connection with certain corporate events or adjustments approved by our stockholders.
No Payment of Dividends and Dividend Equivalents on Unvested/Unearned Awards. The Restated 2014 Plan provides that no dividends or dividend equivalent rights will be payable unless and only to the extent that the underlying award is earned and vested.
No Evergreen Provisions. The Restated 2014 Plan does not contain “evergreen” provisions. Instead, the Restated 2014 Plan provides for a fixed number of shares of our common stock that may be issued and our stockholders must approve any increase in that number of shares.
Recoupment/Misconduct. Awards under the Restated 2014 Plan are subject to our recoupment and clawback policies as in effect from time to time.

Summary Description of the Restated 2014 Plan
The following is a summary of the material features of the Restated 2014 Plan.
Administration. The Restated 2014 Plan is administered by a committee (which we refer to as the “Committee”) approved by the Board (or, if no Committee has been appointed, by the Board). The compensation committee was appointed as the Committee and administers the Restated 2014 Plan. The Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Restated 2014 Plan and to establish, amend, suspend, or waive any rules and regulations relating to the Restated 2014 Plan. The Committee has full discretion to administer and interpret the Restated 2014 Plan and to determine, among other things, the time or times at which the awards may be exercised or settled and whether and under what circumstances an award may be exercised or settled.
Eligibility. All of our employees, directors, officers, consultants, and advisors, and those of our affiliates, are eligible for awards under the Restated 2014 Plan. The Committee has the sole authority to determine who will be granted an award under the Restated 2014 Plan.
Number of Shares Authorized. Subject to changes in capitalization, the Restated 2014 Plan provides for an aggregate of 16,400,000 shares of our common stock that may be delivered pursuant to awards granted under the Restated 2014 Plan (such aggregate total, the “Absolute Share Limit”). The Absolute Share Limit reflects the total number of shares of our common stock that have been approved by stockholders for awards granted under the 2014 Plan since the 2014 Plan’s original approval though and including the current amendment and restatement as reflected in the Restated 2014 Plan. Subject to the share reuse rules described below, following the Effective Date, each share that is subject to an award granted under the Restated 2014 Plan will be counted against this limit as one share for every one share granted.
All of the shares of our common stock available for awards under the Restated 2014 Plan are available for incentive stock options. The maximum amount (based on the fair market value of shares of common stock on the date of grant) of awards and cash compensation that may be granted in any single fiscal year to any non-employee director is $900,000.
If any award granted under the Restated 2014 Plan expires, terminates, or is canceled or forfeited without being settled or exercised, or if a stock appreciation right is settled in cash or otherwise without the issuance of shares, shares of our common stock subject to such award will again be made available for future grant under the Restated 2014 Plan. In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares will again be available for grant under the Restated 2014 Plan. If there is any change in our corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the Restated 2014 Plan, the number of shares covered by awards then outstanding under the Restated 2014 Plan, the limitations on awards under the Restated 2014 Plan, the exercise price of outstanding stock options, the strike price of outstanding SARs, and such other substitution or adjustments as it may determine to be equitable. In the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board ASC Topic 718), the Committee will make an equitable or proportionate adjustment to outstanding awards to reflect such equity restructuring.
The closing price of the Company’s common stock on the NASDAQ Global Select Market on September 13, 2021, was $42.90 per share.
The Restated 2014 Plan has a term of ten years from the date it is approved by our stockholders (i.e., ending November 11, 2031), and no further awards may be granted after that date.
Awards Available for Grant. The Committee may grant awards of nonqualified stock options, incentive (qualified) stock options, SARs, restricted stock awards, RSUs, other stock-based awards, or any combination of the foregoing.
Options. The Committee is authorized to grant stock options to purchase shares of our common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under our Restated 2014 Plan will be subject to the terms and conditions established by the Committee. Under the terms of the Restated 2014 Plan, the exercise price of the stock options will not be less than the fair market value of our common stock at the time of grant. Options granted under the Restated 2014 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum term of a stock option granted under the Restated 2014 Plan is ten years from the date of grant (or five years in the case of a qualified stock option granted to a 10% stockholder). Payment in respect of the exercise of a stock option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise), through a “net exercise,” or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism or by such other method as the Committee may determine to be appropriate. The Committee may, in its sole discretion, accelerate the exercisability of a stock option upon a change in control, death, disability, retirement, or any other termination of a participant’s employment.
In-the-money options that have not been exercised by the stock option’s expiration date will be automatically exercised by means of a net exercise.
Stock Appreciation Rights. The Committee is authorized to award SARs under the Restated 2014 Plan. SARs will be subject to the terms and conditions established by the Committee and reflected in the award agreement. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares, or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. A stock option granted under the Restated 2014 Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of a stock option. SARs granted in connection with a stock option shall be subject to terms similar to the stock option corresponding to such SARs. The Committee may, in its sole discretion, accelerate the exercisability of a SAR upon a change in control, death, disability, retirement, or any other termination of a participant’s employment.
In-the-money SARs that have not been exercised by the SAR’s expiration date will be automatically settled at that time.
Restricted Stock. The Committee is authorized to award restricted stock under the Restated 2014 Plan. Awards of restricted stock will be subject to the terms and conditions established by the Committee. Restricted stock is common stock that is subject to such restrictions as may be determined by the Committee for a specified period. If any dividends in respect of restricted stock have been withheld by us during the restricted period, those dividends will be paid in cash or, at the discretion of the Committee, in common stock, upon the release of the restrictions on such restricted stock and, if such restricted stock is forfeited, the participant will have no right to such dividends. The Committee will determine the treatment of any unvested portion of a restricted stock award upon termination of a participant’s employment or service (and may, in its sole discretion, accelerate the lapse of any or all restrictions upon a change in control, death, disability, retirement, or any other termination of a participant’s employment).
Restricted Stock Unit Awards. The Committee is authorized to award RSU awards. RSUs will be subject to the terms and conditions established by the Committee. At the election of the Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Committee. If a RSU award agreement so provides, the RSU award will be credited with dividend equivalents in respect of the common stock underlying the RSU. Any such dividend equivalents will be paid in cash or, at the discretion of the Committee, in common stock upon the release of restrictions on the underlying restricted stock units (and, with respect to restricted stock units the vesting of which is based on the achievement of performance goals, upon the satisfaction of such performance goals), and if such restricted stock units are forfeited, the participant will have no right to such dividend equivalent payments). The Committee will determine the treatment of any unvested portion of restricted stock unit awards upon termination of a participant’s employment or service (and may, in its sole discretion, accelerate the lapse of any or all restrictions upon a change in control, death, disability, retirement, or any other termination of a participant’s employment).
Other Stock-Based Awards. The Committee is authorized to award unrestricted common stock and restricted stock under our Performance-Based Restricted Stock Program or other incentive programs that we may maintain from time to time. These awards may be granted either alone or in tandem with other awards with such terms and conditions as the Committee may determine. Any shares or any other property distributed as a dividend or dividend equivalent or otherwise with respect to any other stock-based award as to which the restrictions have not yet lapsed will be subject to the same restrictions as such other stock-based award.

Deferred Stock Units. The Board may permit directors to defer payment of any portion of their annual retainers. In addition, directors will be allowed to defer payment of any portion of the fees they earn for serving as a board committee chair. Each of our directors will be credited with DSUs equal to the portion the director has elected to defer. Directors’ DSU accounts will be credited with dividend equivalents whenever we pay dividends on our common stock. Deferred stock units and dividend equivalents will be paid (or begin to be paid) to the directors 30 days after they cease serving as a member of the Board.
No Repricing. Except as otherwise permitted under the terms of the Restated 2014 Plan that permit adjustments in the case of certain corporate events, or as approved by our stockholders, (i) no amendment or modification may reduce the exercise price of any stock option or the strike price of any SAR, (ii) the exercise price for any outstanding stock option or the strike price of any SAR may not be decreased after the date of grant nor may an outstanding stock option or SAR be surrendered to us as consideration for the grant of a replacement stock option or SAR with a lower exercise price or another award under the Plan, (iii) no stock option or SAR granted under the Restated 2014 Plan can be surrendered to us in consideration for a cash payment if, at the time of such surrender, the exercise price or strike price, as applicable, is greater than the then current fair market value of a share of our common stock; and (iv) no other action can be taken if the action is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the our securities are listed or quoted.
Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s legal guardian or representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, except that awards (other than incentive stock options) may in the sole discretion of the Committee be transferred without consideration and on such other terms and conditions as set forth by the Committee.
Amendment. The Board may amend, suspend, or terminate our Restated 2014 Plan at any time; however, stockholder approval to amend our Restated 2014 Plan may be necessary if the law or the Restated 2014 Plan so requires. No amendment, suspension, or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.
Change in Control. A “change in control” generally will have occurred under the Restated 2014 Plan if:
•
any “person” (as defined in Section 3(a)(9) of the Exchange Act), excluding the Company, any subsidiary of the Company, or any employee benefit plan sponsored or maintained by the Company (including any trustee of any such plan acting in its capacity as trustee), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the total combined voting power of the Company’s then-outstanding securities;

•
there occurs a merger, consolidation, or other business combination of the Company (a “transaction”), other than a transaction immediately following which the stockholders of the Company, immediately prior to the transaction, continue to be the beneficial owners of securities of the resulting entity representing 50% or more of the voting power in the resulting entity, in substantially the same proportions as their ownership of the Company’s voting securities immediately prior to the transaction; or

•
there occurs the sale of all or substantially all of the Company’s assets, other than a sale immediately following which the stockholders of the Company immediately prior to the sale are the beneficial owners of securities of the purchasing entity representing more 50% or more of the voting power in the purchasing entity, in substantially the same proportions as their ownership of the Company’s voting securities immediately prior to the transaction.

Compensation Recovery (Clawback). Pursuant to the Restated 2014 Plan, the compensation committee is permitted to cause all or a portion of any award granted under the Restated 2014 plan to be forfeited and to require the recipient to forfeit any gain realized on the vesting or exercise of such award, and repay the gain to the Company, if the recipient engages in activity that is in conflict with or adverse to our interests, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or if the recipient violates a restrictive covenant. Unless otherwise specified by the Committee, any awards under the Plan and any shares of our common stock or other property issued pursuant to the Plan shall be subject to our compensation recovery, clawback, and recoupment policies as in effect from time to time.

U.S. Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the Restated 2014 Plan and the disposition of shares acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local, or payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.
Options. The Code requires that, for treatment of a stock option as a qualified stock option, shares of our common stock acquired through the exercise of a qualified stock option cannot be disposed of before the later of (i) two years from the date of grant of the stock option and (ii) one year from the date of exercise. Holders of qualified stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those stock options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise and the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the stock option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.) We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Deferred Stock Units and Restricted Stock Units. A participant will not be subject to tax upon the grant of a DSU award or a RSU award. Rather, upon the delivery of shares or cash pursuant to a DSU award or a RSU award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) he actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Other Stock-Based Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the award is settled (whether in shares or cash, or both) over the amount the participant paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Section 162(m) of the Code imposes a $1 million limit on the amount that a publicly-traded corporation may deduct for compensation paid to the principal executive officer, the principal financial officer or one of the company’s other three most highly compensated executives. Prior to 2018, “Performance-Based Compensation,” as defined under Internal Revenue Service rules and regulations, was excluded from this $1 million limitation. The Tax Reform and Jobs Act of 2017 eliminated the ability of companies to rely on the “Performance-Based” Compensation exception and the $1 million limitation on deductibility generally was expanded to include all named executive officers (including the principal financial officer). Because the Performance-Based Compensation exception has been eliminated, we believe that the provisions of Section 162(m) of the Code may limit our deduction with respect to certain Awards under the Restated 2014 Plan.

AUDIT COMMITTEE MATTERS
PROPOSAL 5: RATIFY THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2022
The audit committee has appointed Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to audit our financial statements for fiscal 2022, and recommended to the Board that it approve that appointment. We are submitting the appointment by the audit committee to you for your ratification.
The Board recommends that the stockholders vote FOR the ratification of the appointment of Deloitte as our independent auditor.
INDEPENDENT ACCOUNTING FIRM INDEPENDENCE AND FEE PRE-APPROVAL POLICIES AND PROCEDURES
The audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The audit committee has retained Deloitte as our external audit firm since we became a stand-alone public company in 2014. In order to assure continuing external auditor independence, the audit committee periodically considers whether there should be a rotation of the audit firm. Based on its most recent evaluation of Deloitte, the members of the audit committee believe that the continued retention of Deloitte to serve as our independent registered public accounting firm is in our best interests and in the best interests of our stockholders.
The audit committee has adopted a policy requiring that all audit and non-audit services provided by our independent registered public accounting firm be pre-approved by the audit committee and all services provided to us by Deloitte in fiscal 2021 were pre-approved consistent with that policy. Our Independent Auditor may only perform non-prohibited, non-audit services that have been specifically approved in advance by the audit committee, regardless of the dollar value of the services to be provided. In addition, before the audit committee will consider granting its approval, our management must have determined that such specific non-prohibited, non-audit services can be best performed by our independent auditor based, for example, on their in-depth knowledge of our business, processes, and policies. The audit committee, as part of its approval process, considers the potential impact of any proposed work on our independent auditor’s independence. All audit and non-audit services were pre-approved by the audit committee, and the audit committee is ultimately responsible for audit fee negotiations associated with the retention of Deloitte.
The audit committee’s audit approval policy provides for pre-approval of all audit and non-audit services that are specifically described on an annual basis to the audit committee. Audit-related and non-audit services are annually pre-approved up to a pre-established threshold. Any engagements that, individually or in the aggregate, are anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the audit committee to delegate to one or more of its members pre-approval authority with respect to permitted services, so long as such pre-approvals are reported to the full audit committee at its next scheduled meeting.
The audit committee has also determined that Deloitte’s provision of services was compatible with maintaining Deloitte’s independence.
Representatives of Deloitte will be at the Annual Meeting to answer your questions and will have the opportunity to make a statement if they so desire.
If you do not ratify the appointment of Deloitte, the audit committee will reconsider its appointment, although in the event of reconsideration, the audit committee may determine that Deloitte should continue in its role. Even if you do ratify the appointment, the audit committee retains its discretion to reconsider its appointment if it believes that reconsideration is necessary in our best interests and in the best interests of our stockholders.

AUDIT COMMITTEE MATTERS

FEES OF INDEPENDENT ACCOUNTING FIRM
The following table summarizes the aggregate fees incurred to Deloitte for services rendered during fiscal 2021 and fiscal 2020.
Types of Fees (in thousands)	Fiscal 2021	Fiscal 2020
Audit Fees[1]	$ 3,262	$ 3,609
Audit Related Fees[2]	$4,627	$568
Tax Fees[3]	$2,116	$881
All Other Fees	$—	$—
1.
Represents the aggregate fees and expenses incurred for the audit of our consolidated financial statements as of and for the fiscal years ended June 30, 2021 and 2020 and the reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q during those fiscal years, services provided in connection with statutory and regulatory filings for the fiscal year, and consultations on technical matters.

2.
Represents the aggregate fees incurred for audit and other services that are typically performed by auditors. The fiscal 2021 amount includes audit fees related to the sale of the International Business.

3.
Represents the aggregate fees incurred for tax compliance, consulting, and related services. The fiscal 2021 amount includes tax fees for international tax planning and advisory services related to the International Business.

AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The audit committee oversees the Company’s financial management, independent auditor and financial reporting procedures on behalf of the Board. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the preparation of the financial statements. In performing its review, the audit committee discussed the propriety of the Company’s application of accounting principles, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. Management represented to the audit committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. The audit committee also reviewed and discussed the Company’s audited financial statements with Deloitte, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”).
The audit committee reviewed Deloitte’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K for fiscal 2021 related to its audit of the consolidated financial statements and financial statement schedule.
The audit committee has discussed with Deloitte the matters that are required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, Deloitte has provided to the audit committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the audit committee concerning independence, and the audit committee discussed with Deloitte the firm’s independence, including the matters in those written disclosures. The audit committee also considered whether Deloitte’s provision of non-audit services to us and our affiliates and the fees and costs billed and expected to be billed by Deloitte for those services, is compatible with Deloitte’s independence. The audit committee has discussed with our internal auditors and with Deloitte, with and without management present, their respective evaluations of our internal control over financial reporting and the overall quality of our financial reporting.
The audit committee conducted its own self-evaluation and evaluation of the services provided by Deloitte during fiscal 2021. Based on its evaluation of Deloitte, the audit committee reappointed Deloitte as the Company’s independent registered public accounting firm for fiscal 2022.
Based on the considerations referred to above, the audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2021, for filing with the SEC.
Audit Committee of the Board
Frank S. Sowinski, Chair
Robert E. Radway
Stephen F. Schuckenbrock

OWNERSHIP OF AND TRADING IN OUR STOCK
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information as of September 17, 2021 (the “Table Date”) with respect to the beneficial ownership of our common stock by: (i) all stockholders that are known to us to be the beneficial owners of more than 5% of the outstanding shares of our common stock; (ii) each director; (iii) each NEO; and (iv) all current directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table: (a) each person listed below has sole voting and investment power over the shares of common stock shown as beneficially owned; and (b) the address for each beneficial owner listed below is: c/o CDK Global, 1950 Hassell Road, Hoffman Estates, IL 60169.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Class[1]
5% Stockholders
Blackrock, Inc.[2]	17,135,486	14.15%
The Vanguard Group, Inc.[3]	11,310,056	9.34%
Capital International Investors[4]	9,048,102	7.44%

Management
Leslie A. Brun[5]	70,600	*
Willie A. Deese[5]	42,307	*
Amy J. Hillman[5]	49,442	*
Stephen A. Miles[6]	34,759	*
Robert E. Radway[5]	48,300	*
Stephen F. Schuckenbrock[6]	19,826	*
Frank S. Sowinski[5]	42,640	*
Eileen J. Voynick[6]	18,066	*
Brian Krzanich[7]	709,077	*
Eric J. Guerin	—	*
Joseph A. Tautges[8]	66,298	*
Mahesh Shah[9]	28,679	*
Amy W. Byrne[10]	21,071	*
Lee J. Brunz[11]	84,088	*
All current directors and executive officers as a group (14 persons)[12]	1,235,153	1.02%
∗
Represents less than 1% of the issued and outstanding shares of our common stock as of the Table Date. The number of shares outstanding, excluding treasury shares, of our common stock as of the Table Date was 121,073,968.

1.
The amounts and percentages of common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Share amounts are rounded to the nearest whole number.

2.
Information is furnished in reliance on the Schedule 13G/A of Blackrock, Inc. (“Blackrock”) filed on January 26, 2021. In such Schedule 13G/A filing, BlackRock lists its address as 55 East 52nd Street, New York, NY 10055, and indicates that it has sole voting power with respect to 16,380,588 shares of our common stock and sole dispositive power with respect to 17,135,486 shares of our common stock.

OWNERSHIP OF AND TRADING IN OUR STOCK

3.
Information is furnished in reliance on the Schedule 13G/A of The Vanguard Group, Inc. (“Vanguard”) filed on February 10, 2021. In such Schedule 13G/A filing, Vanguard lists its address as 100 Vanguard Blvd., Malvern, PA 19355, and indicates that it has shared voting power with respect to 83,695 shares of our common stock, sole dispositive power with respect to 11,126,842 shares of our common stock, and shared dispositive power with respect to 183,214 shares of our common stock.

4.
Information is furnished in reliance on the Schedule 13G of Capital International Investors (“CII”) filed on February 26, 2021. In such Schedule 13G filing, CII lists its address as 333 South Hope Street, 55th Fl, Los Angeles, CA 90071, and indicates that it has sole voting power with respect to 8,485,978 shares of our common stock and sole dispositive power with respect to 9,048,102 shares of our common stock.

5.
Includes 15,384 shares that may be acquired under stock options and 4,005 RSUs that represent a like number of shares of our common stock and for which the restriction will lapse within 60 days of the Table Date.

6.	Includes 4,005 RSUs that represent a like number of shares of our common stock and for which the restriction will lapse within 60 days of the Table Date.
7.	Includes 628,457 shares that may be acquired under stock options, of which 201,203 will vest within 60 days of the Table Date.
8.	Includes 24,920 shares that may be acquired under stock options.
9.	Includes 11,144 shares that may be acquired under stock options.
10.	Includes 7,853 shares that may be acquired under stock options.
11.	Includes 41,820 shares that may be acquired under stock options.
12.	Includes 791,144 shares that may be acquired under stock options and 201,203 options and 32,040 RSUs that will vest within 60 days of the Table Date.

OWNERSHIP OF AND TRADING IN OUR STOCK

DEADLINES FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
EXCHANGE ACT RULE 14A-8 PROPOSALS
If a stockholder intends to submit any proposal for inclusion in our proxy materials for our 2022 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Exchange Act the proposal must be received by our corporate secretary no later than May 30, 2022. To be eligible to submit such a proposal for inclusion in our proxy materials for an annual meeting of stockholders pursuant to Rule 14a-8, a stockholder must be a holder of either (i) at least $2,000 in market value or (ii) 1% of our shares of common stock entitled to be voted on the proposal, and must have held such shares for at least one year, and continue to hold those shares through the date of such annual meeting of stockholders. Such proposal must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals, including Rule 14a-8, including the permissible number and length of proposals, the circumstances in which we are permitted to exclude proposals and other matters governed by such rules and regulations.
DIRECTOR NOMINATION FOR INCLUSION IN OUR PROXY MATERIALS (PROXY ACCESS)
A stockholder (or a group of up to 20 stockholders) who has owned at least 3% of our shares continuously for at least three years and has complied with the other requirements in our amended and restated by-laws may nominate and include in our proxy materials director nominees constituting up to the greater of two director nominees or 20% of our Board. Written notice of a proxy access nomination for consideration at our 2022 Annual Meeting must be received no later than May 30, 2022 and no earlier than April 30, 2022.
OTHER PROPOSALS AND NOMINATIONS
Apart from the requirements of Exchange Act Rule 14a-8 and our proxy access by-law that address the inclusion of stockholder proposals or stockholder nominees in our proxy materials, under our amended and restated by-laws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders.
We must receive the written notice of your intention to introduce a nomination or proposed item of business at our 2022 Annual Meeting:
•	no earlier than 120 days and no later than 90 days before the first anniversary of our 2021 Annual Meeting; or
•
in the event that date of such annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of our 2021 Annual Meeting, (i) no earlier than 120 days before such annual meeting and (ii) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or public disclosure.

Assuming that our 2022 Annual Meeting is not advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of our 2021 Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2022 Annual Meeting by August 13, 2022 and no earlier than July 14, 2022.

OWNERSHIP OF AND TRADING IN OUR STOCK

ADDITIONAL REQUIREMENTS
To be in proper form, a stockholder’s notice must also include the information specified in our amended and restated by-laws. You may contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
If a stockholder’s nomination or proposal is not in compliance with the requirements set forth in our amended and restated by-laws, we may disregard such nomination or proposal.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:	Who may vote at the Annual Meeting?
A:
Holders of our common stock at the close of business on September 17, 2021 (the “Record Date”) may vote at the Annual Meeting. We refer to the holders of our common stock as “stockholders” throughout this proxy statement. Each stockholder is entitled to one vote for each share of common stock held as of the Record Date.

Stockholders at the close of business on the Record Date may examine a list of all stockholders as of the Record Date for any purpose germane to the Annual Meeting for 10 days preceding the Annual Meeting, at our offices in Hoffman Estates, Illinois, and electronically during the Annual Meeting at www.virtualshareholdermeeting.com/CDK2021 when you enter the 16-digit control number we have provided to you.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
Stockholders of Record. You are a stockholder of record or registered stockholder if, at the close of business on the Record Date, your shares were registered directly in your name with EQ Shareowner Services, our transfer agent.

Beneficial Owner. You are a beneficial owner if, at the close of business on the Record Date, your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals in this proxy statement, but not all. Please see the section titled What if I submit a proxy, but do not specify how my shares are to be voted? for additional information.

Q:	What do I need to do to attend the Annual Meeting on the Internet?
A:
We will be hosting the Annual Meeting via the Internet. It will be a completely virtual meeting. There will be no physical meeting locations. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Any stockholder can attend the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/CDK2021
•	We encourage you to access the Annual Meeting online up to 15 minutes prior to its start time
•	The Annual Meeting starts at 9:00 a.m. central time
•	Please have the 16-digit control number we have provided to you to join the Annual Meeting
•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CDK2021
•
If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please follow the directions for technical support posted on the platform at www.virtualshareholdermeeting.com/CDK2021.

•
The virtual meeting platform is fully supported across browsers (Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

•
If you wish to submit a question, you may do so in two ways. If you want to ask a question before the Annual Meeting, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.” Alternatively, if you want to submit your question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/CDK2021, type your question into the “Ask a Question” field, and click “Submit.”

•
Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered. Any questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered at investors.cdkglobal.com. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.

•	A replay of the Annual Meeting will be available for stockholders on our website through November 11, 2022
Q:	What is the effect of a broker non-vote?
A:
Brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least 10 days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted as votes cast at the Annual Meeting. Therefore, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on any of the proposals to be considered at the Annual Meeting.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?
A:
We need a quorum of stockholders to hold the Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote at the close of business on the Record Date is represented at the Annual Meeting either in person via the Internet or by proxy. On September 17, 2021, there were 121,073,968 shares of our common stock outstanding and entitled to vote.

Your shares will be counted towards the quorum if you vote by mail, by telephone, or via the Internet either before or during the Annual Meeting. Abstentions and broker non-votes also will count towards the quorum requirement. If a quorum is not met, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to a later date.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	How many votes are needed to approve the proposals, and what is the effect of abstentions or withheld votes?
A:
On each matter to be voted upon, stockholders have one vote for each share of our common stock owned as of September 17, 2021. Votes will be counted by the inspector of election. The following table summarizes vote requirements and the effect of abstentions and broker non-votes:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of nine nominees named in the proxy statement as Directors, each for a term of one year	Majority of votes cast	None	None
2	An advisory vote to approve compensation of our named executive officers	Majority of shares present and entitled to vote	Against	None
3	An advisory vote to approve the frequency of holding an advisory vote on executive compensation	Majority of shares present and entitled to vote	Against	None
4	Approval of the CDK Global, Inc. 2014 Omnibus Award Plan (as amended and restated effective as of November 11, 2021)	Majority of shares present and entitled to vote	Against	None
5	Ratification of the appointment of our independent registered public accountants	Majority of shares present and entitled to vote	Against	None
If you are a stockholder of record and you returned a signed proxy card without marking any selections, your shares will be voted FOR each of the nominees listed in Proposal 1, for ONE YEAR in Proposal 3, and FOR the other proposals. If any other matter is properly presented at the Annual Meeting, the proxyholders, will vote your shares in their discretion.
If for some reason any director nominee is unable to serve, or for good cause will not serve if elected, the proxyholders may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the remaining nominees. If any substitute nominees are designated prior to the Annual Meeting, the Company will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC. Alternatively, the Board may reduce the number of directors in accordance with the Company’s Amended and Restated By-laws.
Q:	May I revoke my proxy or change my vote?
A:	If your shares are registered in your name, you may revoke your proxy and change your vote prior to the completion of voting at the Annual Meeting by:
•	submitting a valid, later-dated proxy card or a later-dated vote in accordance with the voting instructions on the Notice of Internet Availability of Proxy Materials in a timely manner; or
•	giving written notice of such revocation to our corporate secretary prior to or at the Annual Meeting or by voting in person via the Internet at the Annual Meeting.
If your shares are held in “street name,” you should contact your bank or broker and follow its procedures for changing your voting instructions. You also may vote in person at the Annual Meeting if you obtain a legal proxy from your bank or broker.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Can I confirm that my vote was cast in accordance with my instructions?
A:
Stockholders of Record. Our stockholders have the opportunity to confirm that their vote was cast in accordance with their instructions. Vote confirmation is consistent with our commitment to sound corporate governance standards and an important means to increase transparency. Vote confirmation is available 24 hours after your vote is received beginning on October 29, 2021, with the final vote tabulation available through January 10, 2022. You may confirm your vote whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using the 16-digit control number we have provided to you and receive confirmation on how your vote was cast.

Beneficial Owners. If you hold your shares through a bank or brokerage account, we are unable to distinguish between your vote and that of another stockholder beneficially holding shares through the same bank or broker, therefore the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.

Q:	What is “householding?”
A:
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but share the same address, we have adopted a procedure known as “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a registered stockholder and choose to have separate copies of our Notice of Internet Availability of Proxy Materials, proxy statement and Annual Report on Form 10-K mailed to you, you must “opt-out” by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 or by calling 1-866-540-7095, and we will cease householding all such disclosure documents within 30 days. If we do not receive instructions to remove your accounts from this service, your accounts will continue to be “householded” until we notify you otherwise. If you hold your shares through a bank or brokerage account, information regarding householding of disclosure documents should have been forwarded to you by your bank or broker.

You can also contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

Q:	Is my vote confidential?
A:
Proxies and ballots identifying the vote of individual stockholders will be kept confidential from our management and directors, except as necessary to meet legal requirements in cases where stockholders request disclosure or in a contested election.

Q:	Who will count the votes?
A:	We have retained independent inspectors of election who will count the shares voted including shares voted during the Annual Meeting and will certify the election results.
Q:	What happens if the Annual Meeting is adjourned or postponed?
A:
Your proxy will still be effective and will be voted at the rescheduled or adjourned Annual Meeting. You will still be able to change or revoke your proxy until the rescheduled or adjourned Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Who is paying for the costs of this proxy solicitation?
A:
Your proxy is being solicited by and on behalf of the Board. The expense of preparing, printing, and providing this proxy solicitation will be borne by us. Certain of our directors, officers, representatives, and employees may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from us for solicitation of proxies, but may be reimbursed by us for reasonable out-of-pocket expenses in connection with such solicitation. In accordance with the regulations of the SEC, banks, brokers and other custodians, nominees, and fiduciaries also will be reimbursed by us, as necessary, for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of common stock. Copies of the proxy materials will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

Q:	Where can I find the voting results of the Annual Meeting?
A:
The preliminary voting results will be announced at the Annual Meeting. The final voting results, which are tallied by independent tabulators and certified by independent inspectors, will be published in our current report on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

APPENDIX A
CDK Global, Inc.
2014 Omnibus Award Plan

(As Amended and Restated Effective as of November 11, 2021)
1.
Purpose and History. The Company previously adopted the CDK Global, Inc., 2014 Omnibus Award Plan to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders. The Plan has been amended from time to time and the Plan is hereby amended, restated and continued in the form of this document, all effective as of the Effective Date. This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Sub Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries and other special purpose grants in connection with certain transactions. Offerings under the Sub Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub Plans, but the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub Plans.

2.	Definitions. The following definitions shall be applicable throughout the Plan.
a.	“Absolute Share Limit” has the meaning given such term in Section 5(b).
b.	“Account” means the bookkeeping account established and maintained by the Company for each Participant under Section 10(b) of the Plan.
c.
“Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

d.	“Annual Retainer” means the annual retainer for Non-Employee Directors, as set from time to time by the Board.
e.	“Annual Retainer Dollar Amount” means a dollar amount established by the Board from time to time as the amount of the Annual Retainer that shall be paid in the form of Deferred Stock Units.
f.
“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit and Other Stock-Based Award granted under the Plan.

g.	“Board” means the Board of Directors of the Company.
h.
“Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment, consulting or similar agreement (or the absence of any definition of “Cause” contained therein), (A) the good faith determination by the Committee that the Participant has ceased to perform his or her duties to the Company or an Affiliate (other than as a result of his or her incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his or her duties to such party, provided that no such failure shall constitute Cause unless the Participant has been given notice of such failure and (if cure is reasonably possible) has not cured such act or omission within 15 days following receipt of such notice, (B) the Committee’s good faith determination that the Participant has engaged or is about to engage in conduct injurious to the Company or an Affiliate, (C) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (D) the consistent failure of the Participant to follow the lawful instructions of the Board or his or her direct superiors, which failure amounts to an intentional and extended neglect of his or her duties to the Company or an Affiliate thereof, or (E) in the case of a Participant who is a Non-Employee Director, the Participant engaging in any of the activities described in clauses (A) through (D) above. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.
i.
“Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon: (A) any “Person” (as defined in Section 3(a)(9) of the Exchange Act), excluding the Company, any Subsidiary of the Company, or any employee benefit plan sponsored or maintained by the Company (including any trustee of any such plan acting in his or her capacity as trustee), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the total combined voting power of the Company’s then outstanding securities; (B) the consummation of a merger, consolidation or other business combination of the Company (a “Transaction”), other than a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to be the beneficial owners of securities of the resulting entity representing 50% or more of the voting power in the resulting entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction; or (C) the consummation of a sale of all or substantially all of the Company’s assets, other than a sale immediately following which the stockholders of the Company immediately prior to the sale are the beneficial owners of securities of the purchasing entity representing 50% or more of the voting power in the purchasing entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction.

j.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

k.	“Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.
l.	“Committee Retainer” means the retainer paid to Non-Employee Directors in respect of service on a committee of the Board.
m.	“Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).
n.	“Company” means CDK Global, Inc., a Delaware corporation, and any successor thereto.
o.	“Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.
p.	“Deferred Stock Units” has the meaning given such term in Section 10(b)(i) of the Plan.
q.
“Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

r.
“Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other similar agreement (or in the absence of any definition of “disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.
s.
“Distribution Date” means, with respect to each Participant (or his beneficiary, if the Participant dies before distribution of his Account), the date on which distribution in respect of his Account interests in accordance with Section 10(b)(viii) commences. Unless otherwise provided by the Committee in a manner that complies with Section 409A of the Code, a Participant’s Distribution Date shall be on the thirtieth day following the date of such Participant’s Separation From Service.

t.
“Dividend Equivalents” means, with respect to each Deferred Stock Unit, an amount equal to the cash dividends, if any, which would have been paid with respect to such Deferred Stock Unit, if such Deferred Stock Unit were a share of Common Stock.

u.	“Effective Date” means November 11, 2021.
v.
“Elective Amount” means the portion or portions of the Annual Retainer and/or the Committee Retainer determined under Section 10(b)(ii) of the Plan in respect of services for any particular year which may be paid to the Non-Employee Director either in cash or in Deferred Stock Units at the election of the Non-Employee Director.

w.
“Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” under the rules of the NASDAQ or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

x.
“Eligible Person” means any individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of the Company or an Affiliate (including an Eligible Director); (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates.

y.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

z.	“Exercise Price” has the meaning given such term in Section 7(b) of the Plan.
aa.
“Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

bb.	“Immediate Family Members” shall have the meaning set forth in Section 13(b).
cc.
“Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

dd.	“Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.
ee.
“Meeting Fees” shall mean fees a Non-Employee Director earns for attendance at Board meetings and committee meetings, as well as fees a Non-Employee Director earns for serving as the chairperson of a committee of the Board.

ff.	“NASDAQ” means the NASDAQ Global Select Market.
gg.	“Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.
hh.	“Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.
ii.	“Option” means an Award granted under Section 7 of the Plan.
jj.	“Option Period” has the meaning given such term in Section 7(c) of the Plan.
kk.	“Other Stock-Based Award” means an Award granted under Section 10 of the Plan.
ll.	“Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award.
mm.	“Payment Date” means an annual date established by the Board from time to time for the crediting of the annual retainer to Non-Employee Directors in the form of Deferred Stock Units.
nn.	“Permitted Transferee” shall have the meaning set forth in Section 13(b) of the Plan.
oo.	“Person” has the meaning given such term in the definition of “Change in Control”.
pp.	“Plan” means this CDK Global, Inc., 2014 Omnibus Award Plan, as amended and restated effective as of November 11, 2021, as the same may be amended from time to time.
qq.
“Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

rr.
“Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

ss.
“Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

tt.	“SAR Period” has the meaning given such term in Section 8(c) of the Plan.
uu.
“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

vv.	“Separation From Service” shall have the meaning set forth in Section 409A(a)(2)(A)(i) of the Code.
ww.	“Specified Employee” means a Participant who meets the definition of “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Code.
xx.	“Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

yy.	“Strike Price” has the meaning given such term in Section 8(b) of the Plan.
zz.	“Subsidiary” means, with respect to any specified Person:
(i)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Company voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)
any partnership (or any comparable foreign entity) (a) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

aaa.	“Substitute Award” has the meaning given such term in Section 5(f).
bbb.	“Sub Plans” has the meaning given such term in Section 1.
ccc.	“Transaction” has the meaning given such term in the definition of “Change in Control”.
3.
Effective Date; Duration. The Plan shall be effective as of the Effective Date provided that the Company’s stockholders approve the amendment and restatement thereof. If the stockholders do not approve the amendment and restatement of the Plan, the amendment and restatement will not become effective (but the Plan as in effect prior to the amendment and restatement will remain in effect) and no Awards will be made under the Plan as amended and restated. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards. Notwithstanding the foregoing, in no event may an Incentive Stock Option be granted more than ten years after the earlier of (a) the date the Plan is adopted by the Board, or (b) the Effective Date.

4.	Administration.
a.
Committee Composition. The Committee shall administer the Plan. To the extent required to comply with the rules of the NASDAQ or any other securities exchange or inter-dealer system on which the Common Stock is listed or quoted, the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

b.
Committee Duties. Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) compute the number of Deferred Stock Units to be credited to the Accounts of Participants; (viii) conclusively interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (ix) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards (including previously deferred Awards), and accelerate and determine payouts, if any, in respect of Awards with incomplete performance periods, in each case upon a Change in Control, death, Disability or retirement (or on any other termination of employment) of a Participant; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
c.
Delegation. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons subject to Section 16 of the Exchange Act.

d.
Sole Discretion. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

e.
Adjustments. Without limiting the generality of the Committee’s authority under the Plan, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances require an adjustment to any performance-based award or render any applicable performance goals unsuitable or requires an adjustment to the performance goals or achievement with respect to the performance goals, the Committee may in its discretion modify such performance goals or the actual levels of achievement regarding the performance goals, in whole or in part, as the Committee deems appropriate and equitable in its sole discretion.

f.
Indemnification. No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting bad faith, fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

g.
Board Authority. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.	Grant of Awards; Shares Subject to the Plan; Limitations.
a.
Types of Awards. The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and/or Other Stock-Based Awards to one or more Eligible Persons.

b.
Shares Available. Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 11 of the Plan, no more than 16,400,000 shares of Common Stock may be delivered in the aggregate pursuant to Awards granted under the Plan (such aggregate total, the “Absolute Share Limit”); and (ii) subject to Section 11 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be delivered in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan.

c.
Individual Director Limits. The maximum amount (based on the Fair Market Value of shares of Common Stock on the date of grant) of Awards and cash compensation that may be granted in any single fiscal year to any Eligible Director shall be $900,000.

d.
Share Reuse. Shares of Common Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered; provided, however, that in the case of a SAR settled in shares of Common Stock, only the net shares actually delivered in respect of an Award shall be deemed to have been used in settlement of the Award; provided, further, that if shares of Common Stock issued upon exercise, vesting or settlement of an Award, or shares of Common Stock owned by a Participant are withheld by, or surrendered or tendered to the Company (either directly or by means of attestation) in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement, such withheld, surrendered or tendered shares shall again become available for other Awards under the Plan; provided, further, that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan. If and to the extent an Award under the Plan expires, terminates or is canceled or forfeited for any reason whatsoever, or is settled in cash, the shares covered by such Award shall again become available for other Awards under the Plan.

e.
Authorized Shares. Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

f.
Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan.

6.	Eligibility. Participation shall be limited to Eligible Persons.
7.	Options.
a.
Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an

Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
b.
Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

c.
Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate; provided, further, that notwithstanding any vesting dates set by the Committee, and consistent with the Committee’s power under Section 4(b), the Committee may, in its sole discretion, accelerate the exercisability of any Option upon a Change in Control, death, Disability or retirement (or on any other termination of employment) of a Participant, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability.

d.
Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest; (ii) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay the Exercise Price and all applicable required withholding taxes (up to the maximum rate); (iii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price. Notwithstanding the foregoing, if on the last day of the Option Period, the Fair Market Value exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by the Participant on such last day by means of a net exercise and the Company shall deliver to the Participant the number of shares of Common Stock for which the Option was deemed exercised less such number of shares of Common Stock required to be withheld to cover the payment of the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock shall be settled in cash.

e.
Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock

Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.
f.
Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

g.
No Repricing. Except as otherwise permitted under Section 11 of the Plan or as approved by the Company stockholders, (i) no amendment or modification may reduce the Exercise Price of any Option; (ii) the Exercise Price for any outstanding Option may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option with a lower exercise price or another Award under the Plan; (iii) no Option granted under the Plan can be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option is greater than the then current Fair Market Value of a share of Common Stock; and (iv) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

8.	Stock Appreciation Rights.
a.
Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

b.
Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price at least equal to the Exercise Price of the corresponding Option.

c.
Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, and consistent with the Committee’s power under Section 4(b) the Committee may, in its sole discretion, accelerate the exercisability of any SAR upon a Change in Control, death, Disability or retirement (or on any other termination of employment) of a Participant, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability.

d.
Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

e.
Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair

Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.
f.
Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option or an extension of such Nonqualified Stock Option, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.

g.
No Repricing. Except as otherwise permitted under Section 11 of the Plan or as approved by the Company stockholders, (i) no amendment or modification may reduce the Strike Price of any SAR; (ii) the Strike Price for any outstanding SAR may not be decreased after the date of grant nor may an outstanding SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement SAR with a lower exercise price or another Award under the Plan; (iii) no SAR granted under the Plan can be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Strike Price of the SAR is greater than the then current Fair Market Value of a share of Common Stock; and (iv) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

9.	Restricted Stock and Restricted Stock Units.
a.
Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

b.
Stock Certificates and Book Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

c.
Vesting; Acceleration of Lapse of Restrictions. The Restricted Period with respect to Restricted Stock and Restricted Stock Units shall lapse in such manner and on such date or dates determined by the Committee and the Committee shall determine the treatment of the unvested portion of Restricted Stock and Restricted Stock Units upon termination of employment or service of the Participant granted the applicable Award. Consistent with the Committee’s power under Section 4(b), the Committee may in its sole discretion accelerate the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units upon a Change in Control, death, Disability or retirement (or on any other termination of employment) of a Participant, which acceleration shall not affect any other terms and conditions of such Awards.
d.	Delivery of Restricted Stock and Settlement of Restricted Stock Units.
i.
Restricted Stock. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

ii.
Restricted Stock Units. Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (B) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock), which shall be paid either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such Restricted Stock Units (and, with respect to Restricted Stock Units the vesting of which is based on the achievement of performance goals, upon the satisfaction of such performance goals), and if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments).

e.
Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE CDK GLOBAL, INC., 2014 OMNIBUS AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEN CDK GLOBAL, INC., AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF CDK GLOBAL, INC.
10.	Other Stock-Based Awards.
a.
Generally. The Committee may issue unrestricted Common Stock, rights under the Company’s Performance-Based Restricted Stock Program or other incentive programs that, subject to the terms and conditions thereof, provide for the right to receive grants of Awards at a future date, or other Awards denominated in Common Stock, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any shares or any other property distributed as a dividend or dividend equivalent or otherwise with respect to any Other Stock-Based Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as the Other Stock-Based Award.
b.
Non-Employee Director Deferrals. (i) Generally. Non-Employee Directors may be granted Other Stock-Based Awards in the form of deferred stock units (“Deferred Stock Units”) in accordance with the provisions of this Section 10, and references to “Participant” in this Section 10(b) shall be deemed to refer only to Non-Employee Directors. Pursuant to this Section 10(b), Participants (A) shall receive non-elective payment of the Annual Retainer Dollar Amount in the form of Deferred Stock Units that entitle the Participants to receive, under the terms and conditions described herein, shares of Common Stock, (B) may defer receipt of all or part of the Elective Amount and (C) may defer receipt of all or a part of the Meeting Fees.

i.
Elections to Defer Annual Retainer and Committee Retainer. The Board shall determine the Elective Amount in its sole discretion from time to time. A Participant who wishes to have any part of the Elective Amount for any given calendar year paid as Deferred Stock Units on his or her Distribution Date shall irrevocably elect such medium of payment prior to the commencement of the calendar year during which the Elective Amount is to be earned (i.e., the year in which the services are performed relating to the earning of the Elective Amount). Such election shall be made in accordance with procedures and rules promulgated by the Board or its delegee for such purpose. Any election made under this Section 10(b)(ii) shall apply to the Participant’s Elective Amount earned with respect to services performed in future calendar years unless and until the Participant makes a later election in accordance with the terms of this Section 10(b)(ii). Any deferral election under this Section 10(b)(ii) shall comply with Section 409A of the Code.

ii.
Elections to Defer Meeting Fees. A Participant who wishes to have all or any part of his Meeting Fees for a given calendar year deferred and paid to him on his Distribution Date shall irrevocably elect payment of such Meeting Fees on a deferred basis prior to the commencement of the calendar year during which the Meeting Fees are to be earned (i.e., the year in which the services are performed relating to the earning of the Elective Amount). Such election shall be made in accordance with procedures established by the Board or its delegee for such purpose. Any election made under this Section 10(b)(iii) shall apply to Meeting Fees earned with respect to services performed in future calendar years unless and until the Participant makes a later election in accordance with the terms of this Section 10(b)(iii). Any deferral election under this Section 10(b)(iii) shall comply with Section 409A of the Code. Such election shall indicate the portion, if any, of deferred Meeting Fees to be paid in cash and the portion, if any, to be paid as Deferred Stock Units and shall also include an irrevocable designation of the form of payment to be used when such deferred Meeting Fees that are to be payable in cash are distributed on the Distribution Date. A Participant shall elect distribution of any deferred Meeting Fees payable in cash either in the form of a single lump sum payment or in the form of substantially equal annual payments to be made over a period of two to ten years. If the Participant has not designated a form of payment prior to the beginning of the calendar year in which the Meeting Fees subject to such election are earned, such Participant shall be deemed to have irrevocably elected to receive payment of such deferred Meeting Fees in a single lump sum on his Distribution Date.

iii.
Crediting of Deferred Stock Units. On each Payment Date, the Account of each Participant shall be credited with that number of Deferred Stock Units (rounded down to the nearest whole share) in respect of a number of shares of Common Stock with a Fair Market Value equal to (A) the Participant’s Annual Retainer Dollar Amount and (B) the portion of the Participant’s Elective Amount payable in Deferred Stock Units, determined as of the relevant Payment Date. As soon as administratively practicable following the Board or applicable committee meeting at which Meeting Fees are earned, the Account of each Participant who has elected to have a portion of his Meeting Fees paid in Deferred Stock Units shall be credited with that number of Deferred Stock Units (rounded down to the nearest whole share) in respect of a number of shares of Common Stock with a Fair Market Value equal to the dollar amount of the portion of such Meeting Fees that such Participant has elected to receive in Deferred Stock Units, determined as of the date of the relevant meeting in respect of which the Meeting Fees were earned.

iv.
Vesting. The interest of each Participant in any benefit payable with respect to an Account hereunder shall be at all times fully vested and non-forfeitable. Notwithstanding the previous sentence, a Participant’s interest in his Account constitutes an unsecured promise of the Company, and a Participant shall have only the rights of a general unsecured creditor of the Company with respect to his Account.

v.
Dividend Equivalents. Each Account shall be credited with Dividend Equivalents on each date a dividend is paid on Common Stock, in respect of the Deferred Stock Units credited to such Account on such payment date. Dividend Equivalents credited to an Account shall accrue interest (compounding annually) from the date of such crediting through the Distribution Date, with the applicable interest rate for each twelve month period beginning on November 1 during such period, or any applicable portion thereof, being the rate for five-year U.S. Treasury Notes published in The Wall Street Journal (or, in the absence of such reference, such alternate publication as the Board may select from time to time) on the first business day of November of such twelve month period plus 0.50%, rounded up to the nearest 0.25%.

vi.
Crediting of Meeting Fees Payable in Cash. Deferrals of Meeting Fees to be paid in cash shall be credited to the Account of the Participant as soon as administratively practicable following the Board or applicable committee meeting at which such Meeting Fees were earned. The portion of a Participant’s Account attributable to deferrals of Meeting Fees with respect to which the Participant elected under Section 10(b)(iii) a distribution in cash on his Distribution Date shall be adjusted by crediting such portion of the Account with interest quarterly in the manner set forth in Section 10(b)(vi).

vii.
Distributions. Except as otherwise provided in this Section 10(b)(viii), on his Distribution Date, each Participant shall receive (i) a number of shares of Common Stock equal to the number of Deferred Stock Units in such Participant’s Account, (ii) a cash payment equal to the accrued Dividend Equivalents, plus interest thereon as of the Distribution Date and (iii) a cash payment (or series of payments as determined in accordance with Section 10(b)(iii)) equal to the credited Meeting Fees with respect to which the Participant elected under Section 10(b)(iii) a distribution in cash on his Distribution Date plus interest thereon as of the Distribution Date. Any distribution to any Participant or beneficiary in accordance with the provisions of this Section 10(b)(viii) shall be in full satisfaction of all claims under the Plan against the Company and the Board. The Board may require any Participant or beneficiary, as a condition to payment, to execute a receipt and release to such effect.

11.
Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of the following:

i.
adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures;

ii.
providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

iii.
cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board ASC Topic 718), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 11 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any such adjustment shall be conclusive and binding for all purposes.

12.	Amendments and Termination.
a.
Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 12(b) without stockholder approval.

b.
Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 11 of the Plan, (i) no amendment or modification of Section 7(g) or 8(g) may be may made if the result of such amendment or modification would be to permit repricing of Options or SARs and (ii) no amendment or modification of the Plan will be permitted if such amendment or modification would require stockholder approval under applicable law or the laws of any securities exchange on which the shares of Common Stock are listed.

13.	General.
a.
Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.
b.	Nontransferability.
i.
No Transfer. Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

ii.
Exception for Transfers to Family. Notwithstanding Section 12(b)(i), the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

iii.
Terms Apply to Permitted Transferrees. The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

c.
Dividends and Dividend Equivalents. In addition to Dividend Equivalents awarded under Section 10(b) or any other provision of the Plan, the Committee in its sole discretion may provide a Participant as part of an Award (other than an Option or SAR) with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on such terms and conditions as may be determined by the Committee in its sole discretion; provided, that any such dividends or dividend equivalents shall not be payable unless, and only to the extent that, the Award is earned and vested.

d.
Tax Withholding. A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (up to the maximum statutory withholding amount permitted) by (i) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest ) owned by the Participant having a Fair Market Value equal to such withholding liability or (ii) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.
e.
No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

f.
International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or Sub-Plans or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

g.
Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. For the avoidance of doubt, the Committee is not obligated to honor any beneficiary designation that does not comply with applicable law.

h.
Termination of Employment. Except as otherwise provided in an Award agreement or an employment or consulting or similar agreement with a Participant, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service of such Participant with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be considered a termination of employment or service of such Participant with the Company or an Affiliate for purposes of the Plan.

i.
No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

j.	Government and Other Regulations.
i.
Compliance with Laws; Registration. The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

ii.
Cancellation of Awards. The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

k.
No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

l.
Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

m.
Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

n.
No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

o.
Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

p.
Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

q.
Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

r.
Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

s.
Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

t.
409A of the Code. Notwithstanding any other provision of the Plan or an Award agreement to the contrary, to the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A, it is the intent that such Award agreement incorporate the terms and conditions necessary to avoid the consequences specified in Code Section 409A(a)(1) and that such Award agreement and the terms of the Plan as applicable to such Award be interpreted and construed in compliance with Code

Section 409A and the Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith. Although the Company and the Committee intend to administer the Plan so that it will comply with the requirements of Code Section 409A, neither the Company nor the Committee represents or warrants that the Plan will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. Neither the Company or its Affiliates, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant may owe as a result of participation in the Plan, and the Company and its Affiliates shall have no obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Code Section 409A. Without limiting the generality of the foregoing and notwithstanding any other provision of the Plan or an Award agreement to the contrary, if (i) any payment or benefit under an Award is subject to Code Section 409A, (ii) if such payment or benefit is to be paid or provided on account of the Participant’s Separation From Service, (iii) if the Participant is a Specified Employee, and (iv) if any such payment or benefit is required to be made or provided prior to the first day of the seventh month following the Participant’s Separation From Service, such payment or benefit shall be delayed until the first day of the seventh month following the Participant’s separation from service (or, if earlier, the Participant’s death).
u.
Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company. Without limiting the generality of the foregoing, unless otherwise specified by the Committee, any Awards under the Plan and any shares of Common Stock or other property issued pursuant to the Plan shall be subject to the Company’s compensation recovery, clawback, and recoupment policies as in effect from time to time.

v.
No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

w.
Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

ATTN: SECRETARY
1950 HASSELL RD
HOFFMAN ESTATES, ILLINOIS 60169

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CDK2021**

You may participate in the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the Meeting.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D59316-P61041 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CDK GLOBAL, INC.

The Board of Directors recommends you vote FOR the listed nominees, and FOR Proposals 2, 4 and 5, and for ONE YEAR on Proposal 3.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Leslie A. Brun	☐	☐	☐
1b. Willie A. Deese	☐	☐	☐
1c. Amy J. Hillman	☐	☐	☐
1d. Brian M. Krzanich	☐	☐	☐
1e. Stephen A. Miles	☐	☐	☐
1f. Robert E. Radway	☐	☐	☐
1g. Stephen F. Schuckenbrock	☐	☐	☐
1h. Frank S. Sowinski	☐	☐	☐
1i. Eileen J. Voynick	☐	☐	☐

	For	Against	Abstain
2. Advisory vote to approve the compensation of the Named Executive Officers.	☐	☐	☐

	For	Against	Abstain
4. Approve the CDK Global, Inc. 2014 Omnibus Award Plan (as amended and restated effective as of November 11, 2021).	☐	☐	☐
5. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2022.	☐	☐	☐

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting of Stockholders To Be Held on November 11, 2021:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D59317-P61041

Proxy – CDK Global, Inc.

Proxy Solicited on behalf of the Board of Directors for Virtual Annual Meeting of Stockholders – November 11, 2021
The undersigned hereby appoints Brian M. Krzanich and Lee J. Brunz, or either of them, as proxy, each with the power of substitution, to represent and vote the shares of common stock which the undersigned is entitled to vote on all matters, unless the contrary intent is indicated on the reverse side hereof, with all powers which the undersigned would possess if personally present at the CDK Global, Inc. Virtual Annual Meeting of Stockholders to be held online at 9:00 a.m. Central Time on November 11, 2021 or at any postponement(s) or adjournment(s) thereof.

The proxies shall vote the shares represented by this Proxy in the manner indicated on the reverse side hereof. **Unless a contrary direction is indicated, the proxies shall vote the shares (a) "FOR" the election as directors of all the nominees named in the Proxy Statement and listed on the reverse side hereof or any person selected by the Board of Directors in substitution of any of the nominees (Proposal 1), (b) "FOR" Proposals 2, 4 and 5, and (c) for "ONE YEAR" on Proposal 3, each of which is set forth in the Proxy Statement.**

In the discretion of the proxies, the proxies are authorized to vote upon such other business as may properly come before the meeting.

SEE REVERSE SIDE

(Continued and to be voted on reverse side)

SEE REVERSE SIDE